PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 5, 1999)

                                  $305,000,000
                           GMAC MORTGAGE CORPORATION
                              Seller and Servicer

                      GMACM HOME EQUITY LOAN TRUST 1999-2
                                     Issuer

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   Depositor

               HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 1999-2

                     THE TRUST

                     o will issue four classes of term notes, the variable funding notes and the certificates. Only the four classes of term notes are offered by this prospectus supplement and the accompanying prospectus.

                     o will make payments on the notes and the certificates primarily from collections on four groups of residential mortgage loans consisting of home equity revolving credit line loans and home equity loans. The trust will also hold cash to purchase additional residential mortgage loans subsequent to the date of issuance of the term notes.

                     THE TERM NOTES

                     o  will consist of the following four classes:


                                               INITIAL NOTE
                                      CLASS      BALANCE       DESIGNATIONS    NOTE RATE
                                      -----    ------------    ------------    -----------
                                      A-1      $125,000,000     Senior          Variable
                                      A-2      $ 75,000,000     Senior          Variable
                                      A-3      $ 30,000,000     Senior          Variable
                                      A-4      $ 75,000,000     Senior           7.52%



                        An expanded summary of the initial note balances, note rates and rating of the notes is set forth on page S-5 of this prospectus supplement.


                     o  currently have no trading market.

                     o are not deposits and are not insured or guaranteed by any governmental agency.

                     CREDIT ENHANCEMENT

                     o Excess interest, to the extent described in this prospectus supplement;

                     o  Overcollateralization and limited
                        cross-collateralization, to the extent described herein; and

                     o An irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation, which will protect holders of the term notes against certain shortfalls in amounts due to be distributed at the times and to the extent described herein.


BEFORE YOU DECIDE TO INVEST, READ THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 OF THE ATTACHED PROSPECTUS.

The term notes represent non-recourse obligations of the trust only and are not interests in or obligations of any other person or entity.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE TERM NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                         ------------------------------

    The underwriter will offer the term notes set forth above, subject to certain conditions, from time to time in negotiated transactions at varying prices to be determined at the time of sale. Delivery of the term notes is expected to be made in book entry form on or about November 17, 1999. The term notes will be offered in the United States and Europe.

                         ------------------------------

                            BEAR, STEARNS & CO. INC.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 3, 1999

    IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
                            ACCOMPANYING PROSPECTUS:

      We tell you about the term notes in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your term notes; and (ii) this prospectus supplement, which describes the specific terms of your term notes and may be different from the information in the prospectus.

      If the terms of your term notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions can be found.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-86 in this prospectus supplement.

      If you require additional information, the mailing address of the principal executive office of the depositor is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-4095. For other means of acquiring additional information about the depositor or the term notes, see "Incorporation of Certain Information by Reference" beginning on page 85 of the attached prospectus.

                                Table of Contents

                                                                            Page
                                                                            ----

                              Prospectus Supplement

Summary....................................................................  S-4
Risk Factors................................................................S-17
Description of the Mortgage Loans...........................................S-22
The Seller and Servicer.....................................................S-44
The Issuer..................................................................S-48
The Owner Trustee...........................................................S-48
The Indenture Trustee.......................................................S-48
The Enhancer................................................................S-49
Description of the Securities...............................................S-51
Description of the Policy...................................................S-61
Yield and Prepayment Considerations.........................................S-63
The Agreements..............................................................S-72
Use of Proceeds.............................................................S-82
Certain Federal Income Tax Considerations...................................S-82
ERISA Considerations........................................................S-82
Legal Investment............................................................S-83
Underwriting................................................................S-83
Experts.....................................................................S-84
Legal Matters...............................................................S-84
Ratings.....................................................................S-84
Index of Defined Terms......................................................S-85
Appendix A - Initial HELOCs -- Characteristics of Loan Groups I, II and III..A-1
Appendix B - Form of Policy..................................................B-1

                                   Prospectus

Risk Factors...................................................................3
Description of the Securities..................................................8
The Trust Funds...............................................................13
Enhancement...................................................................22
Servicing of Loans............................................................25
The Agreements................................................................32
Certain Legal Aspects of the Loans............................................42
The Depositor.................................................................53
Use of Proceeds...............................................................53
Certain Federal Income Tax Considerations.....................................53
State Tax Considerations......................................................76
FASIT Securities..............................................................76
ERISA Considerations..........................................................79
Legal Matters.................................................................85
Financial Information.........................................................85
Available Information.........................................................85
Incorporation of Certain Information by Reference.............................85
Rating........................................................................86
Legal Investment..............................................................87
Plan of Distribution..........................................................87
Index of Defined Terms........................................................88

--------------------------------------------------------------------------------

                                     SUMMARY

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the prospectus. We refer you to the index of defined terms beginning on page S-87 herein for the location herein of the definitions of certain capitalized terms used herein.


Issuer..................The GMACM Home Equity Loan Trust 1999-2, a Delaware
                        business trust, will be formed pursuant to a trust agreement. The property of the issuer will include:

                        o the unpaid principal balance of the home equity revolving credit line loans and home equity loans on the cut-off date;

                        o the unpaid principal balance as of the related subsequent cut-off date of home equity revolving credit line loans and home equity loans added to the property of the trust after the closing date; and

                        o any additions to the home equity revolving credit line loans as a result of draws or new advances of money made pursuant to the related credit line agreements after the cut-off date or related subsequent cut-off date and prior to the beginning of the related rapid amortization period.

Depositor...............Bear Stearns Asset Backed Securities, Inc.

                        For more information on the depositor, we refer you to "The Depositor" in the accompanying prospectus.

Seller and Servicer.....GMAC Mortgage Corporation, a Pennsylvania corporation, will be the seller and servicer of the mortgage loans. The servicer will be obligated to service the mortgage loans pursuant to the servicing agreement to be dated as of November 17, 1999, among the servicer, the issuer and the indenture trustee.

                        We refer you to "The Agreements--The Servicing Agreement" and "The Seller and Servicer --General" in this prospectus supplement for further information on the seller and servicer.

Owner Trustee..... .....Wilmington Trust Company.

                        We refer you to "The Owner Trustee" in this prospectus supplement for further information on the owner trustee.

Indenture Trustee.......Norwest Bank Minnesota, National Association.

                        We refer you to "The Indenture Trustee" in this prospectus supplement for further information on the indenture trustee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                    Term Notes
-----------------------------------------------------------------------------------------------------------
                  Note            Initial          Initial Rating
Class             Rate          Note Balance      (Moody's/S&P)(1)   Final Payment Date(2)     Designations
-----------------------------------------------------------------------------------------------------------
                                                                                                 Senior/
 A-1          Variable(3)       $125,000,000          Aaa/AAA          November 25, 2029      Variable Rate
                                                                                                 Senior/
 A-2          Variable(4)       $ 75,000,000          Aaa/AAA          November 25, 2029      Variable Rate
                                                                                                 Senior/
 A-3          Variable(5)       $ 30,000,000          Aaa/AAA          November 25, 2029      Variable Rate
                                                                                                 Senior/
 A-4            7.52%(6)        $ 75,000,000          Aaa/AAA          November 25, 2029        Fixed Rate
-----------------------------------------------------------------------------------------------------------
Total Term Notes                    $305,000,000
                                    ============
-----------------------------------------------------------------------------------------------------------

(1)   See "Ratings" in this prospectus supplement.

(2) Due to losses and prepayments on the home equity revolving credit line loans and the home equity loans in each loan group, the actual final payment date on each class of term notes may be substantially earlier than such dates.

(3) On any payment date, equal to the least of (i) LIBOR plus a margin of 0.33% per annum, (ii) the weighted average net loan rate of the home equity revolving credit line loans in the related loan group, and (iii) 14.00% per annum. The margin for the Class A-1 Term Notes will increase to 0.66% on the payment date on which the clean-up call may first be exercised for such class of notes. Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (ii) above. On any payment date for which the note rate has been determined by clause (ii) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. Interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for such class of notes.

(4) On any payment date, equal to the least of (i) LIBOR plus a margin of 0.32% per annum, (ii) the weighted average net loan rate of the home equity revolving credit line loans in the related loan group, and (iii) 14.00% per annum. The margin for the Class A-2 Term Notes will increase to 0.64% on the payment date on which the clean-up call may first be exercised for such class of notes. Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (ii) above. On any payment date for which the note rate has been determined by clause (ii) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. Interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for such class of notes.

(5) On any payment date, equal to the least of (i) LIBOR plus a margin of 0.36% per annum, (ii) the weighted average net loan rate of the home equity revolving credit line loans in the related loan group, and (iii) 14.00% per annum. The margin for the Class A-3 Term Notes will increase to 0.72% on the payment date on which the clean-up call may first be exercised for such class of notes. Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (ii) above. On any payment date for which the note rate has been determined by clause (ii) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. Interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for such class of notes.

(6) The note rate on the Class A-4 Term Notes will increase by 0.50% to 8.02% per annum on the payment date on which the clean-up call may first be exercised for such class of term notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Closing Date ...........On or about November 17, 1999.

Statistical
Calculation Date .......The close of business on October 14, 1999.

Cut-Off Date ...........November 1, 1999.

Payment Date ...........The 25th day of each month (or, if that day is not a
                        Business Day, the next Business Day), beginning on December 27, 1999.

Denominations and
Registration ...........Each class of the term notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount. The term notes will initially be issued in book-entry form. Those acquiring beneficial ownership interests in the term notes, the term note owners, may elect to hold their term notes through The Depository Trust Company in the United States, or Cedelbank or the Euroclear System in Europe. Transfers within The Depository Trust Company, Cedelbank or the Euroclear System will be in accordance with the usual rules and operating procedures of that system. No term note owner can receive a physical certificate representing their interest, except if definitive term notes are issued under the limited circumstances described in this prospectus supplement. All references in this prospectus supplement to any term notes reflect the rights of term note owners only as those rights may be exercised through The Depository Trust Company and its participating organizations for so long as those term notes are in book-entry form.

                        We refer you to "Description of the
                        Securities--Book-Entry Notes" in this prospectus supplement and "Description of the
                        Securities--Book-Entry Securities" in the attached prospectus for further information.

Variable Funding Notes..Home Equity Loan-Backed Variable Funding Notes, Series
                        1999-2. The variable funding notes are not offered by this prospectus supplement.

Certificates ...........Home Equity Loan-Backed Certificates, Series 1999-2. The
                        certificates are not offered by this prospectus supplement.

The Mortgage Pool ......Unless we indicate otherwise, the statistical information we present in this prospectus supplement reflects the initial pool of mortgage loans as of the statistical calculation date. The aggregate outstanding principal balance of the initial mortgage loans as of the statistical calculation date is $227,825,634.87. The outstanding principal balance of each mortgage loan as of the related statistical calculation date is the "statistical calculation date balance."

                        o home equity revolving credit line loans to be sold to the issuer will be adjustable rate home equity revolving credit line loans evidenced by the related credit line agreements and secured by the related mortgages or deeds of trust on residential properties.

                        o No more than approximately 96.76% of the initial home equity revolving credit line loans (by statistical calculation date balance)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              are secured by second or more junior mortgages or deeds of trust and the rest are secured by first mortgages or deeds of trust.

                        The unpaid principal balance of a home equity revolving credit line loan on any day will be equal to:

                        o     its cut-off date balance,

                        o plus any additional balances relating to that home equity revolving credit line loan sold to the issuer before that day,

                        o minus all collections credited against its principal balance in accordance with the related credit line agreement since the cut-off date or, if applicable, subsequent cut-off date. The principal balance of a liquidated home equity revolving credit line loan after the final recovery of related liquidation proceeds will be zero.

                        The home equity loans to be sold to the issuer will be fixed rate closed-end home equity loans evidenced by promissory notes and secured by mortgages on the related mortgaged properties. No more than approximately 98.73% of the initial home equity loans (by statistical calculation date balance) are secured by second or more junior mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The initial home equity loans provide for substantially equal payments in an amount sufficient to amortize the home equity loans over their terms.

                        As of the statistical calculation date, the home equity revolving credit line loans had the following characteristics:

              Number of loans                           6,741

              Aggregate principal balance               $170,178,482.44

              Average principal balance                 $25,245.29

              Range of principal balances               $1,001.39 to $279,064.99

              Weighted average interest rate            8.528%

              Range of interest rates                   5.990% to 15.000%

              Weighted average maximum interest rate    18.109%

              Weighted average original term            199 months

              Weighted average remaining term           195 months

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        As of the statistical calculation date, the home equity loans had the following characteristics:

                 Number of loans                        2,201

                 Aggregate principal balance            $57,647,152.43

                 Average principal balance              $26,191.35

                 Range of principal balances            $2,038.11 to $100,000.00

                 Weighted average interest rate         10.494%

                 Range of interest rates                5.700% to 17.990%

                 Weighted average original term         168 months

                 Weighted average remaining term        165 months

                        See "Description of the Mortgage Loans" in this prospectus supplement.

Loan Rate...............The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note or credit line agreement. The loan rate borne by each mortgage loan, after the completion of any initial teaser period during which the loan rate may be fixed or set at a discounted variable rate for a period of from three to six months, is:

                        o in the case of a home equity revolving credit line loan, adjustable on the date specified in the related credit line agreement to a rate based on an index; and

                        o in the case of a home equity loan, fixed as of the date of its origination.

                        Interest on each home equity revolving credit line loan is computed daily and payable monthly on the average daily outstanding principal balance of such home equity revolving credit line loan. After any initial teaser period during which the loan rate may be fixed or set at a discounted variable rate for approximately three to six months, the loan rate on each home equity revolving credit line loan will be adjusted on each adjustment date to a rate equal to the sum of the index and a fixed percentage specified in the related credit line agreement, and is generally subject to a maximum loan rate over the life of the home equity revolving credit line loan specified in such credit line agreement. As of the statistical calculation date, the weighted average loan rate for the home equity revolving credit line loans, after the expiration of any applicable teaser periods, is approximately 10.675% and for the home equity loans is approximately 10.494%.

                        We refer you to "Description of the Mortgage
                        Loans--Initial HELOC Characteristics" and "--Initial HEL Characteristics" in this prospectus supplement for further information.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Mortgage Loan Groups....The mortgage loans sold and transferred to the issuer as of the closing date will be divided into the following four loan groups:

                        o The first loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the statistical calculation date of approximately $88,809,843.30. As to each loan in the first loan group secured by a first lien on the related property, the original principal balance was generally no more than $240,000 for single-family properties and $307,100 for two-family properties. As to each loan in the first loan group secured by a second lien on the related property, (i) the original principal balance was generally no more than $120,000, and (ii) if the related senior lien loan was owned by Fannie Mae at the time such second lien loan was originated, the sum of the original principal balance of such second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $240,000 for single-family properties and $307,100 for two-family properties.

                        o The second loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the statistical calculation date of approximately $55,568,307.02. As to each loan in the second loan group secured by a first lien on the related property, the original principal balance was generally no more than $240,000 for single-family properties and $307,100 for two-family properties. As to each loan in the second loan group secured by a second lien on the related property, (i) the original principal balance was generally no more than $120,000 for single-family properties and $153,550 for two-family properties, and (ii) the sum of the original principal balance of such second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $240,000 for single-family properties and $307,100 for two-family properties.

                        o The third loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the statistical calculation date of approximately $25,800,332.12 and will include loans that do and loans that do not meet the restrictions applicable to the first or second loan groups.

                        o The fourth loan group will include home equity loans and is expected to have an aggregate outstanding principal balance as of the statistical calculation date of approximately $57,647,152.43.

                        Payments on the Class A-1, Class A-2 and Class A-3 Term Notes will be based primarily on amounts collected or received in respect of the home equity revolving credit line loans in the first, second and third loan groups, respectively. The variable funding notes generally will be entitled to receive a portion of the collections on the home equity revolving credit line loans in the first, second and/or third loan groups depending on the loan group or groups into which the additional balances backing the variable funding notes are added. Payments on the Class A-4 Term Notes will be based primarily on amounts collected or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        received in respect of the home equity loans in the fourth loan group. Except for the application of any funds on deposit in the reserve account as described below, collections or amounts received in respect of a loan group will not support or be available for payment to the holders of term notes or variable funding notes backed by the mortgage loans in any other loan group.

Pre-Funding Account.....On the closing date, approximately $77,174,365.13 will be deposited into an account designated the "pre-funding account". Approximately $59,821,517.56 will be allocated to purchasing home equity revolving credit line loans and $17,352,847.57 will be allocated to purchasing home equity loans. This amount will come from the proceeds of the sale of the term notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy mortgage loans from the seller from time to time. The pre-funding period will be the period from the closing date to the earliest of:

                        o the date on which the amount on deposit in the pre-funding account is less than $100,000;

                        o     April 30, 2000; or

                        o the occurrence of a rapid amortization event, as further described herein.

                        The mortgage loans sold to the trust after the closing date, as well as all initial mortgage loans, will conform to certain specified characteristics. After the end of the pre-funding period, mortgage loans will continue to be purchased by the issuer through the end of the revolving period for the Term Notes backed by the home equity revolving credit line loans, as described in this prospectus supplement, subject to certain conditions.

                        We refer you to "Description of the Mortgage
                        Loans-Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

Capitalized Interest
Account.................On the closing date, if required by MBIA, part of the proceeds of the sale of the term notes will be deposited into an account designated the "capitalized interest account", which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the term notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to the seller.

                        We refer you to "Description of the
                        Securities--Capitalized Interest Account" in this prospectus supplement for further information.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Funding Account.........An account designated the "funding account" will be set up with the indenture trustee on the closing date. On each payment date during the revolving period for each class of term notes, the indenture trustee will deposit principal collections for the related loan group into the funding account, and will apply them first to buy additional balances arising under home equity revolving credit line loans in the trust and thereafter to buy more mortgage loans, to the extent they are available. If not all principal collections in the funding account have been applied to buy additional balances and mortgage loans at the end of the revolving period for the term notes backed by the home equity revolving credit line loans, the amount left in the funding account will be paid to noteholders as a payment of principal. During the revolving periods, we expect that mortgage loans bought with amounts in the funding account will be primarily home equity revolving credit line loans.

                        We refer you to "Description of the Mortgage
                        Loans--Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

Interest Payments.......Interest payments on each class of term notes will be made monthly on each payment date, beginning in December 1999, at the respective note rate described above. Interest on the Class A-1, Class A-2 and Class A-3 Term Notes for each payment date will accrue from the preceding payment date (or, in the case of the first payment date, from the closing date) through the day before that payment date, on the basis of the actual number of days in that interest period and a 360-day year. The interest period for the Class A-4 Term Notes for each payment date will be the calendar month preceding the month in which that payment date occurs, on the basis of a 360-day year consisting of twelve 30-day months.

                        All interest payments on each class of notes for any payment date will be allocated to the term notes and the variable funding notes pro rata based on their respective interest accruals from collections with respect to the related loan group. The interest rate on the variable funding notes for any payment date will not significantly exceed the note rates on the Class A-1, Class A-2 and Class A-3 Term Notes for the related interest period.

Principal Payments......With respect to any payment date during each revolving period, no principal will be paid on the related class of term notes, and all principal collections will be deposited into the funding account and used to purchase additional balances relating to home equity revolving credit line loans and to purchase additional mortgage loans. On each payment date during the managed amortization period for the term notes backed by the home equity revolving credit line loans, the aggregate amount payable as principal of each such class of term notes and the variable funding notes will be equal to net principal collections for the related loan group for that payment date, as further described in this prospectus supplement. The Class A-4 Term Notes will not have a managed amortization period. On each payment date during the rapid amortization period for each class of term notes, the aggregate amount payable as principal of each such class of notes will be equal to the

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                                      S-11

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                        principal collections for the related loan group for
                        that payment date. In addition, on each payment date after the end of the revolving period for each class of term notes, to the extent of funds available for that purpose, holders of each class of term notes and the holders of the variable funding notes will be entitled to get certain additional amounts in reduction of their note balance, generally equal to liquidation loss amounts, as further described in this prospectus supplement.

                        All principal payments due and payable on the Class A-1, Class A-2 and Class A-3 Term Notes and the variable funding notes will be allocated among such classes of notes based on the principal collections in the related loan groups until the outstanding principal balances thereof are paid in full. In no event will principal payments on any class of notes on a payment date exceed the related principal balance of such class of notes on that payment date. On the final payment date, principal will be due and payable on the notes in an amount equal to the related principal balance remaining outstanding on that payment date.

                        As to each class of term notes backed by the home equity revolving credit line loans, the revolving period will be the period beginning on the closing date and ending on the earlier of November 30, 2000 and the occurrence of a managed amortization event or certain rapid amortization events; the managed amortization period will be the period beginning on the first payment date following the end of the related revolving period and ending on the earlier of November 30, 2004 and the occurrence of certain rapid amortization events; and the rapid amortization period will be the period beginning on the earlier of the first payment date following the end of the managed amortization period and the occurrence of certain rapid amortization events, and ending upon the termination of the issuer. A managed amortization event will be deemed to occur on any date on which the amount on deposit in the funding account equals or exceeds $10,000,000.

                        As to the Class A-4 Term Notes, the revolving period will be the period beginning on the closing date and ending on the earlier of March 31, 2000 and the occurrence of certain rapid amortization events; and the rapid amortization period will be the period beginning on the earlier of the first payment date following the end of the related revolving period and the occurrence of certain rapid amortization events, and ending upon the termination of the issuer.

                        We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of the allocation of principal payments on the term notes.

Reserve Account.........An account designated the "reserve account" will be set up with the indenture trustee on the closing date. On each payment date, if the aggregate overcollateralization for all loan groups is less than the aggregate overcollateralization target for all loan groups, the amount of any remaining excess spread for each loan group will be deposited in the reserve account to be applied to cover any unpaid current interest with respect to the term notes backed by any loan group and any liquidation losses for each loan group not otherwise covered by principal and interest collections from such loan group. At such time, if

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                                      S-12

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                        any, that the aggregate overcollateralization for all
                        loan groups equals or exceeds the aggregate overcollateralization target for all loan groups, any funds on deposit in the reserve account will no longer be applied to cover unpaid current interest or liquidation losses.

                        We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for further information.

Allocation of Payments
on the Mortgage Loans...All collections on the mortgage loans will generally be allocated by the servicer according to the terms of the related credit line agreements or mortgage notes between amounts collected in respect of interest and principal. We refer you to "The Agreements--The Servicing Agreement--P & I Collections" in this prospectus supplement, which describes the calculation of principal collections and interest collections on the mortgage loans for the collection period related to each payment date.

                        o With respect to each payment date, the portion of interest collections for each loan group available to be applied towards the payment of interest on the related class of notes will equal interest collections for such loan group for such payment date

                        o The portion of principal collections for each loan group available to be applied towards the payment of principal on the related class of notes will equal:

                               o at any time during the revolving periods, zero,

                               o at any time during the managed amortization period, net principal collections on the home equity revolving credit line loans for such payment date, and

                               o at any time during the rapid amortization periods, principal collections for such loan group for such payment date.

                        During the revolving period for each class of term notes, principal collections for the related loan group will be applied by the trust to buy mortgage loans for such loan group, to the extent mortgage loans are available. During the period from the closing date to the beginning of the rapid amortization period for the term notes backed by the home equity revolving credit line loans, principal collections will also be applied to purchase additional balances for the related loan group, to the extent additional balances are available. Principal collections will no longer be applied to acquire mortgage loans after the end of the revolving periods and will no longer be applied to buy additional balances during the rapid amortization period for the term notes backed by the home equity revolving credit line loans.

                        We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of events that would cause the rapid amortization period to begin.

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                                      S-13

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Credit Enhancement......The credit enhancement provided for the benefit of the noteholders will consist of:

                               o     excess interest;

                               o     overcollateralization and limited
                                     cross-collateralization; and

                               o     the financial guaranty insurance policy,

                        each as further described in this prospectus supplement.

The Enhancer............MBIA Insurance Corporation.

                        We refer you to "The Enhancer" in this prospectus supplement for further information.

Optional Redemption ....With respect to each of the four loan groups, a principal payment may be made to redeem the related class of term notes upon the exercise by the servicer of its option to purchase the mortgage loans in such loan group together with the related assets of the trust after the aggregate note balance of the related class of term notes is reduced to an amount less than or equal to 10% of their initial aggregate note balance. The purchase price payable by the servicer for the mortgage loans in each of the four loan groups will be the sum of:

                        o the aggregate outstanding principal balance of the mortgage loans in such loan group, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of this purchase;

                        o an amount equal to any interest shortfalls plus accrued and unpaid interest on these interest shortfalls; and

                        o all amounts due and owing MBIA with respect to the mortgage loans in such loan group.

Final Payment of
Principal on the
Term Notes..............The notes will be payable in full on the final payment date in November 2029 to the extent of any outstanding note balance on that date. In addition, the issuer will pay each class of notes in full upon the exercise by the servicer of its option to purchase all of the mortgage loans in the related loan group and all property acquired relating to such mortgage loans.

                        We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination--Indenture" in the attached prospectus for further information.

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                                      S-14

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Optional Removal of
Certain Mortgage Loans..In certain instances where a mortgagor either:

                        o requests an increase in the credit limit on the related home equity revolving credit line loan above the limit stated on the related credit line agreement;

                        o asks to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

                        o refinances the senior lien resulting in a combined loan-to-value ratio above the prior combined loan-to-value ratio for that loan;

                        then the servicer will have the option to purchase from the trust that home equity revolving credit line loan, as further described in this prospectus supplement.

ERISA Considerations....The term notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the term notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended, to the proposed investment.

                        We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Certain Federal
Income Tax
Considerations..........In the opinion of Brown & Wood LLP, special tax counsel to the depositor, for federal income tax purposes, the term notes will be characterized as indebtedness, and neither the issuer, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

                        For further information regarding certain income tax considerations in respect of an investment in the term notes, we refer you to "Certain Federal Income Tax Considerations" in this prospectus supplement and in the attached prospectus and "State Tax Considerations" in the attached prospectus.

Legal Investment........The term notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the property of the trust includes mortgage loans secured by subordinate liens on the related mortgaged properties. Institutions the investment activities of which are subject to legal

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                                      S-15

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                        investment laws and regulations or to review by certain
                        regulatory authorities may be subject to restrictions on investment in the term notes.

                        We refer you to "Legal Investment" in this prospectus supplement for further information.

Ratings.................It is a condition to the issuance of the term notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the mortgage loans or draws on the home equity revolving credit line loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

                        We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.

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                                      S-16

                                  RISK FACTORS

      You should consider the following information carefully, as well as the information beginning on page 3 of the attached prospectus, since it identifies certain significant sources of risk associated with an investment in the term notes. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the prospectus. We refer you to the index of defined terms beginning on page S-87 herein for the location herein of the definitions of certain capitalized terms used herein.

The mortgaged           Although the Mortgage Loans are secured by liens on
properties might not    Mortgaged Properties, this collateral may not give
be adequate security    assurance of repayment of the Mortgage Loans comparable
for the mortgage        to that many first lien lending programs provide, and
loans.                  the Mortgage Loans (especially those with high CLTVs)
                        may have risk of repayment characteristics more similar to unsecured consumer loans.

                        Approximately 97.26% (by aggregate Statistical Calculation Date Balance) of the Initial Mortgage Loans are secured by second or more junior Mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding Principal Balance of these Mortgage Loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. If the Servicer determines that it would be uneconomical to foreclose on the related Mortgaged Property, the Servicer may write off the entire outstanding Principal Balance of the related Mortgage Loan. These considerations will be particularly applicable to Mortgage Loans secured by second or more junior Mortgages that have high Combined Loan-to-Value Ratios because, in these cases, the Servicer is more likely to determine that foreclosure would be uneconomical. These losses will be borne by Noteholders if the applicable credit enhancement is insufficient to absorb them.

                        Defaults on Mortgage Loans are generally expected to occur with greater frequency in their early years. The rate of default of Mortgage Loans secured by junior Mortgages may be greater than that of Mortgage Loans secured by senior Mortgages on comparable properties.

                        We cannot assure you that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the Mortgaged Property before having any adverse effect on the interest of the related senior mortgagees.

Dependency on the       As a result of the above considerations, the
creditworthiness of     underwriting standards and procedures applicable to the
the mortgagors.         Mortgage Loans, as well as the repayment prospects of
                        the Mortgage Loans, may be more dependent on the creditworthiness of the borrower and less dependent on the adequacy of the Mortgaged Property as collateral than would be the case under many first lien lending programs. As to the Mortgage Loans, future changes in the borrower's economic circumstances will have a significant effect on the likelihood of repayment, since additional draws on the HELOCs may be made by the borrower in the future up to the applicable credit limit. Although the HELOCs are generally subject to provisions whereby the

                        Servicer may reduce the applicable credit limit as a result of a material adverse change in the borrower's economic circumstances, the Servicer generally will not monitor for these changes and may not become aware of them until after the borrower has defaulted. Under certain circumstances, a borrower with a HELOC may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances.

                        Under the home equity program of the Seller (the "GMACM Home Equity Program") relating to the HELOCs, the Seller generally qualifies Mortgagors based on an assumed payment that reflects a Loan Rate significantly lower than the related Maximum Loan Rate. The repayment of any HELOC may thus be dependent on the ability of the related Mortgagor to make larger interest payments if the Loan Rate of the related Mortgage Loan is adjusted during the life of the HELOC.

                        Future changes in a borrower's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a borrower by increasing debt service on the related HELOC or other similar debt of the borrower. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the senior mortgage loan. For example, these changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate on the loan increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about these senior mortgage loans, other than the amount of these loans at origination of the corresponding Mortgage Loan, is not available, and we are not including it in this Prospectus Supplement.

                        General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their Mortgage Loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. You should note that approximately 48.44% and 7.94% (by aggregate Statistical Calculation Date Balance) of the Initial Mortgage Loans are secured by Mortgaged Properties located in the States of California and Michigan, respectively. In addition, any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an adverse impact on the ability of borrowers to repay their Mortgage Loans.

Loan rates may reduce   The Note Rate on each class of the Term Notes backed by
the note rate on each   the HELOCs will be a floating rate, as described in this
class of Term Notes     prospectus supplement. The Loan Rates of the HELs are
backed by the HELOCs.   fixed and do not adjust. As such, if one-month LIBOR
                        rises, you could get interest at a rate less than LIBOR plus the specified margin due to these limitations on the Note Rate. In addition, the weighted average Loan
                        Rate of the Mortgage Loans will change, and may decrease, over time due to scheduled amortization of the Mortgage Loans, prepayments of Mortgage Loans, transfers to the Issuer of Subsequent Mortgage Loans and removal of Mortgage Loans by the Seller. We cannot assure you that the weighted average Loan Rate of the Mortgage
                        Loans in any loan group will not decrease after the Closing Date.

Yield and prepayment    The yield to maturity of all classes of the Term Notes
considerations on the   will depend on the rate and timing of principal payments
term notes.             (including payments in excess of required installments,
                        prepayments or terminations, liquidations and repurchases) on the Mortgage Loans, the rate and timing of draws on the related HELOCs, and the price you pay for your Term Notes. This yield may be adversely affected by a higher or lower than anticipated rate of principal payments or draws on the related HELOCs. The
                        Mortgage Loans may be prepaid in full or in part without penalty. The rate and timing of defaults on the Mortgage
                        Loans in a loan group will also affect the yield to maturity of the related class of Term Notes.

                        During the Revolving Periods, if the Seller does not sell enough Additional Balances and/or Subsequent Mortgage Loans to the Issuer, the Issuer will not fully apply amounts on deposit in the Funding Account to the purchase of Additional Balances and Subsequent Mortgage Loans by the end of the Revolving Period for the Term Notes backed by the HELOCs. These remaining amounts will be paid to the Holders of the Term Notes as principal on the first Payment Date following the end of the Revolving Period for the Term Notes backed by the HELOCs. See "Yield and Prepayment Considerations" herein.

Limitations on the      We cannot assure you that, at any particular time, the
repurchase or           Seller will be able, financially or otherwise, to
replacement of          repurchase or replace Defective Mortgage Loans as
defective mortgage      described in this prospectus supplement. If the Seller
loans by the Seller.    repurchases or is required to repurchase defective
                        mortgage loans from any other series of asset backed securities, the financial ability of the Seller to repurchase Defective Mortgage Loans from the Issuer may be adversely affected. In addition, other events relating to the Seller and its operations could occur that would adversely affect the financial ability of the Seller to repurchase Defective Mortgage Loans from the Issuer, including the termination of borrowing arrangements that provide the Seller with funding for its operations, or the sale or other disposition of all or any significant portion of the Seller's assets. If the Seller does not repurchase or replace a Defective
                        Mortgage Loan, then the Servicer, on behalf of the Issuer, will try to recover the maximum amount possible with respect to such Defective Mortgage Loan, and any resulting delay or loss will be borne by the Noteholders, to the extent that the related credit enhancement does not cover this delay or loss.

Possible variations in  Each Subsequent Mortgage Loan will satisfy the the subsequent mortgage eligibility criteria referred to in this prospectus loans from the initial supplement at the time the Seller transfers it to the
mortgage loans.         Issuer. However, the Seller may originate or acquire
                        Subsequent Mortgage Loans using credit criteria different from those it applied to the Initial Mortgage
                        Loans. As such, these Subsequent Mortgage Loans may be of a different credit quality from the Initial Mortgage
                        Loans. Thus, after the transfer of Subsequent Mortgage
                        Loans to the Issuer, the aggregate characteristics of the Mortgage Loans in each loan group that are part of the Trust Estate may vary from those of the Initial
                        Mortgage Loans. See "Description of the Mortgage
                        Loans--Conveyance of Subsequent Mortgage Loans, the
                        Pre-Funding Account and the Funding Account".

Legal considerations    The Mortgage Loans are secured by Mortgages. With
present                 respect to Mortgage Loans that are secured by first
certain risks.          Mortgages, the Servicer may, under certain
                        circumstances, agree to a new mortgage lien on the related Mortgaged Property having priority over that Mortgage. Mortgage Loans secured by second Mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any senior mortgage loans and prior statutory liens have been satisfied. If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the Issuer, and accordingly, the Noteholders, will bear the risk of delay in distributions while the Servicer gets a deficiency judgment (to the extent available in the related state) against the related Mortgagor, and also bear the risk of loss if the Servicer cannot get or realize upon that deficiency judgment. See "Certain
                        Legal Aspects of the Loans" in the Prospectus.

                        If the Seller becomes insolvent, the receiver of the Seller may try to recharacterize the Seller's sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver decided to challenge this transfer, you could experience delays in payments on your Term Notes, and possible reductions in the amount paid. The Depositor will warrant that the transfer of its interest in the Mortgage Loans to the Issuer is a valid transfer and assignment of that interest.

                        If a conservator, receiver or trustee is appointed for the Seller, or if certain other events relating to the insolvency of the Seller occur, Additional Balances and Subsequent Mortgage Loans will no longer be transferred by the Seller to the Depositor pursuant to the Purchase Agreement. If this happens, an Event of Default under the Trust Agreement and the Indenture will occur, and the Indenture Trustee will try to sell the Mortgage Loans (unless the Enhancer or Holders of Securities evidencing undivided interests aggregating at least 51% of the aggregate outstanding principal balance of the Securities instruct otherwise). This would cause early payment of the Term Note Balance of the Term Notes.

                        If the Servicer becomes bankrupt or insolvent, the related bankruptcy trustee or receiver may have the power to prevent the appointment of a successor Servicer.

The repurchase option   In certain instances in which a Mortgagor either:
of the servicer could
result in an increase   o     requests an increase in the credit limit on the
in prepayments.               related HELOC above the limit stated in the Credit
                              Line Agreement;

                        o requests to place a lien on the related Mortgaged Property senior to the lien of the related Mortgage Loan; or

                        o refinances the senior lien resulting in a Combined Loan-to-Value Ratio above the previous Combined Loan-to-Value Ratio for such loan;

                        then the Servicer will have the option to purchase from the Trust Estate the related Mortgage Loan at a price equal to the Repurchase Price. There are no limitations on the frequency of these repurchases or the characteristics of the Mortgage Loans so repurchased. These repurchases may cause an increase in prepayments on the Mortgage Loans, which may reduce the yield on the Term Notes. In addition, these repurchases may affect the characteristics of the Mortgage Loans in the aggregate with respect to Loan Rates and credit quality.

Limitations of, and     Credit enhancement will be provided for the Term Notes
the possible reduction  in the form of:
and substitution of,
credit enhancement.     o     Excess Spread (representing excess interest
                              collections, if available);

                        o     overcollateralization; and

                        o the Policy, to the limited extent described herein.

                        None of the Seller, the Depositor, the Servicer, the Indenture Trustee or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, this credit enhancement or any rating of the Term Notes. To the extent that losses are incurred on the Mortgage Loans that are not covered by Excess Spread, overcollateralization or the Policy, Securityholders (including the Term Noteholders) will bear the risk of such losses.

Social, economic and    The ability of the Issuer to purchase Subsequent
other factors could     Mortgage Loans is largely dependent upon whether
affect the purchase     mortgagors perform their payment and other obligations
of subsequent mortgage  required by the related mortgage loans in order that
loans.                  such mortgage loans meet the specified requirements for
                        transfer on a Subsequent Transfer Date as a Subsequent
                        Mortgage Loan. The performance by these mortgagors may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.
                        However, we cannot predict whether or to what extent economic or social factors will affect the performance by such mortgagors and the availability of Subsequent
                        Mortgage Loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

      The statistical information presented in this Prospectus Supplement relates to the Mortgage Loans as of the close of business on the Statistical Calculation Date (the "Initial Mortgage Loans"). Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon the outstanding principal balances of the Initial Mortgage Loans as of the Statistical Calculation Date (the "Statistical Calculation Date Balance". Between the Statistical Calculation Date and the Cut-Off Date, some of the Initial Mortgage Loans may prepay in full or in part. As a result, the statistical distribution characteristics of the Initial Mortgage Loans as of the Cut-Off Date may vary from the characteristics described in this Prospectus Supplement, but the variance is not expected to be material. Mortgage Loans sold to the Issuer after the Closing Date (the "Subsequent Mortgage Loans"), will be selected using generally the same criteria as that used to select the Initial Mortgage Loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account" herein

      With respect to each adjustable rate home equity revolving credit line loan (the "HELOCs"), the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of (i) the credit limit thereof pursuant to the related Credit Line Agreement (the "Credit Limit") and
(ii) any outstanding principal balance, at origination of such HELOC, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value, or, when not available, the Stated Value. With respect to each HELOC, the "Junior Ratio" generally will be the ratio, expressed as a percentage, of the Credit Limit of such HELOC to the sum of (i) the greater of the Statistical Calculation Date Balance or the Credit Limit, if applicable, of such HELOC and (ii) the principal balance of any related senior mortgage loan at origination of such HELOC. The "Credit Utilization Rate" is determined by dividing the Statistical Calculation Date Balance of a HELOC by the Credit Limit of the related Credit Line Agreement. The "Appraised Value" for any HELOC will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such HELOC (which may have been obtained at an earlier time); provided that if such HELOC was originated simultaneously with a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property. However, with respect to not more than 3.87% of the HELOCs transferred to the Issuer on the Closing Date (the "Initial HELOCs") for which the documentation type is known, the "Stated Value" will be based on the stated value of the Mortgaged Property given by the related Mortgagor in his or her application. See "Description of the Mortgage Loans--Underwriting Standards" herein.

      With respect to each fixed rate home equity loan (the "HELs" and, together with the HELOCs, the "Mortgage Loans"), the Combined Loan-to-Value Ratio generally will be the ratio, expressed as a percentage, of the sum of (i) the initial principal balance of such HEL and (ii) any outstanding principal balance, at origination of such HEL, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value, or, when not available, the Stated Value. The Appraised Value for any HEL will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such HEL (which may have been obtained at an earlier time); provided, that if such HEL was originated simultaneously with a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property. However, with respect to not more than 20.35% of the HELs transferred to the Issuer on the Closing Date (the "Initial Group IV HELs") for which the documentation type is known, the Stated Value will be based on the stated value of the Mortgaged Property given by the related Mortgagor in his or her application. See "Description of the Mortgage Loans--Underwriting Standards" herein.

      The Initial Mortgage Loans will be divided into four loan groups (each, a "Loan Group") as follows:

      o The first Loan Group ("Loan Group I") will include Initial HELOCs that satisfy the following restrictions: As to each loan in Loan Group I secured by a first lien on the related property, the original principal balance was generally no more than $240,000 for single-family properties and $307,100 for two-family properties. As to each loan in Loan Group I secured by a second lien on the related property, (i) the original principal balance was generally no more than $120,000, and (ii) if the related senior lien loan was owned by Fannie Mae at the time such second lien loan was originated, the sum of the original principal balance of such second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $240,000 for single-family properties and $307,100 for two-family properties. Any Subsequent Mortgage Loans that are HELOCs and included in Loan Group I will also satisfy such requirements.

      o The second Loan Group ("Loan Group II") will include Initial HELOCs that satisfy the following restrictions: As to each loan in Loan Group II secured by a first lien on the related property, the original principal balance was generally no more than $240,000 for single-family properties and $307,100 for two-family properties. As to each loan in Loan Group II secured by a second lien on the related property, (i) the original principal balance was generally no more than $120,000 for single-family properties and $153,550 for two-family properties, and (ii) the sum of the original principal balance of such second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $240,000 for single-family properties and $307,100 for two-family properties. Any Subsequent Mortgage Loans that are HELOCs and included in Loan Group II will also satisfy such requirements.

      o The third Loan Group ("Loan Group III") will include Initial HELOCs that do and Initial HELOCs that do not meet the restrictions applicable to Loan Groups I or II, and any Subsequent Mortgage Loans that are HELOCs and that are not included in Loan Groups I or II.

      o The fourth Loan Group ("Loan Group IV") will include the Initial HELs and any Subsequent Mortgage Loans that are HELs.

      Payments on the Class A-1, Class A-2 and Class A-3 Term Notes will be based primarily on amounts collected or received in respect of the HELOCs in Loan Groups I, II and III, respectively. The Variable Funding Notes generally will be entitled to receive a portion of the collections on the HELOCs in Loan Groups I, II and/or III depending on the loan group or groups into which the Additional Balances backing the Variable Funding Notes are added. Payments on the Class A-4 Term Notes will be based primarily on amounts collected or received in respect of the HELs in Loan Group IV.

Initial HELOCs

      The Initial HELOCs were originated or acquired by GMAC Mortgage Corporation (the "Seller"). No more than 96.76% (by Statistical Calculation Date Balance) of the Initial HELOCs are secured by second mortgages or deeds of trust and the remainder of which by first mortgages or deeds of trust. The Mortgaged Properties securing the Initial HELOCs consist primarily of residential properties. As to approximately 100.00% of the Initial HELOCs, the borrower represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary or second home.

      All percentages of the Initial HELOCs described herein are approximate percentages determined (except as otherwise indicated) by the aggregate Statistical Calculation Date Balance of the Initial HELOCs. Each Initial HELOC is included in either Loan Group I, II or III. Certain additional characteristics of the Initial HELOCs in Loan Groups I, II and III are set forth in Appendix A hereto.

      The Statistical Calculation Date Balance of the Initial HELOCs is $170,178,482.44. As of the Statistical Calculation Date, no Initial HELOC is 30 days or more delinquent. The latest scheduled maturity of any Initial HELOC is September 20, 2024. With respect to approximately 49.04% and approximately 9.05% of the Initial HELOCs, the related Mortgaged Properties are located in the States of California and Michigan, respectively. With respect to the Initial HELOCs, the average Statistical Calculation Date Balance is approximately $25,245.29, the minimum Statistical Calculation Date Balance is $1,001.39, the maximum Statistical Calculation Date Balance is $279,064.99, the lowest Loan Rate and the highest Loan Rate on the Statistical Calculation Date are 5.990% and 15.000% per annum, respectively, and the weighted average Loan Rate on the Statistical Calculation Date is approximately 8.528% per annum. The minimum and maximum Combined Loan-to-Value Ratios as of the Statistical Calculation Date are 5.00% and 101.37%, respectively, and the weighted average Combined Loan-to-Value Ratio based on the Statistical Calculation Date Balance of the Initial HELOCs is approximately 83.18 % as of the Statistical Calculation Date.

Loan Terms of the HELOCs

      Interest on each HELOC is calculated based on the average daily balance outstanding during the Billing Cycle, and with respect to each HELOC, the "Billing Cycle" is the calendar month preceding the related due date.

      Each HELOC has a per annum interest rate required to be paid by the Mortgagor under the terms of the related Credit Line Agreement (the "Loan Rate"), that is subject to adjustment on each day (each such day, an "Adjustment Date") to equal the sum of (a) an index (the "Index") which is the prime rate (or high point in a range of prime rates) published in the "Money Rate" column of The Wall Street Journal and (b) the fixed percentage specified in the related Credit Line Agreement (the "Gross Margin"), provided, however, that the Loan Rate on each Initial HELOC will in no event be greater than the maximum Loan Rate (the "Maximum Loan Rate") set forth in the related Credit Line Agreement (subject to the maximum rate permitted by applicable law).

      As of the Statistical Calculation Date, approximately 60.30% of the Initial HELOCs have a Loan Rate below the rate equal to the sum of the related Index and the Gross Margin (such rate, the "Teaser Rate"), which is in effect during the first 6 months of the term of the loan. With respect to approximately 29.44% of the Initial HELOCs, the Teaser Rate will be equal to the Prime Rate less 1.00%.

      With respect to approximately 1.81% of the Initial HELOCs, the Gross Margin is adjustable from time to time based on the then outstanding balance and Combined Loan-to-Value Ratio generally as follows:

                         Gross Margins
                                                  CLTV not             CLTV
Outstanding Balance                             more than 80%     more than 80%
-------------------                             -------------     -------------
 $25,000 or less                                    2.00%             3.00%
 $25,001 to $50,000                                 1.75%             2.75%
 $50,001 or more                                    1.50%             2.50%

      The Gross Margins with respect to the Initial HELOCs may be reduced below the applicable levels indicated above by 0.25% or by 0.50% in certain instances based on specific employee status with General Motors Corporation ("GM") or its subsidiaries at the time of origination of the Initial HELOC (with no adjustment in the event of any change in such status of the borrower).

      Each Initial HELOC had a term to maturity from the date of origination of not more than 300 months (the "25-Year Loans"), 180 months (the "15-Year Loans"), 120 months (the "10-Year Loans") or 60 months (the "5-Year Loans"). The related mortgagor (the "Mortgagor") for each Initial HELOC may make a draw at any time during the period stated in the related Credit Line Agreement (the "Draw Period"). In addition, with respect to certain of the Initial HELOCs, the related Mortgagor will not be permitted to make any draw during the time period stated in the related Credit Line Agreement (the "Repayment Period"). The Draw Period and the Repayment Period vary for the Initial HELOCs based on such loan's Combined Loan-to-Value ratio at origination, state of origination and original term to maturity. The 25-Year Loans, which comprise approximately 32.77% of the Initial HELOCs, have a Draw Period of 15 years and a Repayment Period of 10 years. With respect to 15-Year Loans and 10-Year Loans with Combined Loan-to-Value Ratios of 90% or less, the Draw Period will be at any time during the term of the loan and there will be no Repayment Period, except with respect to approximately 1.10% of the Initial HELOCs, all of which were originated in the Commonwealth of Massachusetts, which will have a Draw Period for the first 5 years of the loan and a Repayment Period for the last 5 years of the loan with respect to such 10-Year Loans and a Draw Period for the first 10 years of the loan and a Repayment Period for the last 5 years of the loan with respect to such 15-Year Loans. With respect to the 5-Year Loans, the Draw Period will be 5 years and there will be no Repayment Period.

      The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the Credit Limit over the outstanding principal balance under such Credit Line Agreement at the time of such draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related Mortgagor will have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC. Each Mortgagor generally will have access to make draws by check, subject to applicable law. Generally, the Credit Line Agreement or Mortgage related to each HELOC will, subject to applicable law, contain a customary "due-on-sale" clause.

      As to each HELOC, the Mortgagor's right to receive draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a payment default by the Mortgagor. However, generally such suspension or reduction will not affect the payment terms for previously drawn balances. GMAC Mortgage Corporation (the "Servicer") will have no obligation under the servicing agreement to be dated as of November 17, 1999, among the Servicer, the Issuer and the Indenture Trustee (the "Servicing Agreement") to investigate as to whether any such circumstances have occurred and may have no knowledge thereof; therefore there can be no assurance that any Mortgagor's ability to receive draws will be suspended or reduced in the event that the foregoing circumstances occur. In the event of default under a HELOC, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the HELOC.

      Prior to the related Repayment Period or prior to the date of maturity for loans without Repayment Periods, the Mortgagor for each HELOC will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the Finance Charge (as defined below) for such Billing Cycle. Except as described below, if such loan has a Repayment Period, during such period, the Mortgagor will be obligated to make monthly payments consisting of principal installments which would substantially amortize the Principal Balance by the maturity date, plus current Finance Charges and Additional Charges (as defined below). In addition, certain Mortgagors will be required to pay an annual fee of up to $35.

      With respect to each HELOC, (a) the "Finance Charge" for any Billing Cycle will be an amount equal to the aggregate of, as calculated for each day in the Billing Cycle, the then-applicable Loan Rate divided by 365 multiplied by the daily Principal Balance and (b) the "Account Balance" on any day generally will be the aggregate of the unpaid principal of the HELOC outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (collectively, "Additional Charges") and any unpaid Finance Charges that are due on such HELOC, plus the aggregate of all related draws funded on such day, minus the aggregate of all payments and credits that are applied to the repayment of any such draws on such day. Payments made by or on behalf of the Mortgagor for each HELOC will be applied to any unpaid Finance Charges that are due thereon, prior to application, to any unpaid principal outstanding.

      Approximately 0.032% of the Initial HELOCs are insured by mortgage insurance policies covering all or a portion of any losses on each such loan, subject to certain limitations.

Initial HELOC Characteristics

      Set forth below is a description of certain additional characteristics of the Initial HELOCs as of the Statistical Calculation Date. Unless otherwise specified, all principal balances of the Initial HELOCs are as of the Statistical Calculation Date and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate principal balance as of the Statistical Calculation Date (except as indicated otherwise).

                                  PROPERTY TYPE

                                                                                              Percent of
                                                                                           Initial HELOCs by
                                                                    Statistical               Statistical
                                             Number of              Calculation               Calculation
Property Type                             Initial HELOCs            Date Balance             Date Balance
-------------                             --------------          ---------------          -----------------
Single-Family Dwelling...................      5,782              $145,945,896.93               85.76%
Condominium..............................        525                12,956,274.77                7.61
PUD......................................        403                10,741,631.15                6.31
Two-Family...............................         29                   511,495.42                0.30
Manufactured Housing.....................          2                    23,184.17                0.01
                                               -----              ---------------              ------
          Total..........................      6,741              $170,178,482.44              100.00%
                                               =====              ===============              ======

                                 OCCUPANCY TYPES

                                                                                             Percent of
                                                                   Statistical           Initial HELOCs by
Occupancy                                   Number of              Calculation        Statistical Calculation
(as indicated by Borrower)                Initial HELOCs          Date Balance              Date Balance
--------------------------                --------------         ---------------      -----------------------
Owner Occupied............................    6,702              $168,939,646.73              99.27%
Non-Owner Occupied........................       39                 1,238,835.71               0.73
                                              -----              ---------------             ------
          Total...........................    6,741              $170,178,482.44             100.00%
                                              =====              ===============             ======

                               PRINCIPAL BALANCES

                                                                                        Percent of
                                                              Statistical           Initial HELOCs by
                                       Number of              Calculation        Statistical Calculation
Range of Principal Balances ($)      Initial HELOCs          Date Balance              Date Balance
-------------------------------      --------------         --------------       -----------------------
      $0.00   to    $25,000.00.......    4,257              $ 54,030,608.16              31.75%
 $25,000.01   to    $50,000.00.......    1,908                68,994,898.82              40.54
 $50,000.01   to    $75,000.00.......      372                22,425,489.54              13.18
 $75,000.01   to   $100,000.00.......      111                10,487,830.71               6.16
$100,000.01   to   $125,000.00.......       32                 3,604,760.60               2.12
$125,000.01   to   $150,000.00.......       25                 3,557,999.27               2.09
$150,000.01   to   $175,000.00.......       12                 1,993,300.64               1.17
$175,000.01   to   $200,000.00.......       15                 2,886,648.48               1.70
$200,000.01   to   $225,000.00.......        3                   654,989.15               0.38
$225,000.01   to   $250,000.00.......        4                   989,365.08               0.58
$250,000.01   to   $275,000.00.......        1                   273,527.00               0.16
$275,000.01   to   $300,000.00.......        1                   279,064.99               0.16
                                         -----              ---------------             ------
                 Total...............    6,741              $170,178,482.44             100.00%
                                         =====              ===============             ======

                     The average Principal Balance as of the
                  Statistical Calculation Date is $25,245.29.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                        Percent of
                                                               Statistical           Initial HELOCs by
Range of Combined                       Number of              Calculation        Statistical Calculation
Loan-to-Value Ratios(%)              Initial HELOCs           Date Balance             Date Balance
-----------------------              --------------         ---------------       -----------------------
  0.000%  to     50.000%............       252              $  6,236,146.50               3.66%
 50.001%  to     60.000%............       184                 4,390,285.96               2.58
 60.001%  to     70.000%............       385                 9,988,481.15               5.87
 70.001%  to     80.000%............     2,015                50,628,173.08              29.75
 80.001%  to     90.000%............     2,428                52,494,742.46              30.85
 90.001%  to    100.000%............     1,476                46,439,011.20              27.29
100.001%  or    greater.............         1                     1,642.09               0.00
                                         -----              ---------------             ------
              Total.................     6,741              $170,178,482.44             100.00%
                                         =====              ===============             ======

            The minimum and maximum Combined Loan-to-Value Ratios of the Initial HELOCs as of the Statistical Calculation Date are approximately 5.00% and 101.37%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial HELOCs as of the Statistical Calculation Date is approximately 83.18%.

                           GEOGRAPHICAL DISTRIBUTIONS

                                                                                              Percent of
                                                                   Statistical            Initial HELOCs by
                                             Number of             Calculation         Statistical Calculation
Location                                  Initial HELOCs           Date Balance              Date Balance
--------                                  --------------         ---------------       -----------------------
California..............................      2,845              $ 83,458,314.16               49.04%
Michigan................................        736                15,397,182.43                9.05
Florida.................................        240                 5,932,018.60                3.49
Pennsylvania............................        230                 5,289,165.06                3.11
New York................................        177                 4,747,798.63                2.79
New Jersey..............................        198                 4,680,289.57                2.75
Other (1)...............................      2,315                50,673,713.99               29.78
                                              -----              ---------------             -------
    Totals................................    6,741              $170,178,482.44              100.00%
                                              =====              ===============              ======

      (1) Other includes states and the District of Columbia with under 2.5% concentrations individually.

                               JUNIOR RATIOS(1)(2)

                                                                                       Percent of
                                                                 Statistical        Initial HELOCs by
                                          Number of              Calculation            Statistical
Range of Junior Ratios (%)              Initial HELOCs          Date Balance           Date Balance
--------------------------              --------------       ----------------       -----------------
 0.00%  to       9.99%...............       717              $  13,579,097.81              7.98%
10.00%  to      19.99%...............     3,289                67,923,661.03              39.91
20.00%  to      29.99%...............     1,675                50,472,783.62              29.66
30.00%  to      39.99%...............       564                19,715,582.19              11.59
40.00%  to      49.99%...............       276                10,123,489.95               5.95
50.00%  to      59.99%...............       127                 4,221,765.09               2.48
60.00%  to      69.99%...............        45                 1,954,274.75               1.15
70.00%  to      79.99%...............        26                 1,169,789.07               0.69
80.00%  to      89.99%...............        14                   675,661.50               0.40
90.00%  to     100.00%...............         8                   342,377.43               0.20
                                          -----              ---------------             ------
               Total.................     6,741              $170,178,482.44             100.00%
                                          =====              ===============             ======

      (1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

      (2) The weighted average Junior Ratio of the Initial HELOCs as of the Statistical Calculation Date is 23.24%.

                                   LOAN RATES

                                                                                           Percent of
                                                                  Statistical           Initial HELOCs by
                                             Number of            Calculation        Statistical Calculation
Range of Loan Rates(%)                    Initial HELOCs          Date Balance            Date Balance
----------------------                    --------------        ---------------      -----------------------
 5.001%  to     8.000%.............          4,083              $102,605,239.12              60.29%
 8.001%  to     9.000%.............            141                 4,317,295.72               2.54
 9.001%  to    10.000%..............           573                11,348,285.20               6.67
10.001%  to    11.000%..............           637                11,889,695.28               6.99
11.001%  to    12.000%..............           393                11,630,764.95               6.83
12.001%  to    13.000%..............           450                13,514,158.11               7.94
13.001%  to    14.000%..............           439                14,012,355.62               8.23
14.001%  to    15.000%..............            25                   860,688.44               0.51
                                             -----              ---------------             ------
               Total................         6,741              $170,178,482.44             100.00%
                                             =====              ===============             ======

      The weighted average Loan Rate as of the Statistical Calculation Date is 8.528%.

                           FULLY INDEXED GROSS MARGIN

                                                                                             Percent of
                                                                   Statistical           Initial HELOCs by
Range of Fully Indexed                      Number of              Calculation        Statistical Calculation
Gross Margins(%)                          Initial HELOCs          Date Balance              Date Balance
----------------                          --------------         ---------------      -----------------------
-1.000%       to  -0.001%...............          2              $     60,663.19               0.04%
 0.000%       to   1.000%...............      2,198                51,427,375.67              30.22
 1.001%       to   2.000%...............      2,112                43,619,638.07              25.63
 2.001%       to   3.000%...............        730                22,023,949.62              12.94
 3.001%       to   4.000%...............        662                19,961,289.58              11.73
 4.001%       to   5.000%...............        972                30,819,543.42              18.11
 5.001%       to   6.000%...............         63                 2,183,797.60               1.28
 6.001%       to   7.000%...............          2                    82,225.29               0.05
                                              -----              ---------------             ------
                 Total.....                   6,741              $170,178,482.44             100.00%
                                              =====              ===============             ======

            The weighted average fully indexed gross margin as of the Statistical Calculation Date is approximately 2.425% per annum.

                            CREDIT UTILIZATION RATES

                                                                                         Percent of
                                                                 Statistical         Initial HELOCs by
Range of Credit                            Number of             Calculation      Statistical Calculation
Utilization Rates (%)                    Initial HELOCs         Date Balance            Date Balance
---------------------                    --------------       ----------------    -----------------------
 0.01%     to      30.00%...............    1,208              $  8,420,223.58               4.95%
30.01%     to      35.00%...............      200                 2,331,623.30               1.37
35.01%     to      40.00%...............      231                 3,195,305.17               1.88
40.01%     to      45.00%...............      185                 2,813,071.15               1.65
45.01%     to      50.00%...............      236                 3,986,474.56               2.34
50.01%     to      55.00%...............      173                 3,686,041.35               2.17
55.01%     to      60.00%...............      200                 4,214,650.06               2.48
60.01%     to      65.00%...............      192                 4,284,895.65               2.52
65.01%     to      70.00%...............      194                 4,648,658.94               2.73
70.01%     to      75.00%...............      183                 4,316,266.38               2.54
75.01%     to      80.00%...............      190                 5,077,970.89               2.98
80.01%     to      85.00%...............      175                 5,278,461.00               3.10
85.01%     to      90.00%...............      204                 5,710,926.32               3.36
90.01%     to      95.00%...............      208                 6,192,911.41               3.64
95.01%     to     100.00%...............    2,934               104,911,083.70              61.65
100.01%    or    greater................       28                 1,109,918.98               0.65
                                            -----              ---------------             ------
                  Total.................    6,741              $170,178,482.44             100.00%
                                            =====              ===============             ======

            The weighted average Credit Utilization Rate based on the Statistical Calculation Date Credit Limit of the Initial HELOCs as of the Statistical Calculation Date is 85.08%.

                                  CREDIT LIMITS

                                                                                        Percent of
                                                               Statistical           Initial HELOCs by
                                        Number of              Calculation        Statistical Calculation
Range of Credit Limits ($)            Initial HELOCs          Date Balance              Date Balance
--------------------------            --------------         ---------------      -----------------------
      $0.01  to    $ 25,000.00........    2,796              $ 35,758,414.49              21.01%
 $25,000.01  to    $ 50,000.00........    2,861                76,300,709.71              44.84
 $50,000.01  to    $ 75,000.00........      556                23,733,479.95              13.95
 $75,000.01  to    $100,000.00........      364                17,878,885.64              10.51
$100,000.01  to    $125,000.00........       37                 2,519,144.55               1.48
$125,000.01  to    $150,000.00........       53                 4,679,979.26               2.75
$150,000.01  to    $175,000.00........       15                 1,595,211.30               0.94
$175,000.01  to    $200,000.00........       35                 4,063,295.01               2.39
$200,000.01  to    $225,000.00........        5                   755,042.86               0.44
$225,000.01  to    $250,000.00........       15                 1,935,768.75               1.14
$250,000.01  to    $275,000.00........        3                   679,485.93               0.40
$325,000.01  to    $350,000.00........        1                   279,064.99               0.16
                                          -----              ---------------             ------
                 Total.........           6,741              $170,178,482.44             100.00%
                                          =====              ===============             ======

            The average of the Credit Limits as of the Statistical Calculation Date is $37,463.84.

                               MAXIMUM LOAN RATES

                                                                                        Percent of
                                                               Statistical           Initial HELOCs by
                                        Number of              Calculation        Statistical Calculation
Maximum Loan Rates (%)                Initial HELOCs          Date Balance              Date Balance
----------------------                --------------         ---------------      -----------------------
14.001%  to      15.000%.............       116              $  2,136,981.45               1.26%
15.001%  to      16.000%.............        93                 1,793,159.40               1.05
17.001%  to      18.000%.............     2,024                52,148,073.75              30.64
18.001%  to      19.000%.............     4,508               114,100,267.84              67.05
                                          -----              ---------------             ------
                Total................     6,741              $170,178,482.44             100.00%
                                          =====              ===============             ======

            The weighted average Maximum Loan Rate as of the Statistical Calculation Date is approximately 18.109%.

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                        Percent of
                                                               Statistical           Initial HELOCs by
                                        Number of              Calculation        Statistical Calculation
Range of Months                       Initial HELOCs          Date Balance              Date Balance
---------------                       --------------        ----------------      -----------------------
 0         to    60......                     8              $    238,494.60               0.14%
 61        to   120......                 3,180                58,365,627.05              34.30
121        to   180......                 1,726                55,789,191.83              32.78
181        to   240......                     1                    22,439.02               0.01
241        to   300......                 1,826                55,762,729.94              32.77
                                          -----              ---------------             ------
             Total.......                 6,741              $170,178,482.44             100.00%
                                          =====              ===============             ======

            The weighted average months remaining to scheduled maturity as of the Statistical Calculation Date is 195 months.

                                ORIGINATION YEAR

                                                                                             Percent of
                                                                   Statistical           Initial HELOCs by
                                            Number of              Calculation        Statistical Calculation
Origination Year                          Initial HELOCs          Date Balance              Date Balance
----------------                          --------------         ---------------      -----------------------
1988......................................        1              $     29,669.90               0.02%
1991......................................        1                    11,301.64               0.01
1992......................................        1                   185,000.00               0.11
1993......................................        2                    15,392.44               0.01
1994......................................       13                   491,749.28               0.29
1995......................................       13                   243,988.67               0.14
1996......................................        7                    58,696.07               0.03
1997......................................       44                   832,442.51               0.49
1998......................................      335                 3,512,792.61               2.06
1999......................................    6,324               164,797,449.32              96.84
                                              -----              ---------------             ------
          Total...........................    6,741              $170,178,482.44             100.00%
                                              =====              ===============             ======

                                  LIEN PRIORITY

                                                                                             Percent of
                                                                   Statistical           Initial HELOCs by
                                            Number of              Calculation        Statistical Calculation
Lien Position                             Initial HELOCs          Date Balance              Date Balance
-------------                             --------------         ---------------      -----------------------
First....................................       127              $  5,513,601.30               3.24%
Second...................................     6,614               164,664,881.14              96.76
                                              -----              ---------------             ------
        Total............................     6,741              $170,178,482.44             100.00%
                                              =====              ===============             ======

                              DEBT-TO-INCOME RATIOS

                                                                                       Percent of
                                                                 Statistical        Initial HELOCs by
                                          Number of              Calculation     Statistical Calculation
Range of Debt-to-Income Ratios (%)      Initial HELOCs           Date Balance          Date Balance
----------------------------------      --------------         --------------    -----------------------
 0.00%      to    9.99%.................      19             $    651,511.18               0.38%
10.00%      to   19.99%.................     247                5,579,438.79               3.28
20.00%      to   29.99%.................   1,131               24,169,398.73              14.20
30.00%      to   39.99%.................   2,158               52,369,190.83              30.77
40.00%      to   49.99%.................   2,422               63,094,639.79              37.08
50.00%      to   59.99%.................     562               17,937,404.76              10.54
60.00%      to   69.99%.................     123                4,220,632.65               2.48
70.00%      to   79.99%.................      31                  849,858.20               0.50
80.00%      to   89.99%.................      28                  716,768.45               0.42
90.00%     or  greater..................      20                  589,639.06               0.35
                                           -----             ---------------             ------
                Total...................   6,741             $170,178,482.44             100.00%
                                           =====             ===============             ======

                             TEASER EXPIRATION MONTH

                                                                                             Percent of
                                                                   Statistical           Initial HELOCs by
                                            Number of              Calculation        Statistical Calculation
Teaser Expiration Month                   Initial HELOCs           Date Balance             Date Balance
-----------------------                   --------------         ---------------      -----------------------
No Teaser................................     2,657              $ 67,553,989.53              39.70%
October 1999.............................       302                 7,808,589.91               4.59
November 1999............................       878                25,783,825.12              15.15
December 1999............................       897                24,388,183.06              14.33
January 2000.............................       555                 9,255,948.10               5.44
February 2000............................       957                21,269,651.52              12.50
March 2000...............................       495                14,118,295.20               8.30
                                              -----              ---------------             ------
           Total.........................     6,741              $170,178,482.44             100.00%
                                              =====              ===============             ======

                               DOCUMENTATION TYPE

                                                                                               Percent of
                                                                                           Initial HELOCs by
                                            Number of         Statistical Calculation   Statistical Calculation
Documentation                             Initial HELOCs            Date Balance              Date Balance
-------------                             --------------       ---------------------    -----------------------
Standard.................................     5,441              $144,413,783.73                 84.86%
Family First Direct......................       409                 7,837,606.19                  4.61
No Income No Appraisal...................       471                 6,585,386.86                  3.87
Select...................................       132                 5,590,335.15                  3.28
No Income Verification...................       151                 2,666,674.24                  1.57
Alternative..............................        43                 1,106,026.62                  0.65
Streamline...............................        21                   856,652.14                  0.50
Super Express............................        58                   777,933.51                  0.46
Express..................................        13                   315,584.00                  0.19
Quick....................................         2                    28,500.00                  0.02
                                              -----              ---------------                ------
       Total.............................     6,741              $170,178,482.44                100.00%
                                              =====              ===============                ======

Initial HELs

      The Initial HELs were originated or acquired by the Seller generally in accordance with the underwriting standards of the Seller. The Initial HELs are fixed rate, closed-end home equity loans evidenced by the related promissory notes (the "Mortgage Notes") and secured by the related mortgages or deeds of trusts (with respect to HELOCs and HELs, the "Mortgages") on the related residential properties (with respect to HELOCs and HELs, the "Mortgaged Properties"). Approximately 98.73% of the Initial HELs (by aggregate Statistical Calculation Date Balance) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The Mortgaged Properties securing the Initial HELs consist primarily of residential properties. As to 100.00% of the Initial HELs, the borrower represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary or second home.

      All percentages of the Initial HELs described herein are approximate percentages determined (except as otherwise indicated) by the aggregate Statistical Calculation Date Balance of the Initial HELs. The Initial HELs are all part of Loan Group IV.

      The Statistical Calculation Date Balance of the Initial HELs is $57,647,152.43. As of the Statistical Calculation Date, no Initial HEL is 30 days or more delinquent. With respect to the Initial HELs, the average Statistical Calculation Date Balance is approximately $26,191.35, the minimum Statistical Calculation Date Balance is $2,038.11, the maximum Statistical Calculation Date Balance is $100,000.00, the lowest Loan Rate and the highest Loan Rate on the Statistical Calculation Date are 5.700% and 17.990% per annum, respectively, and the weighted average Loan Rate on the Statistical Calculation Date is approximately 10.494% per annum. The minimum and maximum Combined Loan-to-Value Ratios as of the Statistical Calculation Date are 7.00% and 100.00% respectively, and the weighted average Combined Loan-to-Value Ratio based on the Statistical Calculation Date Balance of the Initial HELs is approximately 79.53 % as of the Statistical Calculation Date. The latest scheduled maturity of any Initial HEL is October 1, 2029. With respect to 46.67% and 4.67% of the Initial HELs, the related Mortgaged Properties are located in the States of California and Michigan, respectively.

Loan Terms of the HELs

      The Loan Rate of each Initial HEL is the per annum interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note. The Loan Rate borne by each Initial HEL is fixed as of the date of origination of such Initial HEL.

      Interest on each HEL is charged on that part of the principal which has not been paid. Interest is charged from the date the loan is advanced until the full amount of the principal has been paid. Interest on each HEL is calculated on a daily basis. The amount of the daily interest is equal to the annual interest rate divided by the number of days in the year times the outstanding principal balance.

      Each Initial HEL had a term to maturity from the date of origination of not more than 360 months. The Initial HELs provide for substantially equal payments in an amount sufficient to amortize the HELs over their terms.

Initial HEL Characteristics

      Set forth below is a description of certain additional characteristics of the Initial HELs as of the Statistical Calculation Date. Unless otherwise specified, all principal balances of the Initial HELs are as of the Statistical Calculation Date and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate principal balance as of the Statistical Calculation Date (except as indicated otherwise).

                                  PROPERTY TYPE

                                                                                           Percent of
                                                                 Statistical             Initial HELs by
                                          Number of              Calculation         Statistical Calculation
Property Type                            Initial HELs            Date Balance             Date Balance
-------------                            ------------           --------------       -----------------------
Single-Family Dwelling...................   1,913               $50,207,143.29               87.09%
Condominium..............................     146                 3,480,518.59                6.04
PUD......................................     114                 3,242,142.81                5.62
Two-Family...............................      24                   612,736.90                1.06
Manufactured.............................       4                   104,610.84                0.18
                                            -----               --------------              ------
       Total.............................   2,201               $57,647,152.43              100.00%
                                            =====               ==============              ======

                                 OCCUPANCY TYPES

                                                                                            Percent of
                                                                  Statistical            Initial HELs by
Occupancy                                  Number of              Calculation        Statistical Calculation
(as indicated by Borrower)                Initial HELs           Date Balance              Date Balance
--------------------------                ------------           --------------      -----------------------
Owner.....................................   2,187               $57,278,211.51              99.36%
Second Home...............................      14                   368,940.92               0.64
                                             -----               --------------             ------
       Total..............................   2,201               $57,647,152.43             100.00%
                                             =====               ==============             ======

                               PRINCIPAL BALANCES

                                                                                           Percent of
                                                                  Statistical            Initial HELs by
                                           Number of              Calculation        Statistical Calculation
Range of Principal Balances ($)           Initial HELs           Date Balance              Date Balance
-------------------------------           ------------           --------------      -----------------------
     $0.00     to     $25,000.00........     1,273               $21,073,845.08              36.56%
$25,000.01     to     $50,000.00........       816                28,792,819.26              49.95
$50,000.01     to     $75,000.00........        76                 4,585,579.58               7.95
$75,000.01     to    $100,000.00........        36                 3,194,908.51               5.54
                                             -----               --------------             ------
                  Total.................     2,201               $57,647,152.43             100.00%
                                             =====               ==============             ======

      The average Principal Balance as of the Statistical Calculation Date is approximately $26,191.35.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                Statistical               Percent of
                                                                Calculation            Initial HELs by
Range of Combined                         Number of                 Date            Statistical Calculation
Loan-to-Value Ratios(%)                 Initial HELs              Balance                Date Balance
-----------------------                 ------------          -------------         -----------------------
 0.001%  to      50.000%............        130               $ 2,847,404.13               4.94%
50.001%  to      60.000%............         91                 2,220,655.92               3.85
60.001%  to      70.000%............        208                 5,875,673.61              10.19
70.001%  to      80.000%............        628                16,595,509.98              28.79
80.001%  to      90.000%............        927                23,433,224.79              40.65
90.001%  to     100.000%............        217                 6,674,684.00              11.58
                                          -----               --------------             ------
           Total....................      2,201               $57,647,152.43             100.00%
                                          =====               ==============             ======

            The minimum and maximum Combined Loan-to-Value Ratios of the Initial HELs as of the Statistical Calculation Date are approximately 7.00% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial HELs as of the Statistical Calculation Date is approximately 79.53%.

                           GEOGRAPHICAL DISTRIBUTIONS

                                                                                            Percent of
                                                                  Statistical             Initial HELs by
                                           Number of              Calculation         Statistical Calculation
State                                     Initial HELs           Date Balance              Date Balance
-----                                     ------------           --------------       -----------------------
California...............................      909               $26,902,932.58              46.67%
Michigan.................................      112                 2,690,157.43               4.67
New York.................................       69                 1,997,288.49               3.46
Massachusetts............................       76                 1,991,480.56               3.45
Florida..................................       84                 1,730,764.07               3.00
Illinois.................................       65                 1,648,830.04               2.86
Washington...............................       66                 1,557,421.00               2.70
New Jersey...............................       64                 1,509,594.06               2.62
Other(1).................................      756                17,618,684.20              30.56
                                             -----               --------------             ------
          Total..........................    2,201               $57,647,152.43             100.00%
                                             =====               ==============             ======

      (1) Other includes states and the District of Columbia with under 2.5% concentrations individually.

                               JUNIOR RATIOS(1)(2)

                                                                                        Percent of
                                                               Statistical            Initial HELs by
                                         Number of             Calculation        Statistical Calculation
Range of Junior Ratios (%)             Initial HELs           Date Balance              Date Balance
--------------------------             ------------          ---------------      -----------------------
 0.00%  to     9.99%.................       265              $  4,072,021.20               7.06%
10.00%  to    19.99%.................     1,169                27,797,618.08              48.22
20.00%  to    29.99%.................       478                15,269,294.24              26.49
30.00%  to    39.99%.................       174                 5,906,686.51              10.25
40.00%  to    49.99%.................        58                 2,503,770.86               4.34
50.00%  to    59.99%.................        27                 1,150,902.78               2.00
60.00%  to    69.99%.................        10                   277,038.69               0.48
70.00%  to    79.99%.................         9                   374,715.55               0.65
80.00%  to    89.99%.................         6                   156,353.55               0.27
90.00%  to    99.99%.................         5                   138,750.97               0.24
                                          -----               --------------             ------
           Total.....................     2,201               $57,647,152.43             100.00%
                                          =====               ==============             ======

            (1) The Junior Ratio of a HEL is the ratio (expressed as a percentage) of the credit limit of such HEL to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HEL is underwritten.

            (2) The weighted average Junior Ratio of the Initial HELs as of the Statistical Calculation Date is 22.00%.

                                   LOAN RATES

                                                                                        Percent of
                                                                Statistical          Initial HELs by
                                         Number of              Calculation      Statistical Calculation
Range of Loan Rates(%)                  Initial HELs           Date Balance            Date Balance
----------------------                  ------------          --------------     -----------------------
 5.001%       to    8.000%.............      41               $   395,121.60               0.69%
 8.001%       to    9.000%.............      70                 2,066,716.09               3.59
 9.001%       to   10.000%.............     895                23,571,585.56              40.89
10.001%       to   11.000%.............     767                19,771,225.42              34.30
11.001%       to   12.000%.............     266                 7,020,230.47              12.18
12.001%       to   13.000%.............      75                 2,496,390.95               4.33
13.001%       to   14.000%.............       1                    25,000.00               0.04
14.001%       to   15.000%.............      30                   821,247.92               1.42
15.001%       to   16.000%.............      55                 1,455,684.23               2.53
17.001%       to   18.000%.............       1                    23,950.19               0.04
                                          -----               --------------             ------
                Total..................   2,201               $57,647,152.43             100.00%
                                          =====               ==============             ======

            The weighted average Loan Rate as of the Statistical Calculation Date is approximately 10.494%.

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                             Percent of
                                                                    Statistical            Initial HELs by
                                              Number of             Calculation        Statistical Calculation
Range of Months                             Initial HELs           Date Balance              Date Balance
---------------                             ------------          ---------------      -----------------------
  0    to      60.......................         241              $  4,002,800.85               6.94%
 61    to     120.......................         606                13,238,762.56              22.97
121    to     180.......................       1,199                35,519,985.60              61.62
181    to     240.......................          34                 1,149,219.02               1.99
241    to     300.......................          97                 2,917,669.77               5.06
301    or    greater....................          24                   818,714.63               1.42
                                               -----               --------------             ------
            Total....................          2,201               $57,647,152.43             100.00%
                                               =====               ==============             ======

            The weighted average months remaining to scheduled maturity as of the Statistical Calculation Date is approximately 165 months.

                                  LIEN PRIORITY

                                                                                            Percent of
                                                                  Statistical            Initial HELs by
                                           Number of              Calculation        Statistical Calculation
Lien Position                             Initial HELs           Date Balance              Date Balance
-------------                             ------------           --------------      -----------------------
First.................................          23               $   734,482.61               1.27%
Second................................       2,178                56,912,669.82              98.73
                                             -----               --------------             ------
        Total.........................       2,201               $57,647,152.43             100.00%
                                             =====               ==============             ======

                                ORIGINATION YEAR

                                                                                           Percent of
                                                                 Statistical            Initial HELs by
                                          Number of              Calculation        Statistical Calculation
Origination Year                         Initial HELs            Date Balance             Date Balance
----------------                         ------------          ---------------      -----------------------
1996...................................         1              $     17,926.50               0.03%
1997...................................         3                    52,782.08               0.09
1998...................................        45                 1,096,055.01               1.90
1999...................................     2,152                56,480,388.84              97.98
                                            -----               --------------             ------
        Total..........................     2,201               $57,647,152.43             100.00%
                                            =====               ==============             ======

                              DEBT-TO-INCOME RATIOS

                                                                                          Percent of
                                                                 Statistical            Initial HELs by
                                            Number of            Calculation        Statistical Calculation
Range of Debt-to-Income Ratios (%)        Initial HELs           Date Balance           Date Balance
----------------------------------        ------------         --------------       -----------------------
  0.00%   to    9.99%..................         9              $   326,420.55                0.57%
 10.00%   to   19.99%..................        51                1,183,860.65                2.05
 20.00%   to   29.99%..................       407                9,587,787.60               16.63
 30.00%   to   39.99%..................       722               18,332,517.19               31.80
 40.00%   to   49.99%..................       867               24,374,556.54               42.28
 50.00%   to   59.99%..................       113                3,085,820.91                5.35
 60.00%   to   69.99%..................        15                  375,997.20                0.65
 70.00%   to   79.99%..................        15                  310,931.76                0.54
 80.00%   to   89.99%..................         2                   69,260.03                0.12
                                            -----              --------------              ------
              Total....................     2,201              $57,647,152.43              100.00%
                                            =====              ==============              ======

                               DOCUMENTATION TYPE

                                                                                                Percent of
                                                                      Statistical            Initial HELs by
                                                Number of             Calculation         Statistical Calculation
Documentation                                  Initial HELs          Date Balance              Date Balance
------------------------------------------  ------------------  -----------------------  ------------------------
Standard..................................        1,346               $37,509,893.53              65.07%
No Income No Appraisal....................          511                11,729,212.56              20.35
No Income Verification....................          161                 4,072,646.05               7.06
Family First Direct.......................          124                 2,729,772.86               4.74
Super Express.............................           36                   800,899.37               1.39
Select....................................            9                   422,546.20               0.73
Streamline................................            5                   186,300.46               0.32
Express...................................            6                   141,338.29               0.25
Alternative...............................            3                    54,543.11               0.09
                                                  -----               --------------             ------
          Total...........................        2,201               $57,647,152.43             100.00%
                                                  =====               ==============             ======

      The information set forth in the preceding sections is based upon information provided by the Seller and tabulated by the Depositor. The Depositor makes no representation as to the accuracy or completeness of such information.

Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account

      The Purchase Agreement permits the Issuer to acquire Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the entire pool of Mortgage Loans upon the acquisition of the Subsequent Mortgage Loans may vary somewhat from the statistical characteristics of the Initial Mortgage Loans as of the Statistical Calculation Date as presented in this Prospectus Supplement. During the Revolving Period for the Floating Rate Term Notes, it is expected that Subsequent Mortgage Loans acquired with amounts withdrawn from the Funding Account will consist primarily of HELOCs and be included in Loan Groups I, II and/or III.

      Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the criteria set forth herein under "Description of the Mortgage Loans--Underwriting Standards." Subsequent Mortgage Loans will be transferred to the Issuer pursuant to subsequent transfer instruments (the "Subsequent Transfer Agreements") between the Seller and the Issuer. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Issuer will be required to pay to the Seller from amounts on deposit in the Pre-Funding Account or the Funding Account a cash purchase price of 100% of the Principal Balance thereof. In each instance in which Subsequent Mortgage Loans are transferred to the Trust Estate pursuant to a Subsequent Transfer Agreement, the Issuer will designate a cut-off date (such cut-off date, the "Subsequent Cut-Off Date") with respect to the Subsequent Mortgage Loans acquired on such date. The amount paid from the Pre-Funding Account or Funding Account, as applicable, on each Subsequent Transfer Date will not include accrued interest on the Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Principal Balance of the Mortgage Loans will increase by an amount equal to the aggregate Principal Balance of the Subsequent Mortgage Loans so acquired and the amount in the Pre-Funding Account or Funding Account, as applicable, will decrease accordingly.

      Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Agreement and the Purchase Agreement; (b) the Seller will select such Subsequent Mortgage Loans in a manner that it reasonably believes is not adverse to the interests of the holders of the Term Notes (the "Term Noteholders") or the holders of the Variable Funding Notes (together with the Term Noteholders, the "Noteholders") or the Enhancer;
(c) the Seller will deliver certain opinions of counsel acceptable to the Enhancer and the Indenture Trustee with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (d) as of each Subsequent Cut-Off Date, each Subsequent Mortgage Loan will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the original stated term to maturity of such Subsequent Mortgage Loan will not exceed 360 months; (iii) the lien securing any such Subsequent Mortgage Loan must be a first or second lien priority; (iv) such Subsequent Mortgage Loan must have an outstanding Principal Balance of at least $1,000 and no more than $511,000 as of the Subsequent Cut-Off Date; (v) such Subsequent Mortgage Loan will be underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Loans--Underwriting Standards" herein; (vi) such Subsequent Mortgage Loan must have a Combined-Loan-to-Value Ratio at origination of no more than 100%; (vii) such Subsequent Mortgage Loan shall not provide for negative amortization; and (viii) following the purchase of such Subsequent Mortgage Loan by the Issuer, the Mortgage Loans included in the assets of the Issuer (the "Trust Estate") must have a weighted average Loan Rate, a weighted average remaining term to maturity and a weighted average Combined Loan-to-Value Ratio at origination, as of each respective Subsequent Cut-Off Date, which would not vary materially from the Initial Mortgage Loans included initially in the Trust Estate. In addition, the Indenture Trustee will not agree to any transfer of Subsequent Mortgage Loans without the approval of the Enhancer, which approval shall not be unreasonably withheld; provided, however that the Enhancer will provide notice of approval or disapproval within 5 Business Days or such Subsequent Mortgage Loans will be deemed approved by the Enhancer. Subsequent Mortgage Loans with characteristics materially varying from those set forth above may be purchased by the Issuer and included in the Trust Estate with the approval of the Enhancer; provided, however, that the addition of such Subsequent Mortgage Loans will not materially affect the aggregate characteristics of the entire pool of Mortgage Loans.

      The Pre-Funding Account. The Indenture Trustee will establish an account in its name designated the "pre-funding account" (the "Pre-Funding Account"), and approximately $77,174,365.13 (the "Original Pre-Funded Amount") will be deposited therein on the Closing Date from the net proceeds of the sale of the Securities. Approximately $59,821,517.56 of the Original Pre-Funded Amount will be allocated to purchasing HELOCs and $17,352,847.57 will be allocated to purchasing HELs. Monies in the Pre-Funding Account will be applied during the period from the Closing Date to the earliest of: (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000; (ii) April 30, 2000 or (iii) the occurrence of a Rapid Amortization Event (the "Pre-Funding Period") to purchase Subsequent Mortgage Loans from the Seller. The Pre-Funding Account will be part of the Trust Estate, but monies on deposit therein will not be available to cover losses on or in respect of the Mortgage Loans. Any portion of the Original Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be applied first to acquire any additional draws under the HELOCs (the "Additional Balances") and thereafter will be deposited into the Funding Account. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments as provided in the Servicing Agreement. Net income on investment of funds in the Pre-Funding Account will be deposited into or credited to an account held by the Indenture Trustee designated the "capitalized interest account" (the "Capitalized Interest Account"). There can be no assurance that a sufficient number of Subsequent Mortgage Loans will be available for application of the entire Original Pre-Funded Amount.

      The Funding Account. The Notes will be subject to redemption in part on the Payment Date immediately succeeding the date on which the Revolving Period for the Floating Rate Term Notes ends, in the event that any amounts remain on deposit in the Funding Account, exclusive of any investment earnings thereon, after giving effect to the purchase by the Issuer of all Subsequent Mortgage Loans and Additional Balances, including any such purchase on the date on which the Revolving Period for the Floating Rate Term Notes ends.

Non-Recordation of Assignments

      Subject to the consent of the Enhancer, the Seller will not be required to record assignments of the Mortgages to the Indenture Trustee in the real property records of the states in which the related Mortgaged Properties are located. The Seller will retain record title to such Mortgages on behalf of the Indenture Trustee and the Securityholders. Although the recordation of the assignments of the Mortgages in favor of the Indenture Trustee is not necessary to effect a transfer of the Mortgage Loans to the Indenture Trustee, if the Seller were to sell, assign, satisfy or discharge any Mortgage Loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture

Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Indenture Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from the Seller or a trustee in bankruptcy thereof. If such other parties, creditors or purchasers have rights to the Mortgage Loans that are superior to those of the Indenture Trustee, Securityholders could lose the right to future payments of principal and interest to the extent that such rights are not otherwise enforceable in favor of the Indenture Trustee under the applicable Mortgage Documents.

Amendments to Mortgage Documents

      Subject to applicable law, the Servicer may change the terms of the Mortgage Documents at any time, provided that such changes (i) do not adversely affect the interests of the Securityholders or the Enhancer and (ii) are consistent with prudent business practice. In addition, the Servicing Agreement will permit the Servicer, with certain limitations described therein, to increase the credit limit or reduce the margin of a HELOC and to reduce the Loan Rate on a HEL.

Optional Removal of Mortgage Loans

      In certain instances in which a Mortgagor either (i) requests an increase in the credit limit on the related HELOC above the limit stated on the Credit Line Agreement, (ii) requests to place a lien on the related Mortgaged Property senior to the lien of the related Mortgage Loan, or (iii) refinances the senior lien resulting in a Combined Loan-to-Value Ratio above the previous Combined Loan-to-Value Ratio for such loan, the Servicer will have the option to purchase from the Trust Estate the related Mortgage Loan at a price equal to the Repurchase Price (as defined herein).

Underwriting Standards

      All of the Mortgage Loans will be acquired by the Depositor from the Seller. The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans.

      The Seller's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the GMACM Underwriting Guidelines (as modified from time to time, the "GMACM Underwriting Guide"), including the provisions of the GMACM Underwriting Guide applicable to the GMAC Mortgage Home Equity Program. The underwriting standards as set forth in the GMACM Underwriting Guide are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

      The underwriting standards set forth in the GMACM Underwriting Guide with respect to Mortgage Loans originated or acquired under the GMAC Mortgage Home Equity Program provide for varying levels of documentation. For standard documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if they are self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns, and a credit report is obtained. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. These loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000 and for all three and four unit properties.

      Under the GMACM Underwriting Guide, loans may also be originated under the "Quick Program," a no income verification program for self-employed borrowers. For such loans, only a credit check and an appraisal are required. Such loans are generally limited to a loan amount of $50,000 or less, and are limited to primary residences. In addition, the borrower may be qualified under a "No Income/No Appraisal" program. Under such a program, a credit check is required, and the Combined Loan-to-Value Ratio is limited to 80%, or 90% in the case of GM and GM subsidiary employees under the "Family First Direct" program. The borrower is qualified on his or her stated income in the application, the Combined Loan-to-Value Ratio is based on the borrower's stated value of the property and no appraisal is made, except that with respect to Combined Loan-to-Value Ratios over 80% under the "Family First Direct" program, the borrower must supply evidence of value. The maximum loan under such program is generally limited to $40,000 ($250,000 under the "Family First Direct" program). In addition, the borrower may be qualified under a "No Income Verification" program. Under such program, a credit check is required, and the Combined Loan-to-Value Ratio is limited to 90%. The borrower is qualified based on the income stated on the application. Such loans are generally limited to an amount of $100,000 or less, and are limited to primary residences. These loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000.

      In addition, the GMACM Underwriting Guide provides for loans under its "Select" program to employees and retirees of GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. Underwriting is subject to a maximum Combined Loan-to-Value Ratio of 100% for primary residences and a maximum Combined Loan-to-Value Ratio of 80% for second homes, and a maximum loan amount of $250,000. The Combined Loan-to-Value Ratio is based on the borrower's stated value and no appraisal is made for Combined Loan-to-Value Ratios of 80% or less. The borrower must supply evidence of value when the property value is under $500,000 and the Combined Loan-to-Value Ratio is between 80% and 90%. A drive-by appraisal is required for a Combined Loan-to-Value of Ratio greater than 90% and a property value under $500,000. A full appraisal is required for a Combined Loan-to-Value Ratio greater than 90% with property values of $500,000 and above.

      The HELOCs included in the Mortgage Pool generally were originated subject to a maximum Combined Loan-to-Value Ratio of 100.00%, and the HELs included in the Mortgage Pool generally were originated subject to a maximum Combined Loan-to-Value Ratio of 100.00%. Additionally, loans were generally originated with a maximum total monthly debt to income ratio of 45%, although variances are permitted based on compensating factors. There can be no assurance that the Combined Loan-to-Value Ratio or the debt to income ratio for any Mortgage Loans will not increase from the levels established at origination.

      The underwriting standards set forth in the GMACM Underwriting Guide with respect to Mortgage Loans originated under the GMACM Home Equity Program may be varied in appropriate cases. There can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Mortgage Loans will be equivalent under all circumstances.

      GMAC Mortgage's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

      Conformity with the applicable underwriting standards will vary depending on a number of factors relating to the specific Mortgage Loan, including the principal amount or Credit Limit, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the Mortgage Loan (as determined based on a credit scoring model acceptable to the Seller). Credit scores are not used to deny loans. However, credit scores are used as a "tool" to analyze a borrower's credit. Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features (such as maximum loan amount, maximum Combined Loan-to-Value Ratio, property type and use, and documentation level) may depend on the borrower's credit score.

      The following is a brief description of the underwriting standards under the GMACM Home Equity Program for standard documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. The borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the GMACM Home Equity Program, generally borrowers with a previous foreclosure or bankruptcy within the past five years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. Borrowers with a previous foreclosure or bankruptcy generally do not qualify for a loan unless extenuating credit circumstances beyond their control are documented. In addition, an income verification is obtained. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Mortgage Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Credit Line Agreement is executed on behalf of the trust.

      An appraisal may be made of the Mortgaged Property securing each Mortgage Loan. Such appraisals may be either a full appraisal, a drive-by appraisal or a statistical property evaluation. Such appraisals may be performed by appraisers independent from or affiliated with the GMAC Mortgage or their affiliates. Such appraisals, however, will not establish that the Mortgaged Properties provide assurance of repayment of the Mortgage Loans. See "Risk Factors-The Mortgage Properties might not be Adequate Security for the Mortgage Loans" herein. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. In certain circumstances on or after September 1, 1999, a statistical property evaluation may have been completed in lieu of a drive-by appraisal by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. The Seller believes that no more than 20% (by aggregate Statistical Calculation Date Balance) of the Initial Mortgage Loans are secured by Mortgaged Properties which may have been appraised using the statistical property evaluation method. Each appraisal is required to be dated no more than 180 days prior to the date of approval of the Mortgage Loan; provided, that depending on the Credit Limit an earlier appraisal may be utilized if such appraisal was made not earlier than one year prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property evaluation is obtained. Title searches are undertaken in most cases, and title insurance may be required on all Mortgage Loans with Credit Limits in excess of $100,000.

      Under the GMACM Home Equity Program, the Combined Loan-to-Value Ratio is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the Mortgage Loan is originated concurrently with the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations (including debt service on any related mortgage loan secured by a senior lien on the related Mortgaged Property). For qualification purposes the monthly payment is based solely on the payment of interest only on the loan. The Loan Rate in effect from the origination date of a Mortgage Loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. The Mortgage Loans will not provide for negative amortization. Payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

      The underwriting standards set forth in the GMACM Underwriting Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income, appraisals, asset and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Mortgage Loan. Generally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors (such as a relatively low Combined Loan-to-Value Ratio, or other favorable underwriting factors) must be present and the borrower's eligibility for such program may be determined by use of a credit scoring model.

                             THE SELLER AND SERVICER

General

      GMAC Mortgage Corporation is the Seller and Servicer for all of the Mortgage Loans. The Seller is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. The Seller is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

      The Notes do not represent an interest in or an obligation of the Seller or the Servicer. The Seller's only obligations with respect to the Notes will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided herein.

      The Seller maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      The Servicer will be responsible for servicing the Mortgage Loans in accordance with the its program guide and the terms of the Servicing Agreement. The Custodian will be The Bank of Maryland.

      Billing statements for HELOCs are mailed monthly by the Servicer. The statement details the monthly activity on the related HELOC and specifies the minimum payment due to the Servicer and the available credit line. Notice of changes in the applicable Loan Rate are provided by the Servicer to the Mortgagor with such statements. All payments are due by the applicable due date.

      For information regarding foreclosure procedures, see "--Realization Upon Defaulted Loans" below. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the Servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

Collection and Other Servicing Procedures

      The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Mortgage Loans. Consistent with the foregoing, the Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the due dates for payments due on a Mortgage Loan, provided that the insurance coverage for such Mortgage Loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby.

      In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), and if determined by the Servicer to be in the best interests of the Enhancer and the Noteholders, the Servicer may permit certain modifications of the Mortgage Loan or make forbearances on the Mortgage Loan rather than proceeding with foreclosure or repossession (if applicable). In making such determination, the loss that might result if such Mortgage Loan were liquidated would be taken into account. Such modifications may have the effect of reducing the Loan Rate or extending the final maturity date of the Mortgage Loan. Any such modified Mortgage Loan may remain in the Trust Estate, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, the Notes.

      In any case in which Mortgaged Property subject to a Mortgage Loan is being conveyed by the Mortgagor, the Servicer shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person will become liable under the Credit Line Agreement subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan if the Servicer shall have determined in good faith that such release will not adversely affect the ability to make full and timely collections on the related Mortgage Loan. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the Loan Rate borne by the related Credit Line Agreement may not be altered.

      Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Servicer for processing such request will be retained by the Servicer as additional servicing compensation.

      The Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Servicer in connection with its activities under the Servicing Agreement. The Servicer may be subject to certain restrictions under the Servicing Agreement with respect to the refinancing of a lien senior to a Mortgage Loan secured by a lien on the related Mortgaged Property.

Realization Upon Defaulted Loans

      With respect to a Mortgage Loan secured by a lien on a Mortgaged Property in default, the Servicer will decide whether to foreclose upon the Mortgaged Property or with respect to any such Mortgage Loan, write off the principal balance of the Mortgage Loan as a bad debt or take an unsecured note. In connection with such decision, the Servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a Mortgage Loan secured by a lien on a Mortgaged Property is junior to another lien on the related Mortgaged Property, following any default thereon, unless foreclosure proceeds for such Mortgage Loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Mortgage Loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors-- The mortgaged properties might not be adequate security for the mortgage loans" in this Prospectus Supplement. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan secured by a lien on a Mortgaged Property (an "REO Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Estate until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Loan"). Any income (net of expenses and fees and other than gains described below) received by the Servicer on such Mortgaged Property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Noteholders.

      With respect to a Mortgage Loan secured by a lien on a Mortgaged Property in default, the Servicer may pursue foreclosure (or similar remedies) subject to any senior lien positions and certain other restrictions pertaining to junior loans concurrently with pursuing any remedy for a breach of a representation and warranty made by the Seller. However, the Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the Trust Estate. The Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Servicer from any amounts otherwise payable to the Noteholders, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be paid to Noteholders, the amount of any loss or the amount required to be drawn under any applicable form of credit enhancement, the Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan.

      The Servicer has the option to purchase from the Trust Estate any defaulted Mortgage Loan after 60 days at the Repurchase Price. If a defaulted Mortgage Loan or REO Loan is not so removed from the Trust Estate, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Noteholders will bear such loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related Mortgagor, the Servicer will be entitled to retain such gain as additional servicing compensation.

Delinquency and Loss Experience of the Servicer's Portfolio

      The following tables summarize the delinquency and loss experience for all home equity lines of credit loans originated by the Seller. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

      The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Servicer's HELOC loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such HELOC loans serviced for each period would be higher than those shown if certain of such home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to such HELOC loans.

                         DELINQUENCY AND LOSS EXPERIENCE

              Home Equity Loan Portfolio Delinquency Experience (1)

================================================================================================================================

                           At September 30, 1999     At December 31, 1998      At December 31, 1997      At December 31, 1996
                            $ Loans      % by $      $ Loans      % by $        $ Loans      % by $       $ Loans      % by $
                            -------      ------      -------      ------        -------      ------       -------      ------
Number of Loans                    35,864                    25,494                    20,159                     17,321
Total Portfolio.........  $788,260,590   100.00%   $656,651,283   100.00%     $568,400,751   100.00%    $496,075,875   100.00%

Period of Delinquency...
   30-59 Days...........     7,965,996     1.01%      8,640,057     1.32%        8,367,782     1.47%       7,385,849     1.49%
   60-89 Days...........     1,926,233     0.24%      2,193,177     0.33%        1,165,224     0.21%       1,052,747     0.21%
   90+ Days............      3,204,109     0.41%      2,033,104     0.31%        2,396,182     0.42%       1,817,260     0.37%
Total Loans.............    13,096,338     1.66%     12,866,339     1.96%       11,929,188     2.10%      10,255,856     2.07%

Foreclosure.............     3,003,916     0.38%      3,637,492     0.55%        3,333,258     0.59%       3,255,995     0.66%
Foreclosed..............       436,727     0.06%        573,533     0.09%        1,951,334     0.34%       1,387,670     0.28%
Total Loans in
Foreclosure.............     3,440,644     0.44%      4,211,025     0.64%        5,284,592     0.93%       4,643,665     0.94%

Total Delinquent Loans..   $16,536,982     2.10%    $17,077,364     2.60%      $17,213,780     3.03%     $14,899,521     3.00%
                          ======================================================================================================

         Home Equity Loan Portfolio Loss and Foreclosure Experience (1)

================================================================================================================================

                             At September 30, 1999     At December 31, 1998     At December 31, 1997      At December 31, 1996
                             $ Loans       % by $     $ Loans       % by $      $ Loans        % by $     $ Loans       % by $
                             -------       ------     -------       ------      -------        ------     -------       ------
Number of Loans                     35,864                    25,494                    20,159                    17,321
Total Portfolio..........  $788,260,590    100.00%  $656,651,283    100.00%   $568,400,751     100.00%  $496,075,875    100.00%

Total Loans in
Foreclosure..............     3,440,644      0.44%     4,221,025      0.64%      5,284,592       0.93%     4,643,665      0.94%


Net Chargeoffs for Period      $626,546      0.08%    $1,873,593      0.29%     $1,332,166       0.23%    $1,553,129      0.31%
                           =====================================================================================================

(1)   Performing loans in bankruptcy are not included in delinquency statistics.

Servicing and Other Compensation and Payment of Expenses

      The servicing fee for each Mortgage Loan (the "Servicing Fee") is payable out of the interest payments on such Mortgage Loan. The weighted average Servicing Fee as of the Cut-Off Date is approximately 0.50% per annum. The Servicing Fee consists of (a) servicing compensation payable to the Servicer in respect of its servicing activities and (b) other related compensation. The Servicer is obligated to pay certain ongoing expenses associated with its servicing activities and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement.

                                   THE ISSUER

      The GMACM Home Equity Loan Trust 1999-2 is a business trust established under the laws of the State of Delaware, and will be created and governed by a trust agreement dated as of November 17, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc. (the "Depositor") and the Owner Trustee, for the purposes described in this Prospectus Supplement. The Trust Agreement will constitute the "governing instrument" of the Issuer under the laws of the State of Delaware relating to business trusts. The Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets comprising the Trust Estate and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, in care of Wilmington Trust Company, as Owner Trustee.

                                THE OWNER TRUSTEE

      Wilmington Trust Company (the "Owner Trustee") will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, that none of the Owner Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated, or any entity resulting from such merger or consolidation, will be the successor Owner Trustee under the Trust Agreement.

      The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Depositor, the Seller and/or their respective affiliates.

      The Owner Trustee may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Trust Agreement and the Indenture. The Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Indenture Trustee will be obligated to appoint a successor Owner Trustee after consultation with the Servicer. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

                              THE INDENTURE TRUSTEE

      Norwest Bank Minnesota, National Association (the "Indenture Trustee"), will be the Indenture Trustee under the indenture to be dated as of November 17, 1999 between the Issuer and the Indenture Trustee (the "Indenture"). The principal offices of the Indenture Trustee are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, with administrative offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

      The Indenture Trustee may have normal banking relationships with the Depositor, the Seller and/or their respective affiliates.

      The Indenture Trustee may resign at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Owner Trustee as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Owner Trustee will be obligated to appoint a successor Indenture Trustee after consultation with the Servicer. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the Enhancer or by the holders of a majority principal balance of the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

      The Indenture Trustee has undertaken a firmwide initiative to address the year 2000 issue. The Indenture Trustee does not believe that the year 2000 issue will materially affect its ability to perform its functions with respect to the Issuer or have a material financial impact on the Issuer. However, there can be no assurance of this. Further, there can be no guarantee that the systems of third parties, on which the Indenture Trustee's systems rely, will be timely converted or that a failure to convert by such third parties or a conversion that is incompatible with the Indenture Trustee's systems will not have a material adverse effect on the Issuer.

                                  THE ENHANCER

      The following information has been supplied by the Enhancer for inclusion in this Prospectus Supplement. Accordingly, the Depositor, the Seller, the Servicer and the Indenture Trustee do not make any representation as to the accuracy and completeness of such information.

The Enhancer

      The Enhancer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Enhancer. The Enhancer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Enhancer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Enhancer, changes in control and transactions among affiliates. Additionally, the Enhancer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information About the Enhancer

      The consolidated financial statements of the Enhancer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998, and the consolidated financial statements of the Enhancer and its subsidiaries as of June 30, 1999 and for the six month periods ended June 30, 1999 and June 30, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 1999, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of the Enhancer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Enhancer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                     Statutory Accounting Practices
                               ---------------------------------------
                                December 31,1998        June 30, 1999
                                ----------------        -------------
                                    (Audited)            (Unaudited)
                                            (In Millions)
Admitted Assets...............        $6,521                $6,807
Liabilities...................         4,231                 4,468
Capital and Surplus...........         2,290                 2,339

                                    Generally Accepted Accounting
                                              Practices
                               ---------------------------------------
                                December 31, 1998       June 30, 1999
                                -----------------       -------------
                                    (Audited)            (Unaudited)
                                            (In Millions)
  Assets......................        $7,488                $7,429
  Liabilities.................         3,211                 3,234
  Shareholder's  Equity.......         4,277                 4,195

Where You Can Obtain Additional Information About the Enhancer

      Copies of the financial statements of the Enhancer incorporated by reference herein and copies of the Enhancer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Enhancer. The address of the Enhancer is 113 King Street, Armonk, New York 10504. The telephone number of the Enhancer is
(914) 273-4545.

Year 2000 Readiness Disclosure

      MBIA Inc. is actively managing a high-priority Year 2000 or Y2K program. MBIA Inc. has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and MBIA Inc. does not expect the project budget to materially exceed this amount. MBIA Inc. has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and some third-party entities through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

Financial Strength Ratings of the Insurer

      Moody's Investors Service, Inc. rates the financial strength of the Enhancer "Aaa."

      Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., rates the financial strength of the Enhancer "AAA."

      Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Enhancer "AAA."

      Each rating of the Enhancer should be equivalent independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Enhancer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the Notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Enhancer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

                          DESCRIPTION OF THE SECURITIES

General

      The Home Equity Loan-Backed Term Notes, Series 1999-2 (the "Term Notes"), Class A-1, Class A-2, Class A-3 and Class A-4, and the Home Equity Loan-Backed Variable Funding Notes, Series 1999-2 (the "Variable Funding Notes" and, together with the Term Notes, the "Notes"), will be issued pursuant to the Indenture. The Home Equity Loan-Backed Certificates, Series 1999-2 (the "Certificates" and, together with the Notes, the "Securities"), will be issued pursuant to the Trust Agreement. The Class A-1, Class A-2 and Class A-3 Term Notes are also referred to as the "Floating Rate Term Notes". The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the Term Notes are being offered hereby.

      The Notes will be secured by the Trust Estate, which will be pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. The Trust Estate will consist of, without limitation, (i) the Mortgage Loans (including all Additional Balances and any Subsequent Mortgage Loans), (ii) all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account, the Pre-Funding Account, the Reserve Account and the Funding Account, (iii) the Policy and (iv) all proceeds of the foregoing.

      Until the beginning of the Rapid Amortization Period for the Floating Rate Term Notes , Additional Balances are expected to become assets of the Trust Estate. Apart from the use of any funds in the Pre-Funding Account and/or Funding Account as described in this Prospectus Supplement to acquire Additional Balances, neither the Issuer nor the Indenture Trustee is obligated to fund any Additional Balances.

      The Variable Funding Notes will be issued to the Seller. The Variable Funding Balance will be increased from time to time until the commencement of the Rapid Amortization Period for the Floating Rate Term Notes in consideration for Additional Balances and, in some cases, Subsequent Mortgage Loans sold to the Issuer, if Principal Collections in respect of the related Collection Period (and, during the Revolving Period for the Floating Rate Term Notes, funds on deposit in the Funding Account) are insufficient or unavailable to cover the full consideration therefor. In addition, the Seller may, at its option, sell Subsequent Mortgage Loans to the Issuer from time to time during the Revolving Period for the Floating Rate Term Notes. The consideration for any such sale will be, after the application of amounts, if any, on deposit in the Funding Account, an increase in the Variable Funding Balance. Notwithstanding any of the foregoing, the Variable Funding Balance may not exceed $65,000,000 (the "Maximum Variable Funding Balance"). Initially, the Variable Funding Balance will be zero. The Variable Funding Notes generally will be entitled to receive a portion of the collections on the HELOCs in Loan Groups I, II and/or III depending on the Loan Group or Groups into which the Additional Balances backing the Variable Funding Notes are added.

Book-Entry Notes

      The Term Notes will initially be issued as Book-Entry Notes. Persons acquiring beneficial ownership interests in the Term Notes (the "Term Note Owners") may elect to hold their Term Notes through the Depository Trust Company ("DTC") in the United States, or Cedelbank or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems ("Participants"), or indirectly through organizations that are Participants in such systems. The Book-Entry Notes will be issued in one or more securities that equal the aggregate Term Note Balance of the Term Notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Cedelbank and Euroclear on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Term Note Balances of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no Term Note Owner will be entitled to receive a physical certificate representing such security (each, a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Term Notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be "Holders" or "Noteholders" as such terms are used in the Indenture.

      A Term Note Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such Term Note Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, the interest of which will in turn be recorded on the records of DTC, if such Term Note Owner's Financial Intermediary is not a DTC Participant, and on the records of Cedelbank or Euroclear, as appropriate).

      Term Note Owners will receive all payments of principal of and interest on the Term Notes from the Indenture Trustee through DTC and DTC Participants. While the Term Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Term Notes and is required to receive and transmit payments of principal of and interest on the Term Notes. Participants and Indirect Participants with which Term Note Owners have accounts with respect to Term Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interests.

      Term Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Term Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Term Note Owners that are not Participants may transfer ownership of their Term Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Term Notes, by book-entry transfer, through DTC for the account of the purchasers of such Term Notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the Term Notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

      Under a book-entry format, Term Note Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Term Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Term Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, the issuance of the Term Notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such Book-Entry Notes. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Term Note Owners under the Indenture on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

      Definitive Notes will be issued to Term Note Owners or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default, Term Note Owners representing Percentage Interests aggregating at least a majority of the Term Note Balances of the Term Notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of Term Note Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Term Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as "Holders" and "Noteholders" under the Indenture.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes between and among Participants of DTC, Cedelbank and Euroclear, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration" and "The Agreements--Book-Entry Securities" in the Prospectus.

Payments on the Notes

      Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a "Payment Date"), commencing in December 1999. Payments on the Notes will be made to the persons in the names of which such Notes are registered at the close of business on the day prior to each Payment Date (or, in the case of the Term Notes, if the Term Notes are no longer Book-Entry Notes, at the related Record Date). See "The Agreements--Book-Entry Securities" in the Prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register, in the amounts calculated as described herein on the related Determination Date. However, the final payment in respect of the Term Notes (if the Term Notes are no longer Book-Entry Notes ) will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of Minnesota, Pennsylvania, New York, Maryland or Delaware are required or authorized by law or government decree to be closed. The "Paying Agent" will initially be the Indenture Trustee.

Interest Payments on the Notes

      Interest payments will be made on the Notes on each Payment Date at the applicable Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Interest Shortfalls. As to the Floating Rate Term Notes, the "Interest Period" for any Payment Date will be the period from the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) through the day preceding such

Payment Date. As to the Class A-4 Term Notes, the Interest Period for any Payment Date will be calendar month preceding the month in which such Payment Date occurs.

      As to each Class of Floating Rate Term Notes, the related "Note Rate" for each Interest Period will be a floating rate equal to the least of: (i) LIBOR plus a specified margin; (ii) the Net Loan Rate, as described below, and (iii) 14.0% per annum. The margins for the Class A-1, Class A-2 and Class A-3 Term Notes will be 0.33%, 0.32% and 0.36% per annum, respectively. Notwithstanding the foregoing, the margins on the Class A-1, Class A-2 and Class A-3 Term Notes will increase to 0.66%, 0.64% and 0.72%, respectively, commencing on the related Step-up Date.

      As to the Class A-4 Term Notes, the Note Rate for each Interest Period will be a fixed rate equal to 7.52% per annum. Notwithstanding the foregoing, the Note Rate on the Class A-4 Term Notes will increase by 0.50% to 8.02% per annum commencing on the related Step-up Date.

      Further, on any Payment Date for which the related Note Rate on a Class of Floating Rate Term Notes has been determined pursuant to clause (ii) of the definition of Note Rate, the excess of (a) the amount of interest that would have accrued on such Class of Floating Rate Term Notes during the related Interest Period had such amount been determined pursuant to clause (i) of the definition of Note Rate (but not at a rate in excess of 14.0% per annum) over
(b) the interest actually accrued on such Class of Floating Rate Term Notes during such Interest Period (such excess, an "Interest Shortfall") will accrue interest at the related Note Rate (as adjusted from time to time) and will be paid on subsequent Payment Dates to the extent funds are available therefor. Interest Shortfalls will not be covered by the Policy and may remain unpaid on the final Payment Date in November 2029 (the "Final Payment Date").

      The "Net Loan Rate" will be, with respect to any Payment Date and Loan Group I, II or III, the weighted average of the Loan Rates of the Mortgage Loans in each such Loan Group as of the first day of the calendar month in which the related Interest Period begins, net of the premium rate on the Policy, the rate of the monthly fee for the Limited Reimbursement Agreement, the rate of the fee of the Servicer and, beginning on the thirteenth Payment Date, 0.50% (50 basis points), adjusted to an effective rate reflecting interest calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

      As to any Class of Term Notes, the related "Step-up Date" will be the first Payment Date on which the aggregate Note Balance of such Class of Term Notes is less than 10% of the initial aggregate Note Balance of such Class.

      Interest on each Class of Floating Rate Term Notes in respect of any Payment Date will accrue during the related Interest Period on the basis of the actual number of days in such Interest Period and a 360-day year. Interest on the Class A-4 Term Notes in respect of any Payment Date will accrue during the related Interest Period on the basis of a 30-day calendar month and a 360-day year. Interest payments on each Class of Term Notes will be funded from Interest Collections on the Mortgage Loans in the related Loan Group and, if necessary, from draws on the Policy.

      All interest payments on the Notes in respect of any Payment Date will be allocated to the Term Notes and the Variable Funding Notes pro rata based on their respective interest accruals. The interest rate on the Variable Funding Notes for any Payment Date will not significantly exceed the Note Rates on the Floating Rate Term Notes for the related Interest Period.

      On each Payment Date, LIBOR will be established by the Indenture Trustee. As to any Interest Period, "LIBOR" will equal, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Servicer and the Enhancer), the rate will be the

Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

      "Telerate Page 3750" means the display page so designated on the Bridge Information Systems Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate.

      The "Reference Bank Rate" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Balance of the Notes; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer and the Enhancer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period. The "Reference Banks" are Barclays Bank plc, National Westminster Bank and Bankers Trust Company.

      "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period will, in the absence of manifest error, be final and binding.

Capitalized Interest Account

      On the Closing Date, if required by the Enhancer, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the Term Notes. On each Payment Date during the Pre-Funding Period, the Indenture Trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the Capitalized Interest Requirement, if any, for such Payment Date.

      The "Capitalized Interest Requirement" will be, with respect to each Payment Date during the Pre-Funding Period, the excess, if any of (i) the sum of
(A) the amount of interest accrued at the applicable Note Rate or Rates on the amount on deposit in the Pre-Funding Account as of the preceding Payment Date (or as of the Closing Date, in the case of the first Payment Date) and (B) the amount of the monthly fees paid to the Enhancer, the Owner Trustee, the Indenture Trustee and the provider of the Limited Reimbursement Agreement over
(ii) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account.

      On the Payment Date following the end of the Pre-Funding Period, the Indenture Trustee will distribute to the Seller any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on such Payment Date. The Capitalized Interest Account will be closed following such payment.

Principal Payments on the Notes

      No principal will be payable on any Class of Term Notes during the related Revolving Period. On each Payment Date during the Managed Amortization Period, principal will be payable on each Class of Floating Rate Term Notes and the Variable Funding Notes in an amount equal to Net Principal Collections for the related Loan Group for the related Collection Period. On each Payment Date during the Rapid Amortization Period for each Class of Notes, principal will be payable on the Notes in an amount equal to Principal Collections for the related Loan

Group for the related Collection Period. In addition, on each Payment Date following the end of the Revolving Period for each Class of Notes, to the extent of funds available therefor, holders of the related Class of Term Notes and the Variable Funding Notes will be entitled to receive certain additional amounts to be applied in reduction of the related Note Balances or Variable Funding Balance, as applicable, equal to Liquidation Loss Amounts, as described herein.

      As to each Class of Floating Rate Term Notes, the "Revolving Period" will be the period beginning on the Closing Date and ending on the earlier of (i) November 30, 2000 and (ii) the occurrence of a Managed Amortization Event or a Rapid Amortization Event, as defined below; the "Managed Amortization Period" will be the period beginning on the first payment date following the end of the related Revolving Period and ending on the earlier of (i) November 30, 2004 and
(ii) the occurrence of a Rapid Amortization Event; and the "Rapid Amortization Period" will be the period beginning on the earlier of (i) the first Payment Date following the end of the Managed Amortization Period and (ii) the occurrence of a Rapid Amortization Event, and ending upon the termination of the Issuer. The Managed Amortization Period and the Rapid Amortization Period are referred to as the "Amortization Periods". A "Managed Amortization Event" will be deemed to occur on any date on which the amount on deposit in the Funding Account equals or exceeds $10,000,000.

      As to the Class A-4 Term Notes, the Revolving Period will be the period beginning on the Closing Date and ending on the earlier of (i) March 31, 2000 and (ii) the occurrence of a Rapid Amortization Event; and the Rapid Amortization Period will be the period beginning on the earlier of (i) the first Payment Date following the end of the related Revolving Period and (ii) the occurrence of a Rapid Amortization Event, and ending upon the termination of the Issuer. The Class A-4 Term Notes will not have a Managed Amortization Period.

      All principal payments due and payable on each Class of Floating Rate Term Notes and the Variable Funding Notes for each Payment Date will be allocated among such Classes of Notes based on the Principal Collections in the related Loan Group until the related Note Balance or Variable Funding Balance thereof is paid in full. In no event will principal payments on any Class of Notes on a Payment Date exceed the related Note Balance or Variable Funding Balance, as applicable, on such Payment Date. On the Final Payment Date, principal will be due and payable on the Notes in an amount equal to the related Note Balance or Variable Funding Balance, as applicable, remaining outstanding on such Payment Date.

Priority of Distributions

      On each Payment Date, from amounts withdrawn from the Custodial Account (including any draw on the Policy for such Payment Date and any Enhancer Optional Deposit), the following payments will be made in the following order of priority:

            (i) from P&I Collections for each Loan Group, to the Note Payment Account, for payment to the Holders of the related Class of Term Notes and, as applicable, Variable Funding Notes, pro rata, interest for the related Interest Period at the related Note Rate on the related Note Balance immediately prior to such Payment Date, other than any Interest Shortfalls;

            (ii) during the Amortization Periods, to the Note Payment Account, the Principal Distribution Amount for each Loan Group backing the Floating Rate Term Notes and Variable Funding Notes for payment to the Holders of the related Class or Classes of such Notes; and the Principal Distribution Amount for Loan Group IV for payment to the Holders of the Class A-4 Term Notes;

            (iii) (a) the amount of the premium for the Policy to the Enhancer, with interest thereon, as provided in the insurance agreement dated as of November 1, 1999 among the Enhancer, the Seller, the Depositor, the Servicer, the Indenture Trustee and the Issuer (the "Insurance Agreement"), and (b) the amount, if any, of the monthly fee to an affiliate of the Enhancer for the limited reimbursement agreement to be entered into by such entity as of the Closing Date (the "Limited Reimbursement Agreement");

            (iv) to the Enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

            (v) during the Revolving Periods, to the Funding Account, the amount (but not in excess of the related Group Excess Spread for each Loan Group backing the Floating Rate Term Notes and Variable Funding Notes) necessary to be applied on such Payment Date so that the Overcollateralization Amount for each Loan Group backing the Floating Rate Term Notes and Variable Funding Notes is not less than the Overcollateralization Target Amount for each such Loan Group; and the amount (but not in excess of the Group IV Excess Spread) necessary to be applied on such Payment Date so that the Overcollateralization Amount for Loan Group IV is not less than the Overcollateralization Target Amount for Loan Group IV;

            (vi) during the Amortization Periods, to the Note Payment Account, the amount (but not in excess of the related Group Excess Spread for each Loan Group backing the Floating Rate Term Notes and Variable Funding Notes) necessary to be applied on such Payment Date for payment to the Holders of the related Class or Classes of such Notes so that the Overcollateralization Amount for each Loan Group backing the Floating Rate Term Notes and Variable Funding Notes is not less than the Overcollateralization Target Amount for each such Loan Group; and the amount (but not in excess of the Group IV Excess Spread) necessary to be applied on such Payment Date for payment to the Holders of the Class A-4 Term Notes so that the Overcollateralization Amount for Loan Group IV is not less than the Overcollateralization Target Amount for Loan Group IV;

            (vii) if the aggregate Overcollateralization Amount for all Loan Groups is less than the aggregate Overcollateralization Target Amount for all Loan Groups, the remaining Group Excess Spread for each Loan Group shall be deposited in the Reserve Account to be applied from time to time pursuant to clause (viii) below; and, at such time, if any, that the aggregate Overcollateralization Amount for all Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups, the remaining Group Excess Spread for each Loan Group, together with any funds then on deposit in the Reserve Account, shall be applied pursuant to clauses (ix) through (xii) below;

            (viii) to the Note Payment Account from funds on deposit in the Reserve Account, the sum (but not in excess of the amount, if any, then on deposit in the Reserve Account) of (A) any shortfalls in current interest for any Class of Term Notes and, as applicable, Variable Funding Notes that have not been paid to the related Holders pursuant to clause (i) above on such Payment Date or prior Payment Dates (other than any Interest Shortfalls) and (B) any Liquidation Loss Amounts for each Loan Group not otherwise covered by payments pursuant to clause (ii) above on such Payment Date or prior Payment Dates, for payment to the Holders of the related Class or Classes of Term Notes and, as applicable, Variable Funding Notes, pro rata, based on the amount of unpaid interest and/or Liquidation Loss Amounts;

            (ix) to the Enhancer, any other amounts owed the Enhancer pursuant to the Insurance Agreement;

            (x) from any remaining Group Excess Spread for each Loan Group, to the Note Payment Account, for payment to the Holders of the related Class or Classes of Term Notes and, as applicable, Variable Funding Notes, pro rata, any Interest Shortfalls not previously paid, together with interest thereon at the related Note Rate (as adjusted from time to time), based on the amount remaining unpaid with respect thereto;

            (xi) during the Amortization Periods, to the Indenture Trustee, certain other amounts owing to the Indenture Trustee by the Servicer to the extent remaining unpaid; and

            (xii) any remaining amount, to the Distribution Account, for distribution to the Certificateholders (or, under certain circumstances during the Revolving Period, to the Funding Account in connection with the optional removal of certain Mortgage Loans);

provided, that on the Final Payment Date, the amount to be paid pursuant to clause (ii) above will be equal to the sum of the aggregate Term Note Balance and the Variable Funding Balance immediately prior to such Payment Date. For purposes of the foregoing, the Note Balance or Variable Funding Balance, as applicable, of each Class of Notes on each Payment Date during the Amortization Periods for such class of Notes will be reduced by the pro rata portion allocable to such Notes of all Liquidation Loss Amounts for such Payment Date, but only to the extent that such Liquidation Loss Amounts are not otherwise covered by payments made pursuant to clauses (ii) or (viii) above or by a draw on the Policy and the Overcollateralization Amount for the related Loan Group or Groups for such Payment Date is zero. In the event of any such reduction of the Note Balance of any Class of Term Notes, the amount of the principal reductions allocated to the Term Notes will be payable to the Noteholders on later Payment Dates only to the extent of any excess cashflow remaining on such later Payment Dates.

      "Aggregate Balance Differential" means, with respect to any Payment Date and any Variable Funding Note, the sum of the Balance Differentials that have been added to the Variable Funding Balance of such Variable Funding Note prior to such Payment Date. "Balance Differential" means, with respect to any Payment Date, the amount, if any, by which the sum of the aggregate Principal Balance of all Subsequent Mortgage Loans and the amount of any Additional Balances transferred to the Trust Estate and included in Loan Groups I, II and/or III during the related Collection Period exceeds the aggregate Principal Collections for the previous Collection Period.

      "Enhancer Optional Deposit" means amounts deposited by or on behalf of the Enhancer in the Note Payment Account, other than Insured Amounts, to be applied to the Notes. The amount of any payments due under the Policy will be reduced by any Enhancer Optional Deposits paid directly to the Issuer under the Limited Reimbursement Agreement. Further, under the Limited Reimbursement Agreement, some amounts otherwise payable under the Policy will be reimbursed to the Enhancer, or if directed by the Enhancer, will be paid directly by a third party to the Issuer as an Enhancer Optional Deposit. The Issuer is not a party to the Limited Reimbursement Agreement and has no rights with respect to it. In the event those amounts are not paid to the Issuer under the Limited Reimbursement Agreement, the Enhancer will nevertheless remain obligated to make all payments required to be made under the Policy as described in this Prospectus Supplement.

      "Excess Spread" means, with respect to each Loan Group, the related Group Excess Spread for such Loan Group.

      "Group Excess Spread" means, with respect to any Payment Date and Loan Group and without taking into account any draw on the Policy for such Payment Date, the excess, if any, of (i) Interest Collections for the related Collection Period with respect to Mortgage Loans in such Loan Group over (ii) the sum of
(x) the portion of the Servicing Fee, the premium for the Policy and the fee for the Limited Reimbursement Agreement allocable to such Loan Group for such Payment Date, and (y) the amounts paid on such Payment Date to the Holders of the Term Notes and, with respect to Loan Groups I, II and III only, the Variable Funding Notes pursuant to clause (i) of the payment priorities above.

      "Liquidated Mortgage Loan" means, with respect to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds it reasonably expects to recover, if any, with respect to the disposition of the related Mortgaged Property have been recovered.

      "Liquidation Loss Amount" means, with respect to any Payment Date and any Liquidated Mortgage Loan in a Loan Group, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith.

      "Note Balance" means the Term Note Balance and/or the Variable Funding Balance, as the context requires.

      "Overcollateralization Amount" will be as to any Loan Group and Payment Date, the amount, if any, by which the outstanding Principal Balance of the Mortgage Loans in such Loan Group as of the close of business on the last day of the related Collection Period, together with the related portion of the property of the Issuer allocable to such Loan Group (including the allocable portion of the Pre-Funded Amount and amounts on deposit in the Funding Account and the Reserve Account) exceeds the Note Balance of the related Class of Term Notes, together with, in the case of Loan Groups I, II and III only, the portion, if any, of the Variable Funding Notes related to such Loan Group.

      "Overcollateralization Target Amount" will be as to any Loan Group and Payment Date prior to the thirtieth (30th) Payment Date, an amount equal to the sum of (i) at least 1.85% of the Note Balance of the related Class of Term Notes, together with, in the case of Loan Groups I, II and III only, the portion, if any, of the Variable Funding Notes related to such Loan Group, after taking into account the payment of the Principal Distribution Amount for such Loan Group on such Payment Date and (ii) 100% of the Principal Balances of all Mortgage Loans in such Loan Group that are 180 or more days contractually delinquent as of the last day of the related Collection Period, and thereafter will be adjusted from time to time pursuant to the terms of the Indenture.

      "Principal Distribution Amount" means, for any Payment Date and Loan Group
(i) during the Revolving Period, zero, (ii) during the Managed Amortization Period, Net Principal Collections for the Mortgage Loans in such Loan Group, and
(iii) during the Rapid Amortization Period, Principal Collections for the Mortgage Loans in such Loan Group; provided, that on any Payment Date during the Amortization Periods, the Principal Distribution Amount shall also include an amount equal to the aggregate Liquidation Loss Amounts, if any, for the Mortgage Loans in such Loan Group.

      A "Rapid Amortization Event" will be deemed to occur upon the occurrence of any one of the following events:

            (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Purchase Agreement within five (5) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase Agreement, which failure continues unremedied for a period of sixty (60) days after written notice thereof to the Seller, and such failure materially and adversely affects the interests of the Enhancer or the Securityholders; provided, that a Rapid Amortization Event will not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, as applicable, during such period in accordance with the provisions of the Indenture;

            (b) any representation or warranty made by the Seller in the Purchase Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Servicing Agreement after written notice and as a result of which the interests of the Enhancer or the Securityholders are materially and adversely affected ; provided, that a Rapid Amortization Event will not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, as applicable, during such period in accordance with the provisions of the Indenture;

            (c) the entry against the Seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

            (d) the Seller shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of sixty (60) days or the Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

            (f) a Servicing Default occurs and is unremedied under the Servicing Agreement and a qualified successor Servicer has not been appointed;

            (g) the aggregate of all draws under the Policy exceeds 1% of the initial aggregate Note Balance;

            (h) the Issuer is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; or

            (i) an event of default under the Insurance Agreement (except for a default by the Enhancer, unless such Enhancer cannot be replaced without additional expense).

      In the case of any event described in (a), (b), (f), (g) or (i), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Enhancer or Securityholders evidencing not less than 51% of the aggregate Note Balance of the Securities, by written notice to the Depositor, the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Securityholders), declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (h), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Enhancer or the Securityholders immediately upon the occurrence of such event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.

      "Term Note Balance" means, with respect to any Payment Date and any Term Note, the initial Term Note Balance thereof reduced by all payments of principal of such Term Note prior to such Payment Date.

      "Variable Funding Balance" means, with respect to any Payment Date and any Variable Funding Note, the initial Variable Funding Balance thereof (i) increased by the Aggregate Balance Differential for such Variable Funding Note immediately prior to such Payment Date and (ii) reduced by all distributions of principal thereon prior to such Payment Date.

Reserve Account

      On or after the Closing Date the Indenture Trustee will establish an account in its name designated the "reserve account" (the "Reserve Account"). On each Payment Date, the Indenture Trustee will transfer from the Reserve Account to the Note Payment Account the amount (but not in excess of the amount, if any, then on deposit in the Reserve Account) of any unpaid current interest for any Class of Notes on such Payment Date or prior Payment Dates, or any Liquidation Loss Amounts for each Loan Group not otherwise covered by the payment of the Principal Distribution Amount for such Loan Group on such Payment Date or prior Payment Dates. The Reserve Account will be funded only from amounts representing the Excess Spread, if any, for each Loan Group remaining after such Excess Spread is applied towards the creation and/or maintenance of overcollateralization with respect to such Loan Group. Moneys on deposit in the Reserve Account may be invested in Permitted Investments as provided in the Servicing Agreement. Net income on the investment of funds in the Reserve Account will be retained therein.

Overcollateralization and Cross-collateralization

      The cashflow mechanics of the Trust Estate are intended to create overcollateralization by depositing the Excess Spread in the Funding Account during the Revolving Periods and applying it to acquire Additional Balances and/or Subsequent Mortgage Loans and by using a portion or all of the Excess Spread to make principal payments on the Notes during the Amortization Periods. Such application of Excess Spread will continue until the Overcollateralization Amount for a Loan Group equals the Overcollateralization Target Amount for such Loan Group at which point such application will cease unless necessary on a later Payment Date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future in which case a portion of the Excess Spread will not be used to acquire Additional Balances and/or Subsequent Mortgage Loans or paid to the holders of the Notes but will instead be distributed to the holders of the Certificates. As a result of these mechanics, the weighted average lives of the Notes will be different than they would have been in the absence of such mechanics.

      The cashflow mechanics of the Trust Estate are intended to provide limited cross-collateralization by depositing any remaining Excess Spread in the Reserve Account and applying it to cover any unpaid current interest for any Class of Notes or any remaining Liquidation Loss Amounts that are not otherwise covered by P&I Collections with respect to the related Loan Group. Such application of any remaining Excess Spread will continue until the aggregate Overcollateralization Amount for all Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups at which point any funds on deposit in the Reserve Account will be applied in accordance with the normal distribution priorities. The trapping of any remaining Excess Spread in the Reserve Account may resume on a later Payment Date or Dates if the aggregate Overcollateralization Amount for all Loan Groups falls below the aggregate Overcollateralization Target Amount for all Loan Groups.

      To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization and limited cross-collateralization are exhausted and if payments are not made under the Policy as required, Noteholders may incur a loss on their investments.

The Paying Agent

      The Paying Agent will initially be the Indenture Trustee. The Paying Agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the Noteholders.

Maturity and Optional Redemption

      The Notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on such date, if any. In addition, a principal payment may be made in redemption of any Class of Term Notes upon the exercise by the Servicer of its option to purchase the Mortgage Loans in the related Loan Group together with the related assets of the Trust Estate after the aggregate Note Balance of such Class of Term Notes is reduced to an amount less than or equal to 10% of their initial aggregate Note Balance. The purchase price of such Mortgage Loans will be the sum of the outstanding Principal Balance of such Mortgage Loans and accrued and unpaid interest thereon (including any Interest Shortfalls and interest thereon) at the weighted average of the Loan Rates of such Mortgage Loans through the day preceding the Payment Date on which such purchase occurs, together with all amounts due and owing the Enhancer with respect to the related Loan Group and Notes.

                            DESCRIPTION OF THE POLICY

      The following information has been supplied by the Enhancer for inclusion in this Prospectus Supplement. The Enhancer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Enhancer set forth under the headings "DESCRIPTION OF THE POLICY" and "THE ENHANCER" herein. Additionally, the Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes. No representation is made by the Depositor, the Servicer, the Indenture Trustee, the Underwriter or any of their affiliates as to the accuracy or completeness of the information in such sections.

      The Enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Noteholder that an amount equal to each full and complete Insured Amount will be received from the Enhancer by the Indenture Trustee or its successors, as Indenture Trustee for the Noteholders, on behalf of the Noteholders, for distribution by the Indenture Trustee to each Noteholder of that Noteholder's proportionate share of the Insured Amount.

      The Enhancer's obligations under the Policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be made only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Enhancer.

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), Interest Shortfalls or Relief Act Shortfalls.

      The Enhancer will pay any Insured Amount that is a Preference Amount on the business day following receipt on a business day by the Enhancer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the Enhancer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably required by the Enhancer, irrevocably assigning to the Enhancer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the Enhancer as agent for the Noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Enhancer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Enhancer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder and not to any Noteholder directly unless the Noteholder has returned principal or interest paid on the Notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Noteholder.

      The Enhancer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the Payment Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Enhancer or any successor fiscal agent appointed by the Enhancer of a notice from the Indenture Trustee specifying the Insured Amount which is due and owing on the applicable Payment Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Enhancer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Enhancer's fiscal agent for the purposes of this paragraph, and the Enhancer or the fiscal agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

      Insured Amounts due under the Policy, unless otherwise stated therein, will be disbursed by the Enhancer's fiscal agent to the Indenture Trustee, on behalf of the Noteholders, by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of the Insured Amount and legally available therefor.

      The fiscal agent is the agent of the Enhancer only and the fiscal agent will in no event be liable to Noteholders for any acts of the fiscal agent or any failure of the Enhancer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

      Subject to the terms of the Servicing Agreement, the Enhancer will be subrogated to the rights of each Noteholder to receive payments under the Notes to the extent of any payment by the Enhancer under the Policy.

      As used in the Policy, the following terms shall have the following meanings:

      "Deficiency Amount" means (a) with respect to any Payment Date, an amount if any, equal to the sum of (i) the amount by which the aggregate amount of accrued interest on the Notes (excluding any Relief Act Shortfalls for such Payment Date) at the respective Note Rates on such Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and (ii)(a) with respect to any Payment Date that is not the Final Payment Date, any Liquidation Loss Amount for such Payment Date, to the extent not included in the Principal Distribution Amount for such Payment Date or a reduction in the overcollateralization amount or (b) on the Final Payment Date, the aggregate outstanding balance of the Notes to the extent otherwise not paid on such date.

      "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

      "Preference Amount" means any amount previously distributed to a Noteholder on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      Capitalized terms used in the Policy and not otherwise defined in the insurance policy shall have the meanings set forth in the Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Servicing Agreement unless such amendment or modification has been approved in writing by the Enhancer.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

      The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity of a Note will depend on the price paid by the related Noteholder for such Note, the Note Rate, the rate and timing of principal payments (including payments in excess of the Monthly Payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans in the related Loan Group and, in the case of the HELOCs, the rate and timing of draws and the allocations thereof.

      In general, if a Term Note is purchased at a premium over its face amount and payments of principal of such Term Note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Term
Note is purchased at a discount from its face amount and payments of principal of such Term Note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

      With respect to certain HELOCs, the Loan Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the GMACM Underwriting Guide, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such HELOC may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the Loan Rate.

      For any Mortgage Loans secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Under the Servicing Agreement the Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Mortgage Loan.

      In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the Mortgage Loans or draws on the HELOCs. There can be no assurance as to the rate of principal payments on the Mortgage Loans or draws on the HELOCs. The Mortgage Loans may be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws may fluctuate substantially from time to time. Generally, home equity loans are not viewed by borrowers as permanent financing. Due to the unpredictable nature of both principal payments and draws on the HELOCs, the rates of principal payments net of draws on the HELOCs may be much more volatile than for typical first lien mortgage loans.

      The yield to maturity of the Term Notes, and the rate and timing of principal payments on the Mortgage Loans or draws on the HELOCs, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, the HELOCs may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check in any amount. A pool of Mortgage Loans including HELOCs subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Mortgage Loans including HELOCs with the former provisions, because of the relative ease of making new draws. Furthermore, the HELOCs may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Term Notes backed by Mortgage Loans including HELOCs with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

      As a result of the payment terms of the HELOCs, there may be no principal payments on any Class of Floating Rate Term Notes in any given month. In addition, it is possible that the aggregate draws on HELOCs may exceed the aggregate payments with respect to principal on the Mortgage Loans for the related period. Each Class of the Floating Rate Term Notes provide for a period during which all or a portion of the principal collections on the Mortgage Loans are reinvested in Additional Balances and/or Subsequent Mortgage Loans or are accumulated in a trust account pending commencement of an amortization period with respect to such Class of Term Notes.

      The Mortgage Loans generally will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of such Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law. The extent to which Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Term Notes. See "The Seller and Servicer--Collection and Other Servicing Procedures" herein for a description of certain provisions of the Servicing Agreement that may affect the prepayment experience on the Mortgage Loans.

      The Servicer may allow the refinancing of a Mortgage Loan in the Trust Estate by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the Servicer or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the Trust Estate and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. The Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the Mortgaged Property. In addition, the Servicer may encourage refinancing of Mortgage Loans, including defaulted Mortgage Loans, under which creditworthy borrowers assume the outstanding indebtedness of such Mortgage Loans which may be removed from the Trust Estate. As a result of such programs, (i) the rate of principal prepayments of the Mortgage Loans may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the Mortgage Loans remaining in the Trust Estate may decline.

      Investors in the Term Notes should note that in certain instances in which a Mortgagor either (i) requests an increase in the credit limit on the related HELOC above the limit stated on the Credit Line Agreement, (ii) requests to place a lien on the related Mortgaged Property senior to the lien of the related Mortgage Loan, or (iii) refinances the senior lien resulting in a Combined Loan-to-Value Ratio above the previous Combined Loan-to-Value Ratio for such loan, the Servicer will have the option to purchase from the Trust Estate the related Mortgage Loan at the Repurchase Price. There are no limitations on the frequency of such repurchases or the characteristics of the Mortgage Loans so repurchased. In addition, on any Payment Date the Seller, in its capacity as the holder of the Certificates, may designate certain Mortgage Loans for removal from the Trust Estate. Such repurchases may lead to an increase in prepayments on the Mortgage Loans in the Trust Estate, which may reduce the yield on the Term Notes. In addition, such repurchases may affect the characteristics of the Mortgage Loans in the Trust Estate in the aggregate with respect to Loan Rates and credit quality.

      Although the Loan Rates on the HELOCs are subject to periodic adjustments, such adjustments generally (i) will not increase the Loan Rates over a fixed maximum rate during the life of any HELOC and (ii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Loan Rates on the HELOCs at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans and accordingly the rate of principal payments, if any, and draws on the HELOCs may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the Mortgage Loans or draws on the HELOCs during any period or over the life of the Term Notes.

      The yield to investors on the each Class of Floating Rate Term Notes will be sensitive to fluctuations in the level of LIBOR and the related Note Rate will be capped. See "Risk Factors--Loan rates may reduce the note rate on each class of Term Notes backed by the HELOCs" herein.

      With respect to the indices used in determining the Note Rates for the Term Notes or the Loan Rates of the underlying Mortgage Loans, a number of factors affect the performance of each such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Term Noteholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level of prepayments of the Mortgage Loans, which, in the case of HELOCs, adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

      The timing of changes in the rate of principal payments on a Term Note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a Term Note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Term Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Term Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Mortgage Loans with high Combined Loan-to-Value Ratios or low Junior Ratios. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancements, holders of the Term Notes will bear all risk of such losses resulting from default by Mortgagors. Even where the Policy covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment rates on the Mortgage Loans, thus reducing the weighted average life and affecting the yield to maturity.

      Amounts on deposit in the Funding Account may be used during the Revolving Periods to acquire Additional Balances and Subsequent Mortgage Loans. In the event that, at the end of the Revolving Period for the Floating Rate Term Notes, any amounts on deposit in the Funding Account have not been used to acquire Subsequent Mortgage Loans or Additional Balances, then the Notes will be prepaid in part on the following Payment Date.

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Term Notes will be influenced by, among other factors, the rate of principal payments (and, with respect to the HELOCs, the rate of draws) on the Mortgage Loans.

      The primary source of information available to investors concerning the Term Notes will be the monthly statements discussed herein under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders", which will include information as to the outstanding Term Note Balance. There can be no assurance that any additional information regarding the Term Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Term Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Term Notes may adversely affect the liquidity of the Term Notes, even if a secondary market for the Term Notes becomes available.

      The Constant Prepayment Rate ("CPR") model is used herein with respect to the HELOCs. The CPR model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 35% CPR or any other CPR percentage is to assume that the stated percentage of the Pool Balance is prepaid over the course of a year. With respect to the HELs, the prepayment model ("PPC") used herein assumes an initial 5% CPR that increases each month by 1.8182% per annum until it reaches 25% CPR in month 12. No representation is made that the Mortgage Loans will prepay at that or any other rate.

      The tables set forth below are based on a CPR or PPC, as applicable, constant draw rate (in the case of the HELOCs, and which, for purposes of the assumptions, is the amount of Additional Balances drawn each month as an annualized percentage of the Pool Balance outstanding at the beginning of such month) and optional termination assumptions as indicated in the tables below and further assume that the Initial HELOCs and Initial HELs consist of mortgage loans having the following characteristics:

                                                                                  Original Term       Remaining Term
                           Balance             Gross WAC           Net WAC          (months)             (months)
                       ---------------     -----------------   --------------   -----------------   ------------------
HELOCs..............     $230,000,000           10.675%            10.175%             199                 195

HELs................     $ 75,000,000           10.928%            10.428%             168                 165

      In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities--Priority of Distributions", (ii) payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs commencing in December 1999, (iii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iv) no delinquencies or defaults occur, (v) in the case of the HELOCs, monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (vi) the Mortgage Loans pay on the basis of a 30-day month and a 360-day year, (vii) there is no restriction on the Maximum Variable Funding Balance, (viii) no Rapid Amortization Event or Managed Amortization Event occurs, (ix) each Mortgage Loan is payable monthly, (x) the closing date is November 17, 1999 (the "Closing Date"), (xi) for each Payment Date, LIBOR is equal to 5.40875% per annum, (xii) the initial Term Note Balance is as set forth on the cover page hereof, and
(xiii) all principal payments due and payable on the Floating Rate Term Notes and the Variable Funding Notes will be allocated to such classes on a pro rata basis.

      The actual characteristics and performance of the Mortgage Loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and (in the case of the HELOCs) draw scenarios. For example, it is very unlikely that the Mortgage Loans will prepay and/or experience draws at a constant rate until maturity or that all Mortgage Loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Term Note Balances outstanding over time and the weighted average life of the Term Notes. Neither the CPR or PPC models nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the Principal Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all Mortgage Loans equals the CPR or PPC, as applicable.

           PERCENTAGE OF INITIAL CLASS A-1 TERM NOTE BALANCE (1)(2)(3)

Payment Date                                                           Percentage of Balance
------------------------------------------------------------------------------------------------------------------------
                   CPR                             10%        25%        30%        35%       40%        45%        50%
------------------------------------------------------------------------------------------------------------------------
Initial....................................        100        100        100        100       100        100        100

November 2000..............................        100        100        100        100       100        100        100

November 2001..............................        100         83         78         72        66         61         55

November 2002..............................        100         69         60         52        44         37         31

November 2003..............................        100         57         46         37        29         23         17

November 2004..............................        100         48         36         27        20         14          9

November 2005..............................         90         36         25         17        12          7          4

November 2006..............................         81         27         18         11         7          4          2

November 2007..............................         72         20         12          7         4          2          1

November 2008..............................         65         15          9          5         2          1          *

November 2009..............................         58         11          6          3         1          *          *

November 2010..............................         53          8          4          2         1          *          0

November 2011..............................         47          6          3          1         *          0          0

November 2012..............................         42          5          2          1         *          0          0

November 2013..............................         38          3          1          *         *          0          0

November 2014..............................         34          2          1          *         0          0          0

November 2015..............................         31          2          1          *         0          0          0

November 2016..............................          0          0          0          0         0          0          0

Weighted Average Life to 10% call (years)..      11.58       5.19       4.30       3.69      3.22       2.87       2.59

Weighted Average Life to maturity (years)..      11.58       5.46       4.55       3.89      3.39       3.01       2.71

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) in the case of the HELOCs, a gross CPR as disclosed above less a constant draw rate of 10.0%.
(2)   All percentages are rounded to the nearest 1%.
(3)   * less than 1% but greater than 0.

           PERCENTAGE OF INITIAL CLASS A-2 TERM NOTE BALANCE (1)(2)(3)

Payment Date                                                              Percentage of Balance
------------------------------------------------------------------------------------------------------------------------
                      CPR                             10%       25%        30%       35%       40%        45%       50%
------------------------------------------------------------------------------------------------------------------------
Initial........................................       100       100        100       100       100        100       100

November 2000..................................       100       100        100       100       100        100       100

November 2001..................................       100        83         78        72        66         61        55

November 2002..................................       100        69         60        52        44         37        31

November 2003..................................       100        57         46        37        29         23        17

November 2004..................................       100        48         36        27        20         14         9

November 2005..................................        90        36         25        17        12          7         4

November 2006..................................        81        27         18        11         7          4         2

November 2007..................................        72        20         12         7         4          2         1

November 2008..................................        65        15          9         5         2          1         *

November 2009..................................        58        11          6         3         1          *         *

November 2010..................................        53         8          4         2         1          *         0

November 2011..................................        47         6          3         1         *          0         0

November 2012..................................        42         5          2         1         *          0         0

November 2013..................................        38         3          1         *         *          0         0

November 2014..................................        34         2          1         *         0          0         0

November 2015..................................        31         2          1         *         0          0         0

November 2016..................................         0         0          0         0         0          0         0

Weighted Average Life to 10% call (years)......     11.58      5.19       4.30      3.69      3.22       2.87      2.59

Weighted Average Life to maturity (years)......     11.58      5.46       4.55      3.89      3.39       3.01      2.71

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) in the case of the HELOCs, a gross CPR as disclosed above less a constant draw rate of 10.0%.
(2)   All percentages are rounded to the nearest 1%.
(3)   * less than 1% but greater than 0.

           PERCENTAGE OF INITIAL CLASS A-3 TERM NOTE BALANCE (1)(2)(3)

Payment Date                                                             Percentage of Balance
------------------------------------------------------------------------------------------------------------------------
                      CPR                             10%       25%        30%       35%       40%        45%       50%
------------------------------------------------------------------------------------------------------------------------
Initial........................................       100       100        100       100       100        100       100

November 2000..................................       100       100        100       100       100        100       100

November 2001..................................       100        83         78        72        66         61        55

November 2002..................................       100        69         60        52        44         37        31

November 2003..................................       100        57         46        37        29         23        17

November 2004..................................       100        48         36        27        20         14         9

November 2005..................................        90        36         25        17        12          7         4

November 2006..................................        81        27         18        11         7          4         2

November 2007..................................        72        20         12         7         4          2         1

November 2008..................................        65        15          9         5         2          1         *

November 2009..................................        58        11          6         3         1          *         *

November 2010..................................        53         8          4         2         1          *         0

November 2011..................................        47         6          3         1         *          0         0

November 2012..................................        42         5          2         1         *          0         0

November 2013..................................        38         3          1         *         *          0         0

November 2014..................................        34         2          1         *         0          0         0

November 2015..................................        31         2          1         *         0          0         0

November 2016..................................         0         0          0         0         0          0         0

Weighted Average Life to 10% call (years)......     11.58      5.19       4.30      3.69      3.22       2.87      2.59

Weighted Average Life to maturity (years)......     11.58      5.46       4.55      3.89      3.39       3.01      2.71

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) in the case of the HELOCs, a gross CPR as disclosed above less a constant draw rate of 10.0%.
(2)   All percentages are rounded to the nearest 1%.
(3)   *less than 1% but greater than 0.

           PERCENTAGE OF INITIAL CLASS A-4 TERM NOTE BALANCE (1)(2)(3)

Payment Date                                                             Percentage of Balance
------------------------------------------------ -----------------------------------------------------------------------
                      PPC                              0%       50%        75%      100%      125%       150%      175%
------------------------------------------------ --------- --------- ---------- --------- --------- ---------- ---------
Initial........................................       100       100        100       100       100        100       100

November 2000..................................        97        89         85        81        77         73        68

November 2001..................................        93        75         66        58        50         43        36

November 2002..................................        89        62         51        41        33         26        20

November 2003..................................        84        51         39        29        21         15        10

November 2004..................................        79        42         30        21        14          9         5

November 2005..................................        73        34         23        14         9          5         3

November 2006..................................        67        27         17        10         5          3         1

November 2007..................................        59        21         12         6         3          1         *

November 2008..................................        51        16          8         4         2          *         0

November 2009..................................        42        12          5         2         1          0         0

November 2010..................................        33         8          3         1         *          0         0

November 2011..................................        22         4          2         *         0          0         0

November 2012..................................        10         1          *         0         0          0         0

November 2013..................................         0         0          0         0         0          0         0

Weighted Average Life to 10% call (years)......      8.51      4.86       3.81      3.08      2.56       2.18      1.89

Weighted Average Life to maturity (years)......      8.54      5.00       3.99      3.26      2.73       2.33      2.02

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) in the case of the HELs, a percentage of PPC as disclosed above.
(2)   All percentages are rounded to the nearest 1%.
(3)   * less than 1% but greater than 0.

                                 THE AGREEMENTS

The Purchase Agreement

      The Initial Mortgage Loans to be transferred to the Issuer by the Depositor were or will be purchased by the Depositor from the Seller pursuant to a Mortgage Loan Purchase Agreement dated as of the Cut-Off Date (the "Purchase Agreement") among the Seller, the Depositor, as purchaser, the Issuer and the Indenture Trustee. The following summary describes certain terms of the Purchase Agreement among the Seller, the Depositor, the Issuer and the Indenture Trustee. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Purchase Agreement. See "The Agreements" in the Prospectus.

      Under the Purchase Agreement, the Seller has agreed to transfer to the Depositor the Initial Mortgage Loans and related Additional Balances. Pursuant to an assignment by the Depositor executed on the Closing Date, upon such transfer to the Depositor, the Initial Mortgage Loans will be transferred by the Depositor to the Issuer, as well as the Depositor's rights in, to and under the Purchase Agreement, which will include the right to purchase Additional Balances relating to the Initial Mortgage Loans. Subsequent Mortgage Loans are intended to be purchased by the Issuer from the Seller on or before April 25, 2000, as set forth in the Purchase Agreement, from funds on deposit in the Pre-Funding Account. Subsequent Mortgage Loans are also intended to be purchased, under certain circumstances, by the Issuer from the Seller from funds on deposit in the Funding Account. The Purchase Agreement will provide that the Subsequent Mortgage Loans must conform to certain specified characteristics described above under "Description of the Mortgage Loans-Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account." For a general description of the Seller, see "The Seller and Servicer" herein.

      Transfer of Mortgage Loans. Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Initial Mortgage Loans, the related loan agreements evidencing the HELOCs (the "Credit Line Agreements"), the related Mortgage Notes, the Mortgages and other related documents (collectively, the "Related Documents") and all of the Additional Balances thereafter created prior to the commencement of the Rapid Amortization Period. The purchase price of the Initial Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor, as provided in the Purchase Agreement. The Purchase Price paid for any Subsequent Mortgage Loans by the Indenture Trustee, at the direction of the Issuer, from amounts on deposit in the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Principal Balances of the Subsequent Mortgage Loans as of the date so transferred (as identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement provided by the Seller). The purchase price of each Additional Balance is the amount of the related new advance and is payable by the Issuer, either in cash or in the form of an increase in the Variable Funding Balance of the Variable Funding Notes (and, in certain circumstances, the issuance of additional Certificates), as provided in the Purchase Agreement and the Indenture.

      The Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Indenture Trustee (as the Issuer's agent for such purpose) the Mortgage Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof that have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

      Representations and Warranties. The Seller will represent and warrant to the Depositor, and to the Issuer with respect to any Subsequent Mortgage Loans, that, among other things, (a) the information with respect to the Mortgage Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Depositor and the Subsequent Mortgage Loans to the Issuer, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Depositor, and to the Issuer with respect to any Subsequent Mortgage Loans, that, among other things, as of the Closing Date and the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loans, (i) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (ii) the Purchase Agreement constitutes a valid transfer and assignment of all right, title and interest of the Seller in and to the Initial Mortgage Loans or the Subsequent Mortgage Loans, as applicable, and the proceeds thereof.

      Within 90 days of the Closing Date and one Business Day prior to the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loans, the Custodian will review or cause to be reviewed the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect which may materially and adversely affect the value of the related Mortgage Loan or the interests of the Indenture Trustee (as pledgee of the Trust Estate), the Securityholders or the Enhancer in such Mortgage Loan and such defect is not cured within 90 days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of the defective Mortgage Loan from the Trust Estate (each such Mortgage Loan, a "Deleted Loan"). The obligation of the Seller to remove a Deleted Loan from the Trust Estate is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

      With respect to any Mortgage Loan, the "Repurchase Price" is equal to the Principal Balance of such Mortgage Loan at the time of any removal plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Eligible Substitute Loan.

      An "Eligible Substitute Loan" is a mortgage loan substituted by the Seller for a Deleted Loan and assigned to the same Loan Group as the Deleted Loan, which mortgage loan must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Loan, an aggregate outstanding Principal Balance) not in excess of the Principal Balance of such Deleted Loan; (ii) have a Loan Rate, Net Loan Rate and, if applicable, Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Deleted Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

      In addition, the Seller will be obligated to deposit the Repurchase Price or substitute an Eligible Substitute Loan with respect to a Mortgage Loan as to which there is a material breach of a representation or warranty in the Purchase Agreement and such breach is not cured by the Seller within the time provided in the Purchase Agreement.

      In addition, the Seller has made representations and warranties to the Depositor with respect to the Initial Mortgage Loans and will make certain representations and warranties to the Issuer with respect to any Subsequent Mortgage Loans. The representations and warranties of the Seller will be assigned to the Indenture Trustee for the benefit of the Noteholders, and therefore a breach of the representations and warranties of the Seller will be enforceable on behalf of the Trust Estate.

      The representations and warranties will generally include, among other things, that: (i) as of the Cut-Off Date (or related Subsequent Transfer Date, with respect to any Subsequent Mortgage Loans), the information set forth in a schedule of the related Mortgage Loans is true and correct in all material respects as of the date or dates respecting which such information is furnished;
(ii) the Seller was the sole holder and owner of the Mortgage Loans free and clear of any and all liens and security interests; (iii) to the best of Seller's knowledge, each Mortgage Loan complied in all material respects with all applicable local, state and federal laws; (iv) no Mortgage Loan is one month or more delinquent in payment of principal and interest; and (v) to the best of Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property.

      The Depositor will assign to the Owner Trustee all of its right, title and interest in the Purchase Agreement, insofar as the Purchase Agreement relates to the representations and warranties made by the Seller in respect of the Initial Mortgage Loans and any remedies provided for with respect to any breach of such representations and warranties. If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Noteholders or the Enhancer in such Mortgage

Loan, within 90 days after notice from the Servicer, the Seller will be obligated to repurchase such Mortgage Loan at the Repurchase Price.

      As to any such Mortgage Loan required to be purchased by the Seller as provided above, rather than purchase the Mortgage Loan, the Seller may, at its sole option, remove such Deleted Loan from the Trust Estate and substitute in its place an Eligible Substitute Loan.

      Assignment of the Mortgage Loans. On the Closing Date, the Depositor will cause the Initial Mortgage Loans to be assigned without recourse to the Trust Estate and on any Subsequent Transfer Date the Seller will cause the related Subsequent Mortgage Loans to be assigned without recourse to the Indenture Trustee, as assignee of the Owner Trustee, on behalf of the Trust Estate, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-Off Date or related Subsequent Cut-Off Date with respect to any Subsequent Mortgage Loans (other than principal and interest due on or before the Cut-Off Date or related Subsequent Cut-Off Date). The Owner Trustee will, concurrently with such assignment, grant a security interest in the Trust Estate to the Indenture Trustee to secure the Notes. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Purchase Agreement and each Subsequent Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Subsequent Transfer Agreement. Such schedules will include, among other things, information as to the Principal Balance of each Initial Mortgage Loan as of the Cut-Off Date or of any Subsequent Mortgage Loans as of the Subsequent Cut-Off Date, as well as information respecting the Loan Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Credit Line Agreement or Mortgage Note, as applicable, and the Combined Loan-to-Value Ratio at origination or modification.

      The Seller will, as to each Mortgage Loan, deliver to the Custodian the legal documents relating to such Mortgage Loan that are in possession of the Seller, which will include the following: (i) the Credit Line Agreement or Mortgage Note, as applicable (and any modification or amendment thereto), endorsed without recourse in blank; (ii) the Mortgage (or a copy of such Mortgage certified by an Officer of the Servicer for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon;
(iii) an assignment in recordable form of the Mortgage; and (iv) if applicable, any riders or modifications to such Credit Line Agreement or Mortgage Note, as applicable, and Mortgage, together with certain other documents at such times as set forth in the related Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. With the exception of items (i), (ii) and (iii), the Seller may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Mortgage Loans were purchased.

      Review of Mortgage Loans. The Bank of Maryland will be the custodian (the "Custodian") with respect to the Mortgage Loans pursuant to a custodial agreement (the "Custodial Agreement"), and will maintain possession of and review documents relating to the Mortgage Loans as the agent of the Indenture Trustee or, following payment in full of the Notes and discharge of the Indenture, the Owner Trustee.

      The Custodian will hold such documents in trust for the benefit of the holders of the Securities and will review such documents within 90 days. If any such document is found to be defective in any material respect, the Custodian will be required to notify the Indenture Trustee, as pledgee of the Issuer. The Indenture Trustee will be required to then notify the Seller. If the Seller cannot cure such defect 90 days after notice of the defect is given to the Seller, the Seller will be required to, within 90 days, either repurchase the related Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee, or substitute for such Mortgage Loan a new Mortgage Loan in accordance with the standards set forth herein. The Depositor will not be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. The obligation to repurchase or substitute for a Mortgage Loan constitutes the sole remedy available to the Noteholders or the Indenture Trustee for a material defect in a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the Trust Estate.

The Servicing Agreement

      The following summary describes certain terms of the Servicing Agreement among the Issuer, the Indenture Trustee and the Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. See "The Agreements" in the Prospectus.

      All of the Mortgage Loans will initially be serviced by the Servicer, but may be subserviced by one or more subservicers designated by the Servicer pursuant to subservicing agreements between the Servicer and any future subservicers. For a general description of the Servicer and its activities, and certain information concerning the Servicer's delinquency experience on residential mortgage loans, see "The Seller and Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" herein.

      P&I Collections. The Servicer will be required to establish and maintain an account (the "Custodial Account") in which the Servicer will be required to deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date or related Subsequent Cut-Off Date with respect to any Subsequent Mortgage Loans. The Custodial Account must be an Eligible Account. An "Eligible Account" is either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by the Rating Agencies in their highest rating category, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Noteholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Note Payment Account, a trust account or accounts maintained with the Indenture Trustee, or (v) such other account or accounts acceptable to the Rating Agencies. On the 20th day of each month, or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and the Distribution Account prior to the close of business on the Business Day next succeeding each Determination Date.

      "Permitted Investments" are specified in the Indenture and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then-current ratings of the Notes.

      The Servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit such amounts as follows:

      (i) to the Note Payment Account, an amount equal to the P&I Collections on the Business Day prior to each Payment Date; and

      (ii) to pay to itself or the Seller various reimbursement amounts and other amounts as provided in the Servicing Agreement.

      As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) during the Managed Amortization Period for the Floating Rate Term Notes, "Net Principal Collections" for such Payment Date, which are the excess, if any, of Principal Collections for Loan Groups I, II and III for such Payment Date over the aggregate amount of Additional Balances created during the related Collection Period and conveyed to the Issuer, or, during each Rapid Amortization Period, Principal Collections for the related Loan Group for such date. After the commencement of the Rapid Amortization Period for the Floating Rate Term Notes, Principal Collections for Loan Groups I, II and III for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period.

      All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements or Mortgage Notes, as applicable, between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements or Mortgage Notes, as applicable (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the Trust Estate during the Rapid Amortization Period for the Floating Rate Term Notes), reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of (A) the Repurchase Price for any Deleted Loans and (B) the cash purchase price paid in connection with any optional purchase of the Mortgage Loans by the Servicer. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line

Agreements or Mortgage Notes, as applicable (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the Trust Estate during the Rapid Amortization Period for the Floating Rate Term Notes) and (ii) the principal portion of the Repurchase Price for any Deleted Loans, any Substitution Adjustment Amounts and the cash purchase price paid in connection with any optional purchase of the Mortgage Loans by the Servicer.

      As to any Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date.

      "Net Liquidation Proceeds" with respect to any Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of such Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

      With respect to any date, the "Pool Balance" will be equal to the aggregate of the sum of the Principal Balances of all Mortgage Loans as of such date and the Pre-Funded Amount, if any, on deposit in the Pre-Funding Account. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage
Loan) on any day is equal to the related Cut-Off Date Balance, plus (i) any Additional Balances in respect of such Mortgage Loan conveyed to the Trust Estate minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement or Mortgage Note, as applicable, prior to such day (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the Trust Estate during the Rapid Amortization Period for the Floating Rate Term Notes). The Principal Balance of a Liquidated Mortgage Loan after final recovery of substantially all of the related Liquidation Proceeds which the Servicer reasonably expects to receive will be zero.

      Events of Default; Rights Upon Event of Default. A "Servicing Default" under the Servicing Agreement generally will include: (i) any failure by the Servicer to deposit to the Custodial Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee, or to the Servicer, the Issuer and the Indenture Trustee by the Enhancer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which continues unremedied for 45 days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee, or to the Servicer, the Issuer and the Indenture Trustee by the Enhancer and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

      So long as a Servicing Default remains unremedied, either the Depositor, the Enhancer (so long as it is not in default of its payment obligations under the Policy) or the Indenture Trustee may, by written notification to the Servicer and to the Issuer or the Indenture Trustee, as applicable, terminate all of the rights and obligations of the Servicer under the Servicing Agreement (other than any right of the Servicer as Securityholder and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination, and such other reimbursement of amounts the Servicer is entitled to withdraw from the Custodial Account) whereupon the Indenture Trustee, within 90 days of such termination, will succeed to all responsibilities, duties and liabilities of the Servicer under the Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Servicer under the Servicing Agreement; provided that any such successor Servicer shall be acceptable to the Enhancer, as evidenced by the Enhancer's prior written consent (which consent shall not be unreasonably withheld) and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies, if determined without regard to the Policy. Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Servicer under the Servicing Agreement.

      Servicing Compensation and Payment of Expenses. The principal servicing compensation to be paid to the Servicer in respect of its servicing activities will be equal to 0.50% per annum, based on the aggregate Principal Balance of the Mortgage Loans. The Servicer will retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account, the Note Payment Account or the Distribution Account.

      The Servicer (or, if specified in the Servicing Agreement, the Indenture Trustee on behalf of the Trust Estate) will pay or cause to be paid certain ongoing expenses associated with the Trust Estate and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees of the Enhancer, payment of the fees and disbursements of the Indenture Trustee, the Owner Trustee, the Custodian, the Note Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of the Seller. If the Servicer is not the same person as the Seller, the Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the Seller under certain limited circumstances. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

      Evidence as to Compliance. The Servicing Agreement provides for delivery (on or before a specified date in each year) to the Depositor, the Enhancer and the Indenture Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Audit Guide") throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to the Servicing Agreement along with other similar agreements.

      The Servicing Agreement also provides that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Depositor and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards set forth in the Audit Guide (to the extent that procedures in the Audit Guide are applicable to the servicing obligations set forth in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement.

      Copies of the annual statement of an officer of the Servicer may be obtained by Noteholders without charge upon written request to the Servicer, at the address indicated in the monthly statement to Noteholders.

      Certain Matters Regarding the Servicer. The Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Servicing Agreement.

      The Servicing Agreement also provides that, except as set forth below, neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Estate or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Servicing Agreement further provides that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Servicer will be entitled to be reimbursed therefor out of funds otherwise payable to Noteholders.

      Any person into which the Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Servicer is a party or any person succeeding to the business of the Servicer will be the successor of the Servicer under the Servicing Agreement, provided that such person meets the requirements set forth in the Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Servicer may assign its rights and delegate its duties and obligations under the Servicing Agreement to any person reasonably satisfactory to the Enhancer and meeting the requirements set forth in the Servicing Agreement; provided, that such consent to assignment may not be unreasonably withheld. In the case of any such assignment, the Servicer will be released from its obligations under the Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

      Amendment. The Servicing Agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that such amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the Notes, if determined without regard to the Policy, and provided further, that the consent of the Enhancer and the Indenture Trustee shall be obtained.

The Trust Agreement and the Indenture

      The following summary describes certain terms of the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Trust Agreement and the Indenture. See "The Agreements" in the Prospectus.

      The Trust Estate. Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Estate to the Indenture Trustee as collateral for the Notes. As pledgee of the Mortgage Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the Trust Estate against the Seller under the Purchase Agreement and against the Servicer under the Servicing Agreement.

      Reports To Noteholders. The Indenture Trustee will, to the extent such information is provided to it by the Servicer pursuant to the terms of the Servicing Agreement, make available to each Term Noteholder, at its address listed on the Note Register maintained with the Indenture Trustee, and each Rating Agency, the Enhancer and the Depositor, a report setting forth certain amounts relating to the Term Notes for each Payment Date, including, among other things:

      (i) the amount of principal, if any, payable on such Payment Date to the Term Noteholders;

      (ii) the amount of interest payable on such Payment Date to the Term Noteholders and the amount, if any, of Interest Shortfalls;

      (iii) the Term Note Balance after giving effect to any payment of principal on such Payment Date;

      (iv) the P & I Collections for each Loan Group for the related Collection Period;

      (v) the aggregate Principal Balance of the Mortgage Loans in each Loan Group as of the end of the preceding Collection Period;

      (vi) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

      (vii) the balance of the Funding Account, Capitalized Interest Account and Reserve Account as of the end of the preceding Collection Period;

      (viii) the aggregate Principal Balance of all Subsequent Mortgage Loans transferred pursuant to a Subsequent Transfer Agreement since the Closing Date;

      (ix) the Overcollateralization Amount for each Loan Group as of the end of the preceding Collection Period; and

      (x) the amount paid, if any, under the Policy for such Payment Date.

      In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount per $1,000 in face amount of Term Notes.

      The Indenture Trustee will make the reports to Term Noteholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Term Noteholders, and other parties to the Indenture via the Indenture Trustee's internet website and its fax-on-demand service. The Indenture Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Indenture Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website or the fax-on-demand service can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the reports to Term Noteholders are distributed in order to make such distribution more convenient and/or more accessible and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

      Certain Covenants. The Indenture will provide that the Issuer may not consolidate or merge with or into any other entity, unless

      (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

      (ii) such entity expressly assumes, by an indenture supplemental to the Indenture, the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture;

      (iii) no Event of Default (as defined herein) shall have occurred and be continuing immediately after such merger or consolidation;

      (iv) the Issuer has received consent of the Enhancer and has been advised that the ratings of the Notes (without regard to the Policy) then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation;

      (v) any action that is necessary to maintain the lien and security interest created by the Indenture has been taken;

      (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder; and

      (vii) the Issuer has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the Indenture, relating to such transaction have been complied with.

      The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

      Events of Default; Rights Upon Event of Default. An "Event of Default" under the Indenture includes:

      (i) a default for five (5) days or more in the payment of any principal of or interest on any Note;

      (ii) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the Noteholders or the Enhancer, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Balance of the Notes or the Enhancer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

      (iii) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (iv) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

      If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, either the Indenture Trustee, the Enhancer or the holders of Notes representing a majority of the aggregate Note Balance, with the written consent of the Enhancer, may declare all Notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Enhancer or the holders of Notes representing a majority of the aggregate Note Balance, with the written consent of the Enhancer.

      If, following an Event of Default with respect to the Notes, the Notes have been declared to be due and payable, the Indenture Trustee, with the consent of the Enhancer, may in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (i) all Noteholders consent to such sale, (ii) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes and to reimburse the Enhancer at the date of such sale or
(iii) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of Notes representing 66 2/3% of the then aggregate Note Balance and the Enhancer.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

      No Noteholder generally will have any right under the Indenture to institute any proceeding with respect to the Indenture unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of any Note evidencing not less than 25% of the aggregate Percentage Interests constituting such Note (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the outstanding principal balances of such Note (except as otherwise provided for in the related Agreement with respect to the Enhancer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the Notes, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Amendment and Modification of Trust Agreement and Indenture. The Trust Agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the Owner Trustee and the Enhancer to the effect that such amendment (i) complies with the provisions of the Trust Agreement and (ii) will not cause the Trust to be subject to an entity level tax.

      With the consent of the holders of a majority of each of the outstanding Term Notes and Variable Funding Notes and the Enhancer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby and the Enhancer, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate Note Balance of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate Note Balance required to amend the sections of the Indenture which specify the applicable percentage of the Note Balance necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Enhancer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein.

      Termination; Redemption of Term Notes. The obligations created by the Trust Agreement (other than certain limited payment and notice obligations of the Owner Trustee and the Depositor, respectively) will terminate upon the payment to the related Securityholders (including the Notes issued pursuant to the Indenture) of all amounts held by the Servicer and required to be paid to such Securityholders and the payment of all amounts due and owing the Enhancer under the Insurance Agreement following the earliest of (i) the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the Trust

Agreement, (ii) the Final Payment Date or (iii) the purchase by the Servicer of all Mortgage Loans pursuant to the Servicing Agreement. See "Description of the Securities--Maturity and Optional Redemption" herein.

      The Indenture will be discharged (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Noteholders of all amounts required to be distributed pursuant to the Indenture.

      Certain Matters Regarding the Indenture Trustee and the Issuer. Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Indenture Trustee under the Indenture.

                                 USE OF PROCEEDS

      The proceeds from the sale of the Term Notes will be used, together with the proceeds from the sale of the Variable Funding Notes and the Certificates to the Seller, to purchase the Initial Mortgage Loans from the Depositor and, subsequently, to purchase certain Subsequent Mortgage Loans as described herein.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      In the opinion of Brown & Wood LLP, special tax counsel to the Depositor, for federal income tax purposes, the Term Notes will be characterized as indebtedness, and neither the Issuer nor any portion of the Issuer will be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

      For federal income tax purposes, the Term Notes will not be treated as having been issued with "original issue discount" as defined in the Prospectus.

      Prospective investors in the Term Notes should see "Certain Federal Income Tax Considerations" and "State Tax Considerations" in the Prospectus for a discussion of the application of certain federal, state and local tax laws to the Issuer and purchasers of the Term Notes.

                              ERISA CONSIDERATIONS

      The Term Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Plan"). Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Term Notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

      Each purchaser of a Term Note, by its acceptance of the Term Note, shall be deemed to have represented that the acquisition and holding of the Term Note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the Prospectus.

      The Term Notes may not be purchased with the assets of a Plan if the Underwriter, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Enhancer or any of their affiliates:

      o has investment or administrative discretion with respect to such Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice regarding such Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding such Plan assets and will be based on the particular investment needs for such Plan; or

      o     is an employer maintaining or contributing to such Plan.

      The sale of any of the Term Notes to a Plan is in no respect a representation by the Issuer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The Term Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the Term Notes. No representation is made herein as to whether the Term Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Term Notes as legal investments for such purchasers prior to investing in the Term Notes. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement dated November 3, 1999 (the "Underwriting Agreement"), Bear, Stearns & Co. Inc. (the "Underwriter") has agreed to purchase, and the Depositor has agreed to sell to the Underwriter, the Term Notes.

      In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Term Notes if any of the Term Notes are purchased.

      The distribution of the Term Notes by the Underwriter may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Term Notes, before deducting expenses payable by the Depositor, will be approximately 99.77% of the aggregate Term Note Balance as of the Closing Date.

      The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof. The Depositor is an affiliate of the Underwriter.

      The Underwriter intends to make a secondary market in the Term Notes, but has no obligation to do so. There can be no assurance that a secondary market for the Term Notes will develop, or if it does develop, that it will provide holders of the Term Notes with liquidity of investment at any particular time or for the life of the Term Notes. The Term Notes will not be listed on any securities exchange.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

      Until 90 days from the date of this Prospectus Supplement, all dealers effecting transactions in the Term Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and

Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     EXPERTS

      The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Servicer and the Seller will be passed upon for the Servicer and the Seller by the General Counsel to GMAC Mortgage Corporation. Certain legal matters with respect to the Term Notes will be passed upon for the Depositor and the Underwriter by Brown & Wood LLP, New York, New York.

                                     RATINGS

      It is a condition to issuance thereof that the Term Notes be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies"). The Depositor has not requested a rating on the Term Notes by any Rating Agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other Rating Agency will rate the Term Notes or, if it does, what rating would be assigned by any such other Rating Agency. Any rating on the Term Notes by another Rating Agency could be lower than the ratings assigned to the Term Notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by the Term Noteholders of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates and the Term Notes, but does not address Interest Shortfalls. The ratings on the Term Notes do not constitute statements regarding the possibility that the Term Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

10-Year Loans.................................................................24
15-Year Loans.................................................................24
25-Year Loans.................................................................24
5-Year Loans..................................................................24
Account Balance...............................................................25
Additional Balances...........................................................41
Additional Charges............................................................25
Adjustment Date...............................................................24
Aggregate Balance Differential................................................58
Amortization Periods..........................................................56
Appraised Value...............................................................22
Audit Guide...................................................................77
Balance Differential..........................................................58
Billing Cycle.................................................................24
Business Day..................................................................53
Capitalized Interest Account..................................................41
Capitalized Interest Requirement..............................................55
Certificates..................................................................52
Closing Date..................................................................67
CLTV..........................................................................22
Collection Period.............................................................76
Combined Loan-to-Value Ratio..................................................22
CPR...........................................................................66
Credit Limit..................................................................22
Credit Line Agreements........................................................72
Credit Utilization Rate.......................................................22
Custodial Account.............................................................75
Custodial Agreement...........................................................74
Custodian.....................................................................74
Cut-Off Date..................................................................6
Definitive Note...............................................................52
Deleted Loan..................................................................73
Depositor.....................................................................49
Determination Date............................................................75
Draw Period...................................................................24
DTC...........................................................................52
DTC Rules.....................................................................52
Eligible Account..............................................................75
Eligible Substitute Loan......................................................73
Enhancer Optional Deposit.....................................................58
Euroclear.....................................................................52
Event of Default..............................................................80
Excess Spread.................................................................58
Final Payment Date............................................................54
Finance Charge................................................................25
Financial Intermediary........................................................52
Floating Rate Term Notes......................................................52
GM ...........................................................................24
GMACM Home Equity Program.....................................................18
GMACM Underwriting Guide......................................................42
Gross Margin..................................................................24
Group Excess Spread...........................................................58
HEL...........................................................................22
HELOC.........................................................................22
Indenture.....................................................................49
IndentureTrustee..............................................................49
Index.........................................................................24
Initial Group I HELOCs........................................................1
InitialHELOCs.................................................................22
Initial HELs..................................................................22
Initial Mortgage Loans........................................................22
Insurance Agreement...........................................................57

Interest Collections..........................................................76
Interest Period...............................................................54
Interest Shortfall............................................................54
Junior Ratio..................................................................22
LIBOR.........................................................................54
LIBOR Business Day............................................................55
Limited Reimbursement Agreement...............................................57
Liquidated Loan...............................................................46
Liquidated Mortgage Loan......................................................58
Liquidation Loss Amount.......................................................58
Loan Group....................................................................23
Loan Group I..................................................................23
Loan Group II.................................................................23
Loan Group III................................................................23
Loan Group IV.................................................................23
Loan Rate.....................................................................24
Managed Amortization Event....................................................56
Managed Amortization Period...................................................56
Maximum Loan Rate.............................................................24
Maximum Variable Funding Balance..............................................52
Moody's.......................................................................84
Mortgage Loans................................................................22
Mortgage Notes................................................................34
Mortgaged Properties..........................................................34
Mortgages.....................................................................34
Mortgagor.....................................................................24
Net Liquidation Proceeds......................................................76
Net Loan Rate.................................................................54
Net Principal Collections.....................................................75
Note Balance..................................................................59
Note Rate.....................................................................53
Noteholders...................................................................41
Notes.........................................................................52
Original Pre-Funded Amount....................................................41
Overcollateralization Amount..................................................59
Overcollateralization Target Amount...........................................59
Owner Trustee.................................................................49
P&I Collections...............................................................75
Participants..................................................................52
Paying Agent..................................................................53
Payment Date..................................................................53
Permitted Investments.........................................................75
Plan..........................................................................84
Pool Balance..................................................................76
PPC...........................................................................66
Pre-Funding Account...........................................................41
Pre-Funding Period............................................................41
Principal Balance.............................................................76
Principal Collections.........................................................76
Principal Distribution Amount.................................................59
Purchase Agreement............................................................72
Rapid Amortization Event......................................................59
Rapid Amortization Period.....................................................56
Rating Agencies...............................................................84
Reference Bank Rate...........................................................55
Reference Banks...............................................................55
Related Documents.............................................................72
REO Loan......................................................................46
Repayment Period..............................................................25
Repurchase Price..............................................................73
Reserve Account...............................................................60
Revolving Period..............................................................56
Securities....................................................................51
Seller........................................................................23

Servicer......................................................................25
Servicing Agreement...........................................................25
Servicing Default.............................................................76
Servicing Fee.................................................................48
Standard & Poor's.............................................................84
Stated Value..................................................................22
Statistical Calculation Date Balance..........................................22
Step-up Date..................................................................54
Subsequent Cut-Off Date.......................................................40
Subsequent Mortgage Loans.....................................................22
Subsequent Transfer Agreements................................................40
Subsequent Transfer Dates.....................................................40
Substitution Adjustment Amount................................................73
Teaser Rate...................................................................24
Telerate Page 3750............................................................55
Term Note Balance.............................................................60
Term Note Owners..............................................................52
Term Noteholders..............................................................39
Term Notes....................................................................51
Trust Agreement...............................................................48
TrustEstate...................................................................41
Underwriter...................................................................83
Underwriting Agreement........................................................83
Variable Funding Balance......................................................60
Variable Funding Notes........................................................51

                      [This page intentionally left blank]

                                   APPENDIX A

         INITIAL HELOCs -- CHARACTERISTICS OF LOAN GROUPS I, II AND III

Initial Group I HELOC Characteristics

      Set forth below is a description of certain additional characteristics of the Initial HELOCs in Loan Group I (the "Initial Group I HELOCs") as of the Statistical Calculation Date. Unless otherwise specified, all principal balances of the Initial Group I HELOCs are as of the Statistical Calculation Date and are rounded to the nearest dollar. All percentages are approximate percentages by the aggregate Statistical Calculation Date Balance of the Initial Group I HELOCs (except as indicated otherwise).

                      PROPERTY TYPE OF GROUP I HELOC LOANS

                                                                                                 Percent of
                                                                                               Initial Group I
                                                                          Statistical             HELOCs by
                                              Number of Initial           Calculation     Statistical Calculation
Property Type                                   Group I HELOCs           Date Balance           Date Balance
-------------                                   --------------           ------------           ------------
Single-Family Dwelling....................          2,915               $72,630,990.60              81.78%
Condominium...............................            331                 8,202,375.32               9.24
PUD.......................................            274                 7,624,307.30               8.58
Two-Family................................             15                   328,985.91               0.37
Manufactured Housing......................              2                    23,184.17               0.03
                                                    -----               --------------             ------
              Total.......................          3,537               $88,809,843.30             100.00%
                                                    =====               ==============             ======

                     OCCUPANCY TYPES OF GROUP I HELOC LOANS

                                                                                                  Percent of
                                                                                                Initial Group I
                                                                          Statistical              HELOCs by
Occupancy                                     Number of Initial           Calculation      Statistical Calculation
(as indicated by Borrower)                      Group I HELOCs           Date Balance            Date Balance
--------------------------                      --------------           ------------            ------------
Owner Occupied............................          3,513               $88,082,826.99              99.18%
Non-Owner Occupied........................             24                   727,016.31               0.82
                                                    -----               --------------             ------
                  Total...................          3,537               $88,809,843.30             100.00%
                                                    =====               ==============             ======

                    PRINCIPAL BALANCES OF GROUP I HELOC LOANS

                                                                                             Percent of
                                                                                          Initial Group I
                                                                     Statistical             HELOCs by
                                         Number of Initial           Calculation      Statistical Calculation
Range of Principal Balances ($)           Group I HELOCs            Date Balance            Date Balance
-------------------------------           --------------            ------------            ------------
      $0.00  to  $25,000.00.........           2,205               $27,213,756.44              30.64%
 $25,000.01  to  $50,000.00.........             969                35,595,094.28              40.08
 $50,000.01  to  $75,000.00.........             258                15,677,344.49              17.65
 $75,000.01  to  $100,000.00........              83                 7,831,057.00               8.82
$100,000.01  to  $125,000.00........              21                 2,344,080.09               2.64
$125,000.01  to  $150,000.00........               1                   148,511.00               0.17
                                               -----               --------------             ------
                 Total..............           3,537               $88,809,843.30             100.00%
                                               =====               ==============             ======

      The average Principal Balance as of the Statistical Calculation Date is $25,108.81.

              COMBINED LOAN-TO-VALUE RATIOS OF GROUP I HELOC LOANS

                                                                                             Percent of
                                                                                          Initial Group I
                                                                    Statistical              HELOCs by
Range of Combined                        Number of Initial          Calculation             Statistical
Loan-to-Value Ratios(%)                   Group I HELOCs            Date Balance            Date Balance
-----------------------                   --------------            ------------            ------------
  0.000%  to  50.000%...............              20               $   842,066.80               0.95%
 50.001%  to  60.000%...............              23                   844,417.51               0.95
 60.001%  to  70.000%...............             141                 3,710,573.64               4.18
 70.001%  to  80.000%...............           1,162                27,845,175.98              31.35
 80.001%  to  90.000%...............           1,518                32,641,357.55              36.75
 90.001%  to  100.000%..............             672                22,924,609.73              25.81
100.001%  or  greater...............               1                     1,642.09               0.00
                                               -----               --------------             ------
              Total.................           3,537               $88,809,843.30             100.00%
                                               =====               ==============             ======

      The minimum and maximum Combined Loan-to-Value Ratios of the Initial Group I HELOCs as of the Statistical Calculation Date are approximately 17.63% and 101.37%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial Group I HELOCs as of the Statistical Calculation Date is approximately 85.14%.

                GEOGRAPHICAL DISTRIBUTIONS OF GROUP I HELOC LOANS

                                                                                                   Percent of
                                                                                                 Initial Group I
                                                                           Statistical              HELOCs by
                                                Number of Initial          Calculation        Statistical Calculation
Location                                         Group I HELOCs            Date Balance            Date Balance
--------                                         --------------            ------------            ------------
California...............................             1,514               $46,623,719.49              52.50%
Michigan.................................               430                 7,754,175.11               8.73
Florida..................................               121                 2,890,953.51               3.26
New Jersey...............................               111                 2,552,271.59               2.87
New York.................................                85                 2,243,799.93               2.53
Other(1).................................             1,276                26,744,923.67              30.11
                                                      -----               --------------             ------
               Total.....................             3,537               $88,809,843.30             100.00%
                                                      =====               ==============             ======

      (1) Other includes states and the District of Columbia with under 2.5% concentrations individually.

                   JUNIOR RATIOS OF GROUP I HELOC LOANS (1)(2)

                                                                                                  Percent of
                                                                                                Initial Group I
                                                                          Statistical              HELOCs by
                                               Number of Initial          Calculation       Statistical Calculation
Range of Junior Ratios (%)                      Group I HELOCs            Date Balance            Date Balance
--------------------------                      --------------            ------------            ------------
 0.00%  to  9.99%...................                   405              $  7,544,176.05               8.49%
10.00%  to  19.99%..................                 1,846                40,830,923.63              45.98
20.00%  to  29.99%..................                   816                25,725,106.00              28.97
30.00%  to  39.99%..................                   270                 8,877,238.04              10.00
40.00%  to  49.99%..................                   112                 3,384,180.78               3.81
50.00%  to  59.99%..................                    58                 1,568,929.11               1.77
60.00%  to  69.99%..................                    15                   252,606.15               0.28
70.00%  to  79.99%..................                    11                   478,390.65               0.54
80.00%  to  89.99%..................                     2                   127,492.34               0.14
90.00%  to  100.00%.................                     2                    20,800.55               0.02
                                                     -----               --------------             ------
            Total...................                 3,537               $88,809,843.30             100.00%
                                                     =====               ==============             ======

      (1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

      (2) The weighted average Junior Ratio of the Initial Group I HELOCs as of the Statistical Calculation Date is 21.04%.

                        LOAN RATES OF GROUP I HELOC LOANS

                                                                                           Percent of
                                                                                         Initial Group I
                                                                    Statistical             HELOCs by
                                        Number of Initial           Calculation      Statistical Calculation
Range of Loan Rates(%)                    Group I HELOCs            Date Balance           Date Balance
----------------------                    --------------            ------------           ------------
 5.001%  to  8.000%.................           2,314               $57,751,293.96              65.03%
 8.001%  to  9.000%.................              72                 2,100,455.94               2.37
 9.001%  to  10.000%................             269                 5,338,910.42               6.01
10.001%  to  11.000%................             354                 5,935,229.37               6.68
11.001%  to  12.000%................             183                 5,650,641.51               6.36
12.001%  to  13.000%................             185                 5,911,153.25               6.66
13.001%  to  14.000%................             151                 5,739,001.21               6.46
14.001%  to  15.000%................               9                   383,157.64               0.43
                                               -----               --------------             ------
             Total..................           3,537               $88,809,843.30             100.00%
                                               =====               ==============             ======

      The weighted average Loan Rate as of the Statistical Calculation Date is 8.231%.

                FULLY INDEXED GROSS MARGIN OF GROUP I HELOC LOANS

                                                                                            Percent of
                                                                                          Initial Group I
                                                                    Statistical              HELOCs by
                                          Number of Initial         Calculation       Statistical Calculation
Range of Fully Indexed Gross Margins(%)    Group I HELOCs          Date Balance            Date Balance
---------------------------------------    --------------          ------------            ------------
-1.000%  to  -0.001%................               2               $    60,663.19               0.07%
 0.000%  to  1.000%.................             998                22,186,759.92              24.98
 1.001%  to  2.000%.................           1,305                26,436,020.97              29.77
 2.001%  to  3.000%.................             406                12,425,724.67              13.99
 3.001%  to  4.000%.................             338                10,704,276.44              12.05
 4.001%  to  5.000%.................             459                15,829,484.42              17.82
 5.001%  to  6.000%.................              28                 1,109,296.28               1.25
 6.001%  to  7.000%.................               1                    57,617.41               0.06
                                               -----               --------------             ------
             Total..................           3,537               $88,809,843.30             100.00%
                                               =====               ==============             ======

      The weighted average fully indexed gross margin as of the Statistical Calculation Date is approximately 2.492% per annum.

                 CREDIT UTILIZATION RATES OF GROUP I HELOC LOANS

                                                                                          Percent of
                                                                                        Initial Group I
                                                                  Statistical              HELOCs by
Range of Credit                        Number of Initial          Calculation       Statistical Calculation
Utilization Rates (%)                    Group I HELOCs           Date Balance            Date Balance
---------------------                    --------------           ------------            ------------
  0.01%  to  30.00%...............             701               $ 5,259,831.53               5.92%
 30.01%  to  35.00%...............             110                 1,311,837.22               1.48
 35.01%  to  40.00%...............             124                 1,902,234.23               2.14
 40.01%  to  45.00%...............             101                 1,680,124.87               1.89
 45.01%  to  50.00%...............             124                 2,240,853.36               2.52
 50.01%  to  55.00%...............              92                 2,066,006.38               2.33
 55.01%  to  60.00%...............             117                 2,684,175.37               3.02
 60.01%  to  65.00%...............             117                 2,671,939.82               3.01
 65.01%  to  70.00%...............              98                 2,417,023.32               2.72
 70.01%  to  75.00%...............              96                 2,486,999.12               2.80
 75.01%  to  80.00%...............             111                 2,647,914.30               2.98
 80.01%  to  85.00%...............             103                 2,826,902.38               3.18
 85.01%  to  90.00%...............             104                 2,939,225.59               3.31
 90.01%  to  95.00%...............             101                 2,743,193.10               3.09
 95.01%  to  100.00%..............           1,425                52,386,573.70              58.99
100.01%  or  greater..............              13                   545,009.01               0.61
                                             -----               --------------             ------
             Total................           3,537               $88,809,843.30             100.00%
                                             =====               ==============             ======

      The weighted average Credit Utilization Rate based on the Statistical Calculation Date Credit Limit of the Initial Group I HELOCs as of the Statistical Calculation Date is 83.28%.

                      CREDIT LIMITS OF GROUP I HELOC LOANS

                                                                                           Percent of
                                                                                        Initial Group I
                                                                   Statistical             HELOCs by
                                       Number of Initial           Calculation      Statistical Calculation
Range of Credit Limits ($)              Group I HELOCs             Date Balance           Date Balance
--------------------------              --------------             ------------           ------------
      $0.01  to  $  25,000.00.....           1,357               $16,827,264.26              18.95%
 $25,000.01  to  $  50,000.00.....           1,466                38,456,069.72              43.30
 $50,000.01  to  $  75,000.00.....             371                16,058,524.12              18.08
 $75,000.01  to  $100,000.00......             263                13,249,425.47              14.92
$100,000.01  to  $125,000.00......              24                 1,588,115.44               1.79
$125,000.01  to  $150,000.00......              25                 1,169,397.73               1.32
$150,000.01  to  $175,000.00......               6                   120,658.77               0.14
$175,000.01  to  $200,000.00......              16                   878,538.79               0.99
$200,000.01  to  $225,000.00......               1                    23,774.24               0.03
$225,000.01  to  $250,000.00......               8                     8,074.76               0.49
                                             -----               --------------             ------
                 Total............           3,537               $88,809,843.30             100.00%
                                             =====               ==============             ======

      The average of the Credit Limits as of the Statistical Calculation Date is $39,483.63.

                    MAXIMUM LOAN RATES OF GROUP I HELOC LOANS

                                                                                            Percent of
                                                                                         Initial Group I
                                                                   Statistical              HELOCs by
                                        Number of Initial          Calculation       Statistical Calculation
Maximum Loan Rates (%)                    Group I HELOCs           Date Balance            Date Balance
----------------------                    --------------           ------------            ------------
14.001%  to  15.000%..............               56               $   868,992.81               0.98%
15.001%  to  16.000%..............               45                   745,446.90               0.84
17.001%  to  18.000%..............            1,248                31,931,893.20              35.96
18.001%  to  19.000%..............            2,188                55,263,510.39              62.23
                                              -----               --------------             ------
             Total................            3,537               $88,809,843.30             100.00%
                                              =====               ==============             ======

      The weighted average Maximum Loan Rate as of the Statistical Calculation Date is approximately 18.109%.

          MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP I HELOC LOANS

                                                                                        Percent of
                                                                                      Initial Group I
                                                                Statistical             HELOCs by
                                     Number of Initial          Calculation      Statistical Calculation
Range of Months                        Group I HELOCs           Date Balance           Date Balance
---------------                        --------------           ------------           ------------
  0  to  60.....................               4               $   158,980.46               0.18%
 61  to  120....................           1,767                30,009,465.98              33.79
121  to  180....................             785                27,448,415.41              30.91
241  to  300....................             981                31,192,981.45              35.12
                                           -----               --------------             ------
         Total..................           3,537               $88,809,843.30             100.00%
                                           =====               ==============             ======

      The weighted average months remaining to scheduled maturity as of the Statistical Calculation Date is 198 months.

                     ORIGINATION YEAR OF GROUP I HELOC LOANS

                                                                                                   Percent of
                                                                                                Initial Group I
                                                                          Statistical              HELOCs by
                                               Number of Initial          Calculation       Statistical Calculation
Origination Year                                Group I HELOCs            Date Balance            Date Balance
----------------                                --------------            ------------            ------------
1988.....................................                1               $    29,669.90               0.03%
1993.....................................                1                     9,150.24               0.01
1994.....................................                6                   229,253.89               0.26
1995.....................................                6                   150,415.53               0.17
1996.....................................                4                    21,550.60               0.02
1997.....................................               23                   291,868.58               0.33
1998.....................................              199                 1,973,392.87               2.22
1999.....................................            3,297                86,104,541.69              96.95
                                                     -----               --------------             ------
          Total..........................            3,537               $88,809,843.30             100.00%
                                                     =====               ==============             ======

                      LIEN PRIORITY OF GROUP I HELOC LOANS

                                                                                                    Percent of
                                                                                                 Initial Group I
                                                                          Statistical               HELOCs by
                                               Number of Initial          Calculation        Statistical Calculation
Lien Position                                   Group I HELOCs            Date Balance             Date Balance
-------------                                   --------------            ------------             ------------
First....................................               30               $ 1,815,803.63               2.04%
Second...................................            3,507                86,994,039.67              97.96
                                                     -----               --------------             ------
           Total.........................            3,537               $88,809,843.30             100.00%
                                                     =====               ==============             ======

                  DEBT-TO-INCOME RATIOS OF GROUP I HELOC LOANS

                                                                                              Percent of
                                                                                            Initial Group I
                                                                    Statistical                HELOCs by
                                          Number of Initial         Calculation        Statistical Calculation
Range of Debt-to-Income Ratios (%)          Group I HELOCs          Date Balance             Date Balance
----------------------------------          --------------          ------------             ------------
 0.00%  to   9.99%...................               4              $   162,021.80                 0.18%
10.00%  to  19.99%...................             113                2,493,076.32                 2.81
20.00%  to  29.99%...................             611               12,341,110.10                13.90
30.00%  to  39.99%...................           1,127               26,889,187.29                30.28
40.00%  to  49.99%...................           1,323               35,491,342.16                39.96
50.00%  to  59.99%...................             265                8,532,814.54                 9.61
60.00%  to  69.99%...................              54                1,863,236.93                 2.10
70.00%  to  79.99%...................              18                  525,224.22                 0.59
80.00%  to  89.99%...................              12                  336,949.85                 0.38
90.00%  or  greater..................              10                  174,880.09                 0.20
                                                -----              --------------               ------
            Total....................           3,537              $88,809,843.30               100.00%
                                                =====              ==============               ======

                 TEASER EXPIRATION MONTH OF GROUP I HELOC LOANS

                                                                                                  Percent of
                                                                                               Initial Group I
                                                                          Statistical             HELOCs by
                                               Number of Initial          Calculation      Statistical Calculation
Teaser Expiration Month                         Group I HELOCs            Date Balance           Date Balance
-----------------------                         --------------            ------------           ------------
No Teaser................................            1,223               $31,076,041.78              34.99%
October 1999.............................              153                 3,980,445.88               4.48
November 1999............................              467                13,525,128.95              15.23
December 1999............................              613                17,906,444.04              20.16
January 2000.............................              261                 4,106,713.14               4.62
February 2000............................              530                10,791,582.49              12.15
March 2000...............................              290                 7,423,487.02               8.36
                                                     -----               --------------             ------
              Total......................            3,537               $88,809,843.30             100.00%
                                                     =====               ==============             ======

                    DOCUMENTATION TYPE OF GROUP I HELOC LOANS

                                                                                                 Percent of
                                                                                              Initial Group I
                                                                         Statistical             HELOCs by
                                              Number of Initial          Calculation      Statistical Calculation
Documentation                                  Group I HELOCs            Date Balance           Date Balance
-------------                                  --------------            ------------           ------------
Standard.................................           2,866               $76,833,514.17              86.51%
Family First Direct......................             262                 4,425,161.90               4.98
No Income No Appraisal...................             214                 3,102,713.14               3.49
Select...................................              81                 2,140,501.34               2.41
No Income Verification...................              72                 1,288,519.99               1.45
Alternative..............................              20                   436,527.33               0.49
Streamline...............................              13                   373,871.27               0.42
Express..................................               7                   180,534.16               0.20
Quick....................................               2                    28,500.00               0.03
                                                    -----               --------------             ------
              Total......................           3,537               $88,809,843.30             100.00%
                                                    =====               ==============             ======

Initial Group II HELOC -Characteristics

      Set forth below is a description of certain additional characteristics of the Initial Group II HELOCs as of the Statistical Calculation Date. Unless otherwise specified, all principal balances of the Initial Group II HELOCs are as of the Statistical Calculation Date and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate principal balance as of the Statistical Calculation Date (except as indicated otherwise).

                      PROPERTY TYPE OF GROUP II HELOC LOANS

                                                                                                  Percent of
                                                                                              Initial Group II
                                                                         Statistical              HELOCs by
                                              Number of Initial          Calculation       Statistical Calculation
Property Type                                  Group II HELOCs           Date Balance           Date Balance
-------------                                  ---------------           ------------           ------------
Single-Family Dwelling...................           2,342               $50,498,986.56              90.88%
Condominium..............................             161                 3,268,679.54               5.88
PUD......................................              88                 1,630,123.84               2.93
Two-Family...............................              13                   170,517.08               0.31
                                                    -----               --------------             ------
            Total........................           2,604               $55,568,307.02             100.00%
                                                    =====               ==============             ======

                     OCCUPANCY TYPES OF GROUP II HELOC LOANS

                                                                                                 Percent of
                                                                                              Initial Group II
                                                                         Statistical              HELOCs by
Occupancy                                     Number of Initial          Calculation       Statistical Calculation
(as indicated by Borrower)                     Group II HELOCs           Date Balance           Date Balance
--------------------------                     ---------------           ------------           ------------
Owner Occupied...........................            2,596              $55,412,518.22              99.72%
Non-Owner Occupied.......................                8                  155,788.80               0.28
                                                     -----              --------------             ------
               Total.....................            2,604              $55,568,307.02             100.00%
                                                     =====              ==============             ======

                   PRINCIPAL BALANCES OF GROUP II HELOC LOANS

                                                                                          Percent of
                                                                                       Initial Group II
                                                                  Statistical              HELOCs by
                                       Number of Initial          Calculation      Statistical Calculation
Range of Principal Balances ($)         Group II HELOCs           Date Balance           Date Balance
-------------------------------         ---------------           ------------           ------------
      $0.00  to  $  25,000.00.....           1,759               $23,334,710.98              41.99%
 $25,000.01  to  $  50,000.00.....             766                27,019,965.25              48.62
 $50,000.01  to  $  75,000.00.....              64                 3,796,220.90               6.83
 $75,000.01  to  $100,000.00......              14                 1,299,749.48               2.34
$100,000.01  to  $125,000.00......               1                   117,660.41               0.21
                                             -----               --------------             ------
                 Total............           2,604               $55,568,307.02             100.00%
                                             =====               ==============             ======

      The average Principal Balance as of the Statistical Calculation Date is $21,339.60.

              COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HELOC LOANS

                                                                                          Percent of
                                                                                       Initial Group II
                                                                  Statistical              HELOCs by
Range of Combined                      Number of Initial          Calculation      Statistical Calculation
Loan-to-Value Ratios(%)                 Group II HELOCs           Date Balance           Date Balance
-----------------------                 ---------------           ------------           ------------
 0.000%  to  50.000%..............             106               $ 2,243,187.79               4.04%
50.001%  to  60.000%..............              61                 1,270,465.94               2.29
60.001%  to  70.000%..............             139                 3,046,669.93               5.48
70.001%  to  80.000%..............             759                16,039,755.80              28.86
80.001%  to  90.000%..............             801                13,613,367.94              24.50
90.001%  to  100.000%.............             738                19,354,859.62              34.83
                                             -----               --------------             ------
             Total................           2,604               $55,568,307.02             100.00%
                                             =====               ==============             ======

      The minimum and maximum Combined Loan-to-Value Ratios of the Initial Group II HELOCs as of the Statistical Calculation Date are approximately 5.00% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial Group II HELOCs as of the Statistical Calculation Date is approximately 83.85%.

               GEOGRAPHICAL DISTRIBUTIONS OF GROUP II HELOC LOANS

                                                                                                   Percent of
                                                                                                Initial Group II
                                                                           Statistical              HELOCs by
                                              Number of Initial            Calculation      Statistical Calculation
Location                                       Group II HELOCs             Date Balance           Date Balance
--------                                       ---------------             ------------           ------------
California...............................           1,062                 $24,928,344.66              44.86%
Michigan.................................             224                   3,386,990.09               6.10
Pennsylvania.............................             120                   2,472,016.93               4.45
Florida..................................              95                   1,915,824.71               3.45
New York.................................              76                   1,740,209.82               3.13
New Jersey...............................              72                   1,507,199.85               2.71
Other (1)................................             955                  19,617,720.96              35.30
                                                    -----                 --------------             ------
               Total.....................           2,604                 $55,568,307.02             100.00%
                                                    =====                 ==============             ======

      (1) Other includes states and the District of Columbia with under 2.5% concentrations individually.

                  JUNIOR RATIOS OF GROUP II HELOC LOANS (1)(2)

                                                                                         Percent of
                                                                                      Initial Group II
                                                                 Statistical              HELOCs by
                                     Number of Initial           Calculation      Statistical Calculation
Range of Junior Ratios (%)            Group II HELOCs            Date Balance           Date Balance
--------------------------            ---------------            ------------           ------------
 0.00%  to    9.99%..............            234                $ 3,541,349.01               6.37%
10.00%  to   19.99%..............          1,238                 21,486,145.49              38.67
20.00%  to   29.99%..............            716                 18,170,570.26              32.70
30.00%  to   39.99%..............            223                  6,626,195.90              11.92
40.00%  to   49.99%..............            112                  3,447,799.02               6.20
50.00%  to   59.99%..............             43                  1,254,122.20               2.26
60.00%  to   69.99%..............             19                    665,864.78               1.20
70.00%  to   79.99%..............              9                    160,109.20               0.29
80.00%  to   89.99%..............              5                     68,322.39               0.12
90.00%  to  100.00%..............              5                    147,828.77               0.27
                                           -----                --------------             ------
            Total................          2,604                $55,568,307.02             100.00%
                                           =====                ==============             ======

      (1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

      (2) The weighted average Junior Ratio of the Initial Group II HELOCs as of the Statistical Calculation Date is 23.34%.

                       LOAN RATES OF GROUP II HELOC LOANS

                                                                                         Percent of
                                                                                      Initial Group II
                                                                  Statistical             HELOCs by
                                      Number of Initial           Calculation      Statistical Calculation
Range of Loan Rates(%)                 Group II HELOCs            Date Balance           Date Balance
----------------------                 ---------------            ------------           ------------
 5.001%  to   8.000%..............          1,354                $27,291,076.46              49.11%
 8.001%  to   9.000%..............             55                  1,315,300.38               2.37
 9.001%  to  10.000%..............            231                  4,279,190.76               7.70
10.001%  to  11.000%..............            250                  4,468,538.28               8.04
11.001%  to  12.000%..............            183                  4,469,660.95               8.04
12.001%  to  13.000%..............            239                  5,943,582.57              10.70
13.001%  to  14.000%..............            277                  7,383,426.82              13.29
14.001%  to  15.000%..............             15                    417,530.80               0.75
                                            -----                --------------             ------
             Total................          2,604                $55,568,307.02             100.00%
                                            =====                ==============             ======

      The weighted average Loan Rate as of the Statistical Calculation Date is 9.155%.

               FULLY INDEXED GROSS MARGIN OF GROUP II HELOC LOANS

                                                                                          Percent of
                                                                                       Initial Group II
                                                                  Statistical              HELOCs by
Range of Fully Indexed                Number of Initial           Calculation       Statistical Calculation
Gross Margins(%)                       Group II HELOCs            Date Balance           Date Balance
----------------                       ---------------            ------------           ------------
0.000%  to  1.000%................            837                $15,905,165.87              28.62%
1.001%  to  2.000%................            704                 12,386,427.81              22.29
2.001%  to  3.000%................            265                  6,551,831.19              11.79
3.001%  to  4.000%................            285                  7,067,070.27              12.72
4.001%  to  5.000%................            480                 12,780,557.68              23.00
5.001%  to  6.000%................             32                    852,646.32               1.53
6.001%  to  7.000%................              1                     24,607.88               0.04
                                            -----                --------------             ------
            Total.................          2,604                $55,568,307.02             100.00%
                                            =====                ==============             ======

      The weighted average fully indexed gross margin as of the Statistical Calculation Date is approximately 2.599% per annum.

                CREDIT UTILIZATION RATES OF GROUP II HELOC LOANS

                                                                                         Percent of
                                                                                      Initial Group II
                                                                 Statistical              HELOCs by
Range of Credit                      Number of Initial           Calculation      Statistical Calculation
Utilization Rates (%)                 Group II HELOCs            Date Balance           Date Balance
---------------------                 ---------------            ------------           ------------
  0.01%  to   30.00%.............            398                $ 2,361,170.21               4.25
 30.01%  to   35.00%.............             67                    689,042.52               1.24
 35.01%  to   40.00%.............             88                    908,654.52               1.64
 40.01%  to   45.00%.............             75                    875,909.97               1.58
 45.01%  to   50.00%.............             92                  1,356,958.20               2.44
 50.01%  to   55.00%.............             62                  1,051,351.87               1.89
 55.01%  to   60.00%.............             64                  1,025,266.38               1.85
 60.01%  to   65.00%.............             53                    895,792.76               1.61
 65.01%  to   70.00%.............             76                  1,423,251.99               2.56
 70.01%  to   75.00%.............             68                  1,293,718.60               2.33
 75.01%  to   80.00%.............             57                  1,174,716.01               2.11
 80.01%  to   85.00%.............             54                  1,277,545.09               2.30
 85.01%  to   90.00%.............             78                  1,931,636.48               3.48
 90.01%  to   95.00%.............             92                  2,470,256.69               4.45
 95.01%  to  100.00%.............          1,268                 36,411,329.15              65.53
100.00%  or  greater.............             12                    421,706.58               0.76
                                           -----                --------------             ------
             Total...............          2,604                $55,568,307.02             100.00%
                                           =====                ==============             ======

      The weighted average Credit Utilization Rate based on the Statistical Calculation Date Credit Limit of the Initial Group II HELOCs as of the Statistical Calculation Date is 86.94%.

                      CREDIT LIMITS OF GROUP II HELOC LOANS

                                                                                           Percent of
                                                                                       Initial Group II
                                                                   Statistical              HELOCs by
                                       Number of Initial           Calculation      Statistical Calculation
Range of Credit Limits ($)              Group II HELOCs            Date Balance           Date Balance
--------------------------              ---------------            ------------           ------------
      $0.01  to  $  25,000.00......          1,279                $17,232,095.54              31.01%
 $25,000.01  to  $  50,000.00......          1,144                 31,169,317.90              56.09
 $50,000.01  to  $  75,000.00......            120                  4,707,225.86               8.47
 $75,000.01  to  $100,000.00.......             54                  2,219,752.76               3.99
$100,000.01  to  $125,000.00.......              6                    227,914.96               0.41
$175,000.01  to  $200,000.00.......              1                     12,000.00               0.02
                                             -----                --------------             ------
                 Total.............          2,604                $55,568,307.02             100.00%
                                             =====                ==============             ======

      The average of the Credit Limits as of the Statistical Calculation Date is $30,033.08.

                   MAXIMUM LOAN RATES OF GROUP II HELOC LOANS

                                                                                          Percent of
                                                                                       Initial Group II
                                                                  Statistical              HELOCs by
                                      Number of Initial           Calculation      Statistical Calculation
Maximum Loan Rates (%)                 Group II HELOCs            Date Balance           Date Balance
----------------------                 ---------------            ------------           ------------
14.001%  to  15.000%..............             51                $   946,526.08               1.70%
15.001%  to  16.000%..............             44                    969,610.64               1.74
17.001%  to  18.000%..............            604                 11,664,207.93              20.99
18.001%  to  19.000%..............          1,905                 41,987,962.37              75.56
                                            -----                --------------             ------
             Total................          2,604                $55,568,307.02             100.00%
                                            =====                ==============             ======

      The weighted average Maximum Loan Rate as of the Statistical Calculation Date is approximately 18.103%.

         MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP II HELOC LOANS

                                                                                       Percent of
                                                                                    Initial Group II
                                                               Statistical              HELOCs by
                                   Number of Initial           Calculation       Statistical Calculation
Range of Months                     Group II HELOCs            Date Balance           Date Balance
---------------                     ---------------            ------------           ------------
  0  to   60...................              1                $    15,734.14               0.03%
 61  to  120...................          1,052                 14,879,661.00              26.78
121  to  180...................            864                 23,855,213.84              42.93
181  to  240...................              1                     22,439.02               0.04
241  to  300...................            686                 16,795,259.02              30.22
                                         -----                --------------             ------
         Total.................          2,604                $55,568,307.02             100.00%
                                         =====                ==============             ======

      The weighted average months remaining to scheduled maturity as of the Statistical Calculation Date is 196 months.

                    ORIGINATION YEAR OF GROUP II HELOC LOANS

                                                                                                  Percent of
                                                                                               Initial Group II
                                                                         Statistical               HELOCs by
                                             Number of Initial           Calculation        Statistical Calculation
Origination Year                              Group II HELOCs            Date Balance            Date Balance
----------------                              ---------------            ------------            ------------
1991....................................               1                $    11,301.64                0.02%
1993....................................               1                      6,242.20                0.01
1994....................................               6                    137,495.39                0.25
1995....................................               7                     93,573.14                0.17
1996....................................               1                     21,156.38                0.04
1997....................................              16                    164,139.77                0.30
1998....................................             114                  1,137,733.88                2.05
1999....................................           2,458                 53,996,664.62               97.17
                                                   -----                --------------              ------
          Total..........................          2,604                $55,568,307.02              100.00%
                                                   =====                ==============              ======

                      LIEN PRIORITY OF GROUP II HELOC LOANS

                                                                                                  Percent of
                                                                                               Initial Group II
                                                                         Statistical               HELOCs by
                                            Number of Initial            Calculation       Statistical Calculation
Lien Position                                Group II HELOCs             Date Balance            Date Balance
-------------                                ---------------             ------------            ------------
First...................................              52                $ 1,619,022.87                2.91%
Second..................................           2,552                 53,949,284.15               97.09
                                                   -----                --------------              ------
          Total.........................           2,604                $55,568,307.02              100.00%
                                                   =====                ==============              ======

                  DEBT-TO-INCOME RATIOS OF GROUP II HELOC LOANS

                                                                                            Percent of
                                                                                         Initial Group II
                                                                  Statistical                HELOCs by
                                       Number of Initial          Calculation        Statistical Calculation
Range of Debt-to-Income Ratios (%)      Group II HELOCs           Date Balance             Date Balance
----------------------------------      ---------------           ------------             ------------
 0.00%  to    9.99%.................             9               $   162,641.37                 0.29%
10.00%  to   19.99%.................            89                 1,349,889.86                 2.43
20.00%  to   29.99%.................           409                 7,615,700.38                13.71
30.00%  to   39.99%.................           848                17,554,604.03                31.59
40.00%  to   49.99%.................           941                21,685,861.07                39.03
50.00%  to   59.99%.................           226                 5,397,645.99                 9.71
60.00%  to   69.99%.................            50                 1,043,046.90                 1.88
70.00%  to   79.99%.................            10                   223,046.25                 0.40
80.00%  to   89.99%.................            14                   336,059.18                 0.60
90.00%  or  greater.................             8                   199,811.99                 0.36
                                             -----               --------------               ------
            Total...................         2,604               $55,568,307.02               100.00%
                                             =====               ==============               ======

                 TEASER EXPIRATION MONTH OF GROUP II HELOC LOANS

                                                                                                 Percent of
                                                                                              Initial Group II
                                                                         Statistical              HELOCs by
                                             Number of Initial           Calculation      Statistical Calculation
Teaser Expiration Month                       Group II HELOCs            Date Balance           Date Balance
-----------------------                       ---------------            ------------           ------------
No Teaser.................................         1,249                $28,240,484.33              50.82%
October 1999..............................           135                  3,288,334.72               5.92
November 1999.............................           346                  9,168,516.61              16.50
December 1999.............................           211                  3,838,907.84               6.91
January 2000..............................           229                  3,187,847.58               5.74
February 2000.............................           303                  5,158,711.12               9.28
March 2000................................           131                  2,685,504.82               4.83
                                                   -----                --------------             ------
                   Total..................         2,604                $55,568,307.02             100.00%
                                                   =====                ==============             ======

                   DOCUMENTATION TYPE OF GROUP II HELOC LOANS

                                                                                                    Percent of
                                                                                                 Initial Group II
                                                                                                     HELOCs by
                                                                           Statistical              Statistical
                                               Number of Initial           Calculation              Calculation
Documentation                                   Group II HELOCs            Date Balance            Date Balance
-------------                                   ---------------            ------------            ------------
Standard...................................          2,193                $49,451,891.74               88.99%
No Income No Appraisal.....................            179                  2,461,489.03                4.43
Family First Direct........................             83                  1,336,932.75                2.41
No Income Verification.....................             56                    928,802.45                1.67
Super Express..............................             49                    676,860.21                1.22
Alternative................................             16                    271,265.24                0.49
Select.....................................             20                    213,317.15                0.38
Streamline.................................              4                    131,904.55                0.24
Express....................................              4                     95,843.90                0.17
                                                     -----                --------------              ------
              Total........................          2,604                $55,568,307.02              100.00%
                                                     =====                ==============              ======

Initial Group III HELOC -Characteristics

      Set forth below is a description of certain additional characteristics of the Initial Group III HELOCs as of the Statistical Calculation Date. Unless otherwise specified, all principal balances of the Initial Group III HELOCs are as of the Statistical Calculation Date and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate principal balance as of the Statistical Calculation Date (except as indicated otherwise).

                     PROPERTY TYPE OF GROUP III HELOC LOANS

                                                                                                    Percent of
                                                                                                 Initial Group III
                                                                                                     HELOCs by
                                                                           Statistical              Statistical
                                                Number of Initial          Calculation              Calculation
Property Type                                    Group III HELOCs          Date Balance            Date Balance
-------------                                    ----------------          ------------            ------------
Single-Family Dwelling....................              525               $22,815,919.77               88.43%
PUD.......................................               41                 1,487,200.01                5.76
Condominium...............................               33                 1,485,219.91                5.76
Two-Family................................                1                    11,992.43                0.05
                                                        ---               --------------              ------
            Total..........................             600               $25,800,332.12              100.00%
                                                        ===               ==============              ======

                    OCCUPANCY TYPES OF GROUP III HELOC LOANS

                                                                                                    Percent of
                                                                                                 Initial Group III
                                                                                                     HELOCs by
                                                                           Statistical              Statistical
Occupancy                                         Number of Initial        Calculation              Calculation
(as indicated by Borrower)                        Group III HELOCs         Date Balance            Date Balance
--------------------------                        ----------------         ------------            ------------
Owner Occupied.............................              593              $25,444,301.52               98.62%
Non-Owner Occupied.........................                7                  356,030.60                1.38%
                                                         ---              --------------              ------
               Total.......................              600              $25,800,332.12              100.00%
                                                         ===              ==============              ======

                   PRINCIPAL BALANCES OF GROUP III HELOC LOANS

                                                                                           Percent of
                                                                                        Initial Group III
                                                                                            HELOCs by
                                                                  Statistical              Statistical
                                       Number of Initial          Calculation              Calculation
Range of Principal Balances ($)         Group III HELOCs          Date Balance            Date Balance
-------------------------------         ----------------          ------------            ------------
      $0.00  to   $25,000.00......             293               $ 3,482,140.74               13.50%
 $25,000.01  to   $50,000.00......             173                 6,379,839.29               24.73
 $50,000.01  to   $75,000.00......              50                 2,951,924.15               11.44
 $75,000.01  to  $100,000.00......              14                 1,357,024.23                5.26
$100,000.01  to  $125,000.00......              10                 1,143,020.10                4.43
$125,000.01  to  $150,000.00......              24                 3,409,488.27               13.21
$150,000.01  to  $175,000.00......              12                 1,993,300.64                7.73
$175,000.01  to  $200,000.00......              15                 2,886,648.48               11.19
$200,000.01  to  $225,000.00......               3                   654,989.15                2.54
$225,000.01  to  $250,000.00......               4                   989,365.08                3.83
$250,000.01  to  $275,000.00......               1                   273,527.00                1.06
$275,000.01  to  $300,000.00......               1                   279,064.99                1.08
                                               ---               --------------              ------
                 Total............             600               $25,800,332.12              100.00%
                                               ===               ==============              ======

      The average Principal Balance as of the Statistical Calculation Date is $43,000.55.

             COMBINED LOAN-TO-VALUE RATIOS OF GROUP III HELOC LOANS

                                                                                            Percent of
                                                                                        Initial Group III
                                                                                            HELOCs by
                                                                  Statistical              Statistical
Range of Combined                      Number of Initial          Calculation              Calculation
Loan-to-Value Ratios(%)                 Group III HELOCs          Date Balance             Date Balance
-----------------------                 ----------------          ------------             ------------
 0.000%  to   50.000%..............            126               $ 3,150,891.91                12.21%
50.001%  to   60.000%..............            100                 2,275,402.51                 8.82
60.001%  to   70.000%..............            105                 3,231,237.58                12.52
70.001%  to   80.000%..............             94                 6,743,241.30                26.14
80.001%  to   90.000%..............            109                 6,240,016.97                24.19
90.001%  to  100.000%..............             66                 4,159,541.85                16.12
                                               ---               --------------               ------
             Total.................            600               $25,800,332.12               100.00%
                                               ===               ==============               ======

      The minimum and maximum Combined Loan-to-Value Ratios of the Initial Group III HELOCs as of the Statistical Calculation Date are approximately 8.33% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial Group III HELOCs as of the Statistical Calculation Date is approximately 74.96%.

               GEOGRAPHICAL DISTRIBUTIONS OF GROUP III HELOC LOANS

                                                                                                        Percent of
                                                                                                     Initial Group III
                                                                                                         HELOCs by
                                                                               Statistical              Statistical
                                                   Number of Initial           Calculation              Calculation
Location                                           Group III HELOCs           Date Balance             Date Balance
--------                                           ----------------           ------------             ------------
California...................................            269                 $11,906,250.01                46.15%
Michigan.....................................             82                   4,256,017.23                16.50
Florida......................................             24                   1,125,240.38                 4.36
Pennsylvania.................................             19                     855,924.28                 3.32
Georgia......................................             14                     793,809.09                 3.08
New York.....................................             16                     763,788.88                 2.96
Washington...................................             15                     660,001.02                 2.56
Other (1)....................................            161                   5,439,301.23                21.08
                                                         ---                 --------------               ------
          Total..............................            600                 $25,800,332.12               100.00%
                                                         ===                 ==============               ======

      (1) Other means states or the District of Columbia where the individual percentage is less than 2.5%.

                  JUNIOR RATIOS OF GROUP III HELOC LOANS(1)(2)

                                                                                           Percent of
                                                                                        Initial Group III
                                                                                            HELOCs by
                                                                  Statistical              Statistical
                                      Number of Initial           Calculation              Calculation
Range of Junior Ratios (%)             Group III HELOCs           Date Balance             Date Balance
--------------------------             ----------------           ------------             ------------
 0.00%  to    9.99%...............             78                $ 2,493,572.75                 9.66%
10.00%  to   19.99%...............            205                  5,606,591.91                21.73
20.00%  to   29.99%...............            143                  6,577,107.36                25.49
30.00%  to   39.99%...............             71                  4,212,148.25                16.33
40.00%  to   49.99%...............             52                  3,291,510.15                12.76
50.00%  to   59.99%...............             26                  1,398,713.78                 5.42
60.00%  to   69.99%...............             11                  1,035,803.82                 4.01
70.00%  to   79.99%...............              6                    531,289.22                 2.06
80.00%  to   89.99%...............              7                    479,846.77                 1.86
90.00%  to  100.00%...............              1                    173,748.11                 0.67
                                              ---                --------------               ------
            Total.................            600                $25,800,332.12               100.00%
                                              ===                ==============               ======

      (1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

      (2) The weighted average Junior Ratio of the Initial Group III HELOCs as of the Statistical Calculation Date is 30.63%.

                       LOAN RATES OF GROUP III HELOC LOANS

                                                                                              Percent of
                                                                                          Initial Group III
                                                                                              HELOCs by
                                                                    Statistical              Statistical
                                         Number of Initial          Calculation              Calculation
Range of Loan Rates(%)                   Group III HELOCs           Date Balance             Date Balance
----------------------                   ----------------           ------------             ------------
 5.001%  to   8.000%...............             415                $17,562,868.70                68.07%
 8.001%  to   9.000%...............              14                    901,539.40                 3.49
 9.001%  to  10.000%...............              73                  1,730,184.02                 6.71
10.001%  to  11.000%...............              33                  1,485,927.63                 5.76
11.001%  to  12.000%...............              27                  1,510,462.49                 5.85
12.001%  to  13.000%...............              26                  1,659,422.29                 6.43
13.001%  to  14.000%...............              11                    889,927.59                 3.45
14.001%  to  15.000%...............               1                     60,000.00                 0.23
                                                ---                --------------               ------
             Total.................             600                $25,800,332.12               100.00%
                                                ===                ==============               ======

      The weighted average Loan Rate as of the Statistical Calculation Date is 8.197%.

               FULLY INDEXED GROSS MARGIN OF GROUP III HELOC LOANS

                                                                                             Percent of
                                                                                         Initial Group III
                                                                                             HELOCs by
                                                                   Statistical              Statistical
Range of Fully Indexed Gross            Number of Initial          Calculation              Calculation
          Margins(%)                     Group III HELOCs          Date Balance             Date Balance
----------------------------             ----------------          ------------             ------------
0.000%  To  1.000%..................           363                $13,335,449.88                51.69%
1.001%  To  2.000%..................           103                  4,797,189.29                18.59
2.001%  To  3.000%..................            59                  3,046,393.76                11.81
3.001%  To  4.000%..................            39                  2,189,942.87                 8.49
4.001%  To  5.000%..................            33                  2,209,501.32                 8.56
5.001%  To  6.000%..................             3                    221,855.00                 0.86
                                               ---                --------------               ------
            Total...................           600                $25,800,332.12               100.00%
                                               ===                ==============               ======

      The weighted average fully indexed gross margin as of the Statistical Calculation Date is approximately 1.818% per annum.

                CREDIT UTILIZATION RATES OF GROUP III HELOC LOANS

                                                                                               Percent of
                                                                                           Initial Group III
                                                                                               HELOCs by
                                                                     Statistical              Statistical
                                          Number of Initial          Calculation              Calculation
Range of Credit Utilization Rates (%)      Group III HELOCs          Date Balance             Date Balance
-------------------------------------      ----------------          ------------             ------------
  0.01%  to   30.00%..................           109                $   799,221.84                 3.10%
 30.01%  to   35.00%..................            23                    330,743.56                 1.28
 35.01%  to   40.00%..................            19                    384,416.42                 1.49
 40.01%  to   45.00%..................             9                    257,036.31                 1.00
 45.01%  to   50.00%..................            20                    388,663.00                 1.51
 50.01%  to   55.00%..................            19                    568,683.10                 2.20
 55.01%  to   60.00%..................            19                    505,208.31                 1.96
 60.01%  to   65.00%..................            22                    717,163.07                 2.78
 65.01%  to   70.00%..................            20                    808,383.63                 3.13
 70.01%  to   75.00%..................            19                    535,548.66                 2.08
 75.01%  to   80.00%..................            22                  1,255,340.58                 4.87
 80.01%  to   85.00%..................            18                  1,174,013.53                 4.55
 85.01%  to   90.00%..................            22                    840,064.25                 3.26
 90.01%  to   95.00%..................            15                    979,461.62                 3.80
 95.01%  to  100.00%..................           241                 16,113,180.85                62.45
100.00%  or  greater..................             3                    143,203.39                 0.56
                                                 ---                --------------               ------
             Total....................           600                $25,800,332.12               100.00%
                                                 ===                ==============               ======

      The weighted average Credit Utilization Rate based on the Statistical Calculation Date Credit Limit of the Initial Group III HELOCs as of the Statistical Calculation Date is 87.31%.

                     CREDIT LIMITS OF GROUP III HELOC LOANS

                                                                                             Percent of
                                                                                          Initial Group III
                                                                                              HELOCs by
                                                                    Statistical              Statistical
                                        Number of Initial           Calculation              Calculation
Range of Credit Limits ($)               Group III HELOCs           Date Balance             Date Balance
--------------------------               ----------------           ------------             ------------
      $0.01  to  $25,000.00..........           160                $ 1,699,054.69                 6.59%
 $25,000.01  to  $50,000.00..........           251                  6,675,322.09                25.87
 $50,000.01  to  $75,000.00..........            65                  2,967,729.97                11.50
 $75,000.01  to  $100,000.00.........            47                  2,409,707.41                 9.34
$100,000.01  to  $125,000.00.........             7                    703,114.15                 2.73
$125,000.01  to  $150,000.00.........            28                  3,510,581.53                13.61
$150,000.01  to  $175,000.00.........             9                  1,474,552.53                 5.72
$175,000.01  to  $200,000.00.........            18                  3,172,756.22                12.30
$200,000.01  to  $225,000.00.........             4                    731,268.62                 2.83
$225,000.01  to  $250,000.00.........             7                  1,497,693.99                 5.80
$250,000.01  to  $275,000.00.........             3                    679,485.93                 2.63%
$325,000.01  to  $350,000.00.........             1                    279,064.99                 1.08
                                                ---                --------------               ------
                 Total                          600                $25,800,332.12               100.00%
                                                ===                ==============               ======

      The average of the Credit Limits as of the Statistical Calculation Date is $57,806.74.

                   MAXIMUM LOAN RATES OF GROUP III HELOC LOANS

                                                                                            Percent of
                                                                                         Initial Group III
                                                                                             HELOCs by
                                                                   Statistical              Statistical
                                       Number of Initial           Calculation              Calculation
Maximum Loan Rates (%)                  Group III HELOCs           Date Balance             Date Balance
----------------------                  ----------------           ------------             ------------
14.001%  to  15.000%................             9                $   321,462.56                 1.25%
15.001%  to  16.000%................             4                     78,101.86                 0.30
17.001%  to  18.000%................           172                  8,551,972.62                33.15
18.001%  to  19.000%................           415                 16,848,795.08                65.30
                                               ---                --------------               ------
             Total..................           600                $25,800,332.12               100.00%
                                               ===                ==============               ======

      The weighted average Maximum Loan Rate as of the Statistical Calculation Date is approximately 18.120%.

         MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP III HELOC LOANS

                                                                                               Percent of
                                                                                           Initial Group III
                                                                                               HELOCs by
                                                                     Statistical              Statistical
                                           Number of Initial         Calculation              Calculation
Range of Months                            Group III HELOCs          Date Balance             Date Balance
---------------                            ----------------          ------------             ------------
0    to  60...........................             3                $    63,780.00                 0.25%
61   to  120..........................           361                 13,476,500.07                52.23
121  to  180..........................            77                  4,485,562.58                17.39
241  to  300..........................           159                  7,774,489.47                30.13
                                                 ---                --------------               ------
         Total........................           600                $25,800,332.12               100.00%
                                                 ===                ==============               ======

      The weighted average months remaining to scheduled maturity as of the Statistical Calculation Date is 181 months.

                    ORIGINATION YEAR OF GROUP III HELOC LOANS

                                                                                                      Percent of
                                                                                                  Initial Group III
                                                                                                      HELOCs by
                                                                            Statistical              Statistical
                                                 Number of Initial          Calculation              Calculation
Origination Year                                  Group III HELOCs          Date Balance             Date Balance
----------------                                  ----------------          ------------             ------------
1992..........................................            1                $   185,000.00                 0.72%
1994..........................................            1                    125,000.00                 0.48
1996..........................................            2                     15,989.09                 0.06
1997..........................................            5                    376,434.16                 1.46
1998..........................................           22                    401,665.86                 1.56
1999..........................................          569                 24,696,243.01                95.72
                                                        ---                --------------               ------
       Total................................            600                $25,800,332.12               100.00%
                                                        ===                ==============               ======

                     LIEN PRIORITY OF GROUP III HELOC LOANS

                                                                                                      Percent of
                                                                                                  Initial Group III
                                                                                                      HELOCs by
                                                                             Statistical             Statistical
                                                 Number of Initial           Calculation             Calculation
Lien Position                                     Group III HELOCs          Date Balance             Date Balance
-------------                                     ----------------          ------------             ------------
First....................................                45                $ 2,078,774.80                 8.06%
Second...................................               555                 23,721,557.32                91.94
                                                        ---                --------------               ------
        Total............................               600                $25,800,332.12               100.00%
                                                        ===                ==============               ======

                 DEBT-TO-INCOME RATIOS OF GROUP III HELOC LOANS

                                                                                               Percent of
                                                                                            Initial Group III
                                                                                                HELOCs by
                                                                Statistical                    Statistical
                                      Number of Initial         Calculation                    Calculation
Range of Debt-to-Income Ratios (%)     Group III HELOCs         Date Balance                   Date Balance
----------------------------------     ----------------         ------------                   ------------
 0.00% to 9.99%......................          6               $   326,848.01                       1.27%
10.00% to 19.99%.....................         45                 1,736,472.61                       6.73
20.00% to 29.99%.....................        111                 4,212,588.25                      16.33
30.00% to 39.99%.....................        183                 7,925,399.51                      30.72
40.00% to 49.99%.....................        158                 5,917,436.56                      22.94
50.00% to 59.99%.....................         71                 4,006,944.23                      15.53
60.00% to 69.99%.....................         19                 1,314,348.82                       5.09
70.00% to 79.99%.....................          3                   101,587.73                       0.39
80.00% to 89.99%.....................          2                    43,759.42                       0.17
90.00% or greater....................          2                   214,946.98                       0.83
                                             ---               --------------                     ------
          Total......................        600               $25,800,332.12                     100.00%
                                             ===               ==============                     ======

                TEASER EXPIRATION MONTH OF GROUP III HELOC LOANS

                                                                                                      Percent of
                                                                                                  Initial Group III
                                                                                                      HELOCs by
                                                                           Statistical               Statistical
                                                 Number of Initial         Calculation               Calculation
Teaser Expiration Month                           Group III HELOCs         Date Balance              Date Balance
-----------------------                           ----------------         ------------              ------------
No Teaser................................               185               $  8,237,463.42                31.93%
October 1999.............................                14                    539,809.31                 2.09
November 1999............................                65                  3,090,179.56                11.98
December 1999............................                73                  2,642,831.18                10.24
January 2000.............................                65                  1,961,387.38                 7.60
February 2000............................               124                  5,319,357.91                20.62
March 2000...............................                74                  4,009,303.36                15.54
                                                        ---                --------------               ------
                       Total.............               600                $25,800,332.12               100.00%
                                                        ===                ==============               ======

                   DOCUMENTATION TYPE OF GROUP III HELOC LOANS

                                                                                                    Percent of
                                                                                                 Initial Group III
                                                                                                     HELOCs by
                                                                           Statistical              Statistical
                                                Number of Initial          Calculation              Calculation
Documentation                                   Group III HELOCs           Date Balance            Date Balance
-------------                                   ----------------           ------------            ------------
Standard...................................            382                $18,128,377.82               70.26%
Select.....................................             31                  3,236,516.66               12.54
Family First Direct........................             64                  2,075,511.54                8.04
No Income No Appraisal.....................             78                  1,021,184.69                3.96
No Income Verification.....................             23                    449,351.80                1.74
Alternative................................              7                    398,234.05                1.54
Streamline.................................              4                    350,876.32                1.36
Super Express..............................              9                    101,073.30                0.39
Express....................................              2                     39,205.94                0.15
                                                       ---                --------------              ------
      Total................................            600                $25,800,332.12              100.00%
                                                       ===                ==============              ======

                      [This page intentionally left blank]

                                   APPENDIX B

                                 FORM OF POLICY

OBLIGATIONS:  $[________________________]                 POLICY NUMBER: [_____]

      MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by Norwest Bank Minnesota, National Association, or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount. The Insurer's obligations hereunder with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be made only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), Interest Shortfalls or Relief Act Shortfalls.

      The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

      The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

      Insured Amounts due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

      The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

      Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

      As used herein, the following terms shall have the following meanings:

      "Agreement" means the Servicing Agreement dated as of November 17, 1999, among the GMACM Home Equity Loan Trust 1999-2, as Issuer, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

      "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

      "Deficiency Amount" means (a) with respect to any Payment Date, the amount by which the aggregate amount of accrued interest on the Notes (excluding any Relief Act Shortfalls for such Payment Date) at the respective Note Rates on such Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and (b)(i) with respect to any Payment Date that is not the Final Payment Date, any Liquidation Loss Amount for such Payment Date, to the extent not included in the Principal Distribution Amount on such Payment Date or a reduction in the overcollateralization amount or (ii) on the Final Payment Date, the aggregate outstanding balance of the Notes to the extent otherwise not paid on such date.

      "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

      "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Notes to payment thereunder.

      "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

      Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

      The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

      THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

      IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this [______] day of [______], [______].

                                        MBIA INSURANCE CORPORATION


                                        By______________________________________

                                        Title___________________________________

Attest:

By ________________________________
   Secretary

                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                             POLICY NUMBER: [______]

                           NOTICE UNDER NOTE GUARANTY
                        INSURANCE POLICY NUMBER: [______]

State Street Bank and Trust Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY 10006
Attention: Municipal Registrar and
  Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

      The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as indenture trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number:
[______] (the "Policy") issued by the Insurer in respect of the $305,000,000 GMACM Home Equity Loan Trust 1999-2 (the "Obligations"), that:

(a) the Indenture Trustee is the indenture trustee under the Servicing Agreement dated as of November 17, 1999 among GMAC Home Equity Loan Trust 1999-2, as Issuer, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee, as indenture trustee for the Owners;

(b) the amount due under clause (a) of the definition of Deficiency Amount for any Payment Date occurring on [______] (the "Applicable Payment Date") is $[______];

(c) the amount due under clause (b) of the definition of Deficiency Amount for the Applicable Payment Date is $[______];

(d) the sum of the amounts listed in paragraphs (b) and (c) above is $[______] (the "Deficiency Amount");

(e) the amount previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[______] (the "Preference Amount");

(f) the total Insured Amount due is $[______], which amount equals the sum of the Deficiency Amount and the Preference Amount;

(g) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Amount set forth in (d) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Amount set forth in (e) above to be applied to the payment of any Preference Amount; and

(h) the Indenture Trustee directs that payment of the Insured Amount be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
      [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

      Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

      Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

      IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the [______] day of [______], [______].

                                        [NAME OF INDENTURE TRUSTEE],
                                          as Indenture Trustee


                                        By _____________________________________

                                        Title __________________________________

                      [This page intentionally left blank]

PROSPECTUS

                             Asset-Backed Securities
                              (Issuable in Series)
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    Depositor

--------------------------------------------------------------------------------

Consider carefully the risk factors beginning on page 3 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

--------------------------------------------------------------------------------

The Securities

      Bear Stearns Asset Backed Securities, Inc., as depositor, will sell the securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence either:

      o     ownership interests in certain assets in a trust fund or

      o     debt obligations secured by certain assets in a trust fund.

      Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

The Trust Fund and Its Assets

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      o closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and

      o     private asset backed securities.

      Each trust fund may be subject to early termination in certain circumstances.

Market for the Securities

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Securities

      Offers of the securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            Bear, Stearns & Co. Inc.
                                 August 5, 1999

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about each series of securities is contained in the following documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      o the principal amount, interest rate and authorized denominations of each class of securities;

      o information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

      o information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

      o the terms of any credit enhancement with respect to particular classes of the securities;

      o information concerning other trust fund assets, including any reserve fund;

      o     the final scheduled distribution date for each class of securities;

      o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      o     particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 85 of this prospectus.

                                  RISK FACTORS

      You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

Limited Liquidity

      No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

Limited Assets for Making Payments

      The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

      In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

      o     all payments then due on the related securities have been made, and

      o any other payments specified in the related prospectus supplement have been made.

      Once released, such assets will no longer be available to make payments to securityholders.

      You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

      o funds obtained from enforcing any similar obligation of the originator of the loan, or

      o monies from any reserve fund established to pay for loan repurchases.

Limited Protection Against Losses

      Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

Your Yields on the Securities May Vary

      The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

      o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

      o the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

      o if any party has an option to terminate the related trust early, the effect of the exercise of the option;

      o the rate and timing of defaults and losses on the assets in the related trust fund;

      o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

      o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

      All the above factors may affect the yield to maturity of the securities.

      Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Some Loans Require Balloon Payments

      Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Adjustable Rate Loans May Be Underwritten Differently

      A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Property Values May Be Insufficient

      If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

      o an overall decline in the residential real estate markets where the properties are located;

      o     failure of borrowers to maintain their properties adequately; and

      o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

      If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

Home Improvement Contracts and Other Loans May Not Have Sufficient Security

      A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

      If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home Improvement Contracts Will Not Be Stamped

      The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

Pre-Funding May Adversely Affect Your Investment

      The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

Bankruptcy Laws May Adversely Affect Trust Fund Assets

      The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

      Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

Environmental Risks May Adversely Affect Trust Fund Assets

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer Protection Laws May Adversely Affect Trust Fund Assets

      The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

      o require certain disclosures to the borrowers regarding the terms of the loans;

      o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

      o regulate the use and reporting of information related to the borrower's credit experience; and

      o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

      Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

      If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate Securities Are Subject to Additional Risk

      If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Financial Instruments May Not Perform As Expected

      As described under "Enhancement--Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC Residual Securities Are Subject to Additional Risk

      If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT Ownership Securities Are Subject to Additional Risk

      If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of FASIT ownership interest securities are also restricted.

Book Entry Registration

      Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

      Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

      Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Security Ratings Are Not Recommendations

      Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

      There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

      o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

      o an adverse change in the financial or other condition of a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

General

      Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

      Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

      The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

      The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

      The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

      Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

      Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

      Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

      o all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund'); and

      o     amounts available pursuant to any other credit enhancement.

      If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

      The "Primary Assets" of each Trust Fund may include one or more pools of the following:

      o closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

      o securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

      The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

      If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

      o the product of the Asset Value Percentage as set forth in the Indenture and

      o     the lesser of

            (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

            (b)   the then-outstanding principal balance of the Primary Assets.

      Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

      The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

Payments of Interest

      The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement. Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

      Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

Payments of Principal

      On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

      The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-Weighted Average Lives of the Securities" below.

Special Redemption

      If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

      The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

      In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

Weighted Average Lives of the Securities

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

      There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

      The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

      o     the Primary Assets;

      o amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

      o any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

      o the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

      The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

      The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

      If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

      Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

      o     to issue the Securities;

      o     to make payments and distributions on the Securities; and

      o     to perform certain related activities.

      No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

      Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

The Loans

      Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

      The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

      Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

      The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

      Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

      o a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

      o a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

      To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

      Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

      Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

      The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

      The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA- guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid Principal Balance of the Loans;

      o the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

      o     the range and average Principal Balance of the Loans;

      o the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

      o the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

      o the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

      o the geographic distribution of any Mortgaged Properties securing the Loans;

      o for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the Loans;

      o     the delinquency status and year of origination of the Loans;

      o whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

      o in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

      The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

      If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Private Securities

      General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

      o pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

      o     collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

      Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

      Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

      The sponsor of the Private Securities (the "PS Sponsor") will be

      o a financial institution or other entity engaged generally in the business of lending;

      o a public agency or instrumentality of a state, local or federal government; or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

      If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

      Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

      The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

      Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

      Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

      o the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

      o     certain characteristics of the Underlying Loans, including

            (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

            (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

            (c) the servicing fee or range of servicing fees for the Underlying Loans;

            (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

            (e)   the lien priority of the Underlying Loans; and

            (f) the delinquency status and year of origination of such Underlying Loans;

      o     the maximum original term to stated maturity of the Private
            Securities;

      o     the weighted average term to stated maturity of the Private
            Securities;

      o the pass-through or certificate rate or range of rates for the Private Securities;

      o the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

      o the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

      o the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

      A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

      "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

      If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the

Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

      If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

      o     the sum of

            (i) the amount of interest accrued on the Securities of the Series and

            (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period,

                                      over

      o the amount of interest available from the Primary Assets in the Trust Fund.

      Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                   ENHANCEMENT

      If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

Subordinated Securities

      If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

Insurance

      If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

      Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      (i)   the cost of repair or replacement of the Property, or

      (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

      If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the Property with the proceeds described under clause (i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause (ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Reserve Funds

      If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

      Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

      Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

      If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

Deposit Agreement

      If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Financial Instruments

      If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

      If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

General

      Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

      The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

      If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow

Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

      Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

      o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

      o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

      Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

      (i) All payments in respect of principal, including prepayments, on the Primary Assets;

      (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;

      (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

      (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

      (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

      (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

      (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

      (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

      (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

      (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

      (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

      (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

      (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

      (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

Advances and Limitations on Advances

      The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

      The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

      Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

      The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that
(i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

      The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

      Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

      Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

      When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans.

The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

      Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

Evidence as to Compliance

      If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

      If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

      If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the Trustee;

      o has a net worth of not less than the amount specified in the Prospectus Supplement;

      o would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

      No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above. Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

      The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

      General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

      Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

      If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

      Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

      Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

      o     the original principal amount,

      o     its unpaid Principal Balance as of the Cut-off Date,

      o     the current interest rate,

      o     the current Scheduled Payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

      Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

      o the information contained in the Private Securities schedule is true and correct in all material respects;

      o immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

      o     there has been no other sale by the Private Securities; and

      o there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

      Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

      (a)   the lesser of

            (i)   the Principal Balance of the Primary Asset, and

            (ii)  the Trust Fund's federal income tax basis in the Primary
                  Asset;

                                      plus

      (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

      Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

      o have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

      o have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

      o have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

      o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

      Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

      The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors--Limited Assets for Making Payments" in this prospectus.

      No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

      The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

      (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

      (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

      (iii) the amount of

            (a)   any overdue accrued interest included in such distribution,

            (b) any remaining overdue accrued interest with respect to the Securities, or

            (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

      (iv)  the amount of

            (a) any overdue payments of scheduled principal included in the distribution,

            (b) any remaining overdue principal amounts with respect to the Securities,

            (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

            (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

      (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

      (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

      (vii) the book value of any REO Property acquired by the related Trust Fund; and

      (viii) such other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

      o     the total of the amounts reported pursuant to clauses (i), (ii) and
            (iv)(d) above for the calendar year, and

      o the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

      Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

Events of Default; Rights upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

      o any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

      o any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

      In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

      During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

      Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

      o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

      o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

      o any other Event of Default specified with respect to Notes of that Series.

      If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

      If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default

(other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

      (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

      (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

      (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the total amount of the then-outstanding Notes of the Series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then- outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

The Trustees

      The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of Trustees

      No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

      Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

      Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

Amendment of Agreement

      Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

      (i)   to cure any ambiguity,

      (ii) to correct any defective provisions or to correct or supplement any provision therein,

      (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

      (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

      (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

      (vi)  to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

      Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66 2/3% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

      (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

      (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

Voting Rights

      The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

      Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

      No Agreement will provide for the holding of any annual or other meeting of Holders.

Book-Entry Securities

      If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

      For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

      In addition to such discharge with certain limitations, , if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

Mortgages

      The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

Environmental Risks

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

      A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

      The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

      The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

      General

      The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

      Security Interests in Home Improvements

      The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

      Enforcement of Security Interest in Home Improvements

      So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

      Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

      The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.


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

                                  THE DEPOSITOR

      The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

      The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

      The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

      o     to purchase the related Primary Assets,

      o to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

      o to establish any Reserve Funds described in the related Prospectus Supplement and

      o to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

      The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

      The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

      As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

Taxation of Debt Securities

      Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

      Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

      Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

      The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

      Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

      The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

      The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

      The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the


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

stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

      The Depositor may adjust the accrual of OID on a Class of Regular Interest (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

      Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

      Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

      Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

      Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on


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

securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

      General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

      Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

      As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", the Code provides that the Trust will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

      In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

      In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding


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

distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the Holder of a residual interest is taxed on the net income of the REMIC the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

      Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

      Distributions. In the opinion of Tax Counsel distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

      Sale or Exchange. In the opinion of Tax Counsel a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holders adjusted basis in the newly acquired asset.

      Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives


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

were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

      Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.


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

      If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

      General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

      In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable


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

Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities Market Discount" and "--Premium" above.

      In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to

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

each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

      Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

      The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

      Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

      In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest

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

Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

      Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is one year or more and short-term capital gain or loss if the holding period of the Security is less than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

      Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

New Withholding Regulations

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Foreign Investors

      Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

      Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

      Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

      Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

      The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

      Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

      In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

      In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

      If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

      Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

      Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

      A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

      If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

      Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities,""--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

      The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

      The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

      Due to the complexity of the federal income tax rules applicable to Holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employment Retirement Security Act of 1974, as amended ("ERISA"), and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

      ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

      Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

      In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, of if equity participation by benefit plan investors is not significant. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a plan's investment in the entity.

      If no exception under the Plan Asset Regulation applies, then if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

      In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans conforming to these requirements ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single

Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving Subordinated Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Security or a Security that is not a Single Family Security may be made to a Plan.

      The discussion in this and the next succeeding paragraph applies only to Single Family Securities The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single Class of Securities; and (ii) Securities issued in a Series in which there is only one Class of those particular Trust Securities; provided, that, in either case, the Securities, evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a Class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a Class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other Classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

      PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the unsubordinated Securities only in a Series issued with a subordination feature; provided, that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate Principal Balance of the Loans or the Principal Balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief generally similar to that provided by PTCE 83-1, but is broader in several respects.

      The Underwriter Exemption contains several requirements, some of which differ from those in PTCE 83-l. The Underwriter Exemption contains an expanded definition of "certificate," which includes an interest that entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type that have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Specified Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

      (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Specified Funding Limit") must not exceed twenty-five percent (25%).

      (2) All Obligations transferred after the Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

      (3) The transfer of such Additional Obligations to the trust during the Specified Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the

            Specified Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

      (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Specified Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

      (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

            (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

            (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or Prospectus Supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

      (6) The period of pre-funding must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

      (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

      (8)   The related prospectus or Prospectus Supplement must describe:

            (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

            (ii)  the duration of the period of pre-funding;

            (iii) the percentage and/or dollar amount of the Specified Funding
                  Limit for the trust; and

            (iv) that the amounts remaining in the pre-funding account at the end of the Specified Funding Period will be remitted to certificateholders as repayments of principal.

      (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

      Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

      Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

      The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

      The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095 . The Depositor has determined that its financial statements are not material to the offering of any Certificates.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                     RATING

      It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

      Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

      Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                             Index of Defined Terms

Additional Obligations:.......................................................83
Advances......................................................................27
Agreements.....................................................................8
Amortizable Bond Premium Regulations..........................................59
Asset Value...................................................................10
Assumed Reinvestment Rate.....................................................10
Available Interest Amount.....................................................11
Capitalized Interest Account..................................................22
Cash Flow Bond Method.........................................................66
CERCLA........................................................................45
Certificates...................................................................8
Class..........................................................................9
Closed-End Loans..............................................................14
Code..........................................................................12
Collection Account.........................................................9, 26
Contingent Payment Regulations................................................56
Custodian.....................................................................33
Cut-off Date..................................................................14
Debt Securities...............................................................54
Deleted Primary Asset.........................................................35
Depositor......................................................................8
Depositor Securities..........................................................53
Disqualified Organization.....................................................63
Distribution Account...........................................................9
Distribution Date..............................................................9
DOL...........................................................................80
Eligible Investments..........................................................21
Enhancement...............................................................13, 22
EPA...........................................................................45
ERISA.........................................................................79
Escrow Account................................................................25
Events of Default.........................................................37, 38
FASIT.........................................................................54
FASIT Qualification Test......................................................76
FASIT Securities..............................................................76
FHA...........................................................................16
Final Mark-to-Market Regulations..............................................64
Final Scheduled Distribution Date.............................................11
Garn-St. Germain Act..........................................................48
High-Yield Interest...........................................................77
Holder.........................................................................9
Holders.......................................................................41
Home Improvement Contracts................................................10, 16
Home Improvements.........................................................10, 16
HUD...........................................................................17
Indenture......................................................................8
Installment Sales Contract....................................................51
Insurance Proceeds............................................................27
Interest Weighted Securities..................................................57
IRS...........................................................................56
Liquidation Proceeds..........................................................26
Loans.........................................................................10
Mortgage......................................................................33
Mortgage Loans.................................................................9
New Regulations...............................................................68
Nonresidents..................................................................68
Notes..........................................................................8
Obligations:..................................................................83
OID...........................................................................55
OID Regulations...............................................................55
OTS...........................................................................49
Parties in Interest...........................................................80
Pass-Through Securities.......................................................64
Pay-Through Security..........................................................56
Permitted Investments.........................................................84
Plan Asset Regulation.........................................................80
Plans.........................................................................79
Pool Insurance Policy.........................................................23
Pooling and Servicing Agreement................................................8
Pre-Funded Amount.............................................................21
Pre-Funding Account...........................................................21
Pre-Funding Period............................................................21
Prepayment Assumption.........................................................56
Primary Assets.................................................................9
Private Securities............................................................10
Property......................................................................16
PS Agreement..................................................................19
PS Servicer...................................................................19
PS Sponsor....................................................................19
PS Trustee....................................................................19
PTCE..........................................................................81
PTCE 83-1.....................................................................81
Qualifying Substitute Primary Asset...........................................35
Rating Agency..............................................................9, 86
Ratio Strip Securities........................................................66
Regular Interest Securities...................................................54
Regular Interests.............................................................59
REMIC.....................................................................12, 54
REO Property..................................................................13
Reserve Fund...............................................................9, 24
Residual Interest Security....................................................61
Residual Interests............................................................59
Revolving Credit Line Loans...................................................14
Revolving Mortgage Loans......................................................14
Scheduled Payments............................................................26
Securities.....................................................................8
Seller.........................................................................8
Servicing Fee.............................................................26, 65

Short-Term Note...............................................................70
Single Family Property........................................................15
Single Family Securities......................................................81
Special Redemption Date.......................................................11
Specified Funding Limit.......................................................83
Specified Funding Period......................................................83
Stripped Securities...........................................................64
Tax Counsel...................................................................53
TIN...........................................................................68
Title V.......................................................................49
Trust Agreement............................................................8, 13
Trust Fund.....................................................................8
Trustee........................................................................8
U.S. Person...................................................................54
UCC...........................................................................50
Underlying Loans..........................................................10, 19
Underwriter Exemption.........................................................82
VA............................................................................16

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

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

                                  $305,000,000

                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                      GMACM HOME EQUITY LOAN TRUST 1999-2
                                     ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

               HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 1999-2

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                            BEAR, STEARNS & CO. INC.


                                NOVEMBER 3, 1999


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE TERM NOTES OFFERED HEREBY, NOR AN OFFER OF THE TERM NOTES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.


UNTIL FEBRUARY 9, 1999, ALL DEALERS SELLING THE TERM NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.